                       As filed with the Securities and Exchange Commission on June 28, 2002
                                                                                        Registration No. __________
===================================================================================================================
                                               SECURITIES AND EXCHANGE COMMISSION
                                                     WASHINGTON, D.C. 20549


                                                           FORM SB-2
                                    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                                     CELERITY SYSTEMS, INC.
                                              (Name of Registrant in Our Charter)

                DELAWARE                                   5136                                   52-2050585
                --------                                   ----                                   ----------
      (State or Other Jurisdiction of            (Primary Standard Industrial          (I.R.S. Employer Identification No.)
       Incorporation or Organization)             Classification Code Number)
          122 PERIMETER PARK DRIVE                                                             KENNETH D. VAN METER
         KNOXVILLE, TENNESSEE 37922                                                          122 PERIMETER PARK DRIVE
               (865) 539-5300                                                               KNOXVILLE, TENNESSEE 37922
 (Address and telephone number of Principal                                                       (865) 539-5300
  Executive Offices and Principal Place of                                         (Name, address and telephone number of agent
                 Business)                                                                         for service)

                                                             Copies to:
                     Clayton E. Parker, Esq.                                              Troy J. Rillo, Esq.
                    Kirkpatrick & Lockhart LLP                                         Kirkpatrick & Lockhart LLP
              201 S. Biscayne Boulevard, Suite 2000                              201 S. Biscayne Boulevard, Suite 2000
                       Miami, Florida 33131                                               Miami, Florida 33131
                          (305) 539-3300                                                     (305) 539-3300
                  Telecopier No.: (305) 358-7095                                     Telecopier No.: (305) 358-7095

         Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                                              PROPOSED MAXIMUM
                                                                            PROPOSED MAXIMUM     AGGREGATE
                                                                             OFFERING PRICE       OFFERING         AMOUNT OF
             TITLE OF EACH CLASS OF                     AMOUNT TO BE          PER SHARE (1)      PRICE (1)       REGISTRATION
           SECURITIES TO BE REGISTERED                   REGISTERED                                                   FEE
---------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.001 per share                899,075 Shares            $0.035            $31,468             $2.90
---------------------------------------------------------------------------------------------------------------------------------
Common stock underlying preferred stock               6,875,000 Shares            $0.035           $240,624            $22.13
---------------------------------------------------------------------------------------------------------------------------------
Common stock underlying warrants                        384,650 Shares            $0.035            $13,463             $1.24
---------------------------------------------------------------------------------------------------------------------------------
Common stock underlying convertible debentures       71,841,275 Shares            $0.035         $2,514,445           $231.33
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                80,000,000 Shares            $0.035         $2,800,000           $257.60
=================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of June 25, 2002.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                      Subject to completion, dated June 28, 2002

                             CELERITY SYSTEMS, INC.
                        80,000,000 SHARES OF COMMON STOCK

         This prospectus relates to the sale of up to 80,000,000 shares of our common stock by certain persons who are, or will become, stockholders of Celerity. Please refer to "Selling Stockholders" beginning on page 10. Celerity is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by us.


         The shares of common stock are being offered for sale on a "best efforts" basis by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. There are no minimum purchase requirements. These prices will fluctuate based on the demand for the shares of common stock.


         The selling stockholders consist of:

o Holders of convertible debentures that intend to sell up to 71,841,275 shares of common stock.

o Other  selling  stockholders,  who  intend to sell up to 8,158,725   shares of
common stock.


         Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.


         Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "CESY." On June 25, 2002, the last reported sale price of our common stock on the Over-the-Counter Bulletin Board was $0.035 per share.


         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.


         PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 5.


                                     PRICE TO PUBLIC        PROCEEDS TO SELLING
                                                               SHAREHOLDERS

                   Per share             $0.035                   $0.035
                                         ------                   ------

                     Total               $0.035                 $2,800,000
                                         ======                 ==========

         No underwriter or any other person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling shareholders will be placed in escrow, trust or any similar account.


         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  The date of this prospectus is ________, 2002.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY...........................................................1
SUMMARY FINANCIAL INFORMATION................................................3
RISK FACTORS.................................................................5
FORWARD-LOOKING STATEMENTS...................................................9
SELLING STOCKHOLDERS........................................................10
USE OF PROCEEDS.............................................................17
DILUTION....................................................................17
PLAN OF DISTRIBUTION........................................................18
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...................19
DESCRIPTION OF BUSINESS.....................................................27
MANAGEMENT..................................................................36
DESCRIPTION OF PROPERTY.....................................................40
LITIGATION PROCEEDINGS......................................................40
PRINCIPAL SHAREHOLDERS......................................................41
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................45
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY AND
   OTHER SHAREHOLDER MATTERS................................................47
DESCRIPTION OF SECURITIES...................................................48
EXPERTS.....................................................................51
LEGAL MATTERS...............................................................51
AVAILABLE INFORMATION.......................................................51
FINANCIAL STATEMENTS.......................................................F-1

--------------------------------------------------------------------------------

         We intend to distribute to our shareholders annual reports containing audited financial statements. Our audited financial statements for the fiscal year December 31, 2001, were contained in our Annual Report on Form 10-KSB.










                                       II

                               PROSPECTUS SUMMARY


                                   OUR COMPANY

         Prior to 1998, our major activity was selling digital video servers in the interactive video services market. All sales were in Korea, Israel, Taiwan and China. However, beginning in 1998, we focused our sales efforts in North America, and developed and sold the first production units of a new digital set top box, the T 6000.

         In February 1998, Celerity decided to scale back its CD-ROM segment to a maintenance mode of operations. Celerity developed a formal plan of disposal that became effective in May 1998. The segment had revenues of $-0- and $70,070 in 2001 and 2000, respectively. In February, 2001, Celerity sold the assets of its CD-ROM segment for 20 preferred shares of the buyer, which are convertible to common shares on a scheduled basis over a two-year period. As Celerity had written the assets of this segment down to zero, and the fair value of the shares of the buyer is not currently determinable, no gain or loss on this sale was recorded.

         We have continued to focus most of our development and production efforts during 2000 and 2001 on our T 6000 set top box. In addition, we are seeking new projects using our digital video servers, which could be deployed with the T 6000 or other compatible set top boxes. Our T 6000 set top box will be manufactured by Nextek, Inc. in Madison, AL and IES in Gray, TN.

         Management has also focused on attempting to obtain the necessary capital to maintain operations. We are continuing to seek financing, including possible strategic investment opportunities or opportunities to sell some or all of our assets and business, while continuing to pursue sales opportunities. We have narrowed our sales efforts to those which, we believe, have the best chance of closing in the near term. We continue to encounter a longer and more complex sales cycle than originally contemplated. The lack of sales or a significant financial commitment raises substantial doubt about our ability to continue as a going concern or to resume a full-scale level of operations. For the quarter ended March 31, 2002 and the year ended December 31, 2001, we had a net loss attributable to common shareholders of $(1,630,255) and $(4,791,361), respectively.

         Celerity had one interactive video customer that represented 75% of its revenues in 2001. Celerity had no revenues in 2000.


                                    ABOUT US

         Our principal office is located at 122 Perimeter Park Drive, Knoxville, Tennessee 37922. Our telephone number is (865) 539-5300.

                                  THE OFFERING

         This offering relates to the sale of common stock by certain persons who are, or will become, our stockholders. The selling stockholders consist of:

         o Holders of convertible debentures that intend to sell up to 71,841,275 shares of common stock.

         o Other selling stockholders, who intend to sell up to 8,158,725 shares of common stock.


          Celerity is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering.

COMMON STOCK OFFERED                                             80,000,000 shares by selling stockholders

OFFERING PRICE                                                   Market price

COMMON STOCK OUTSTANDING BEFORE THE OFFERING(1)(2)               20,795,068 shares

USE OF PROCEEDS                                                  We will not  receive any  proceeds  of the shares  offered by the selling stockholders.

RISK FACTORS                                                     The  securities  offered hereby involve a high degree of risk and immediate  substantial  dilution.  See "Risk Factors" and
                                                                 "Dilution."

OVER-THE-COUNTER BULLETIN BOARD SYMBOL                           CESY








-------------------

1 On April 9, 2002, Celerity's shareholders approved a one-for-twenty reverse stock split. This reverse stock split became effective at the close of business on April 24, 2002 and all share amounts referenced in this prospectus have been adjusted for the reverse stock split.

2 This table excludes outstanding options, warrants, convertible debentures and preferred stock, which, if exercised or converted into shares of common stock would result in Celerity issuing an additional 226,518,531 shares of common stock.

                          SUMMARY FINANCIAL INFORMATION

         The following information was taken from Celerity's financial statements for the quarter ended March 31, 2002 (unaudited) and the year ended December 31, 2001 (audited) appearing elsewhere in this filing. This information should be read in conjunction with such financial statements and the notes thereto. In management's opinion, all adjustment (consisting of normal recurring items) considered necessary for a fair presentation have been included.


                                                                              FOR THE THREE
                                                                                 MONTHS       FOR THE YEAR     FOR THE YEAR
                                                            FOR THE THREE        ENDED            ENDED            ENDED
                                                             MONTHS ENDED       MARCH 31,       DECEMBER 31,     DECEMBER 31,
                                                            MARCH 31, 2002        2001             2001             2000
                                                            --------------        ----             ----             ----
STATEMENT OF OPERATION DATA:

Revenues                                                    $     2,234       $    2,400     $     403,997    $          --
Cost of revenues                                                     --            3,240         1,163,129          717,755
                                                        ----------------  ---------------   ---------------   --------------
    Gross margin                                                  2,234             (840)         (759,132)        (717,755)
Operating expenses                                              822,009          654,956         5,865,710        3,666,014
                                                        ----------------  ---------------   ---------------   --------------
    Loss from operations                                       (819,775)        (655,796)       (6,624,842)      (4,383,769)
Interest expense                                               (762,037)         (68,494)       (1,481,402)        (930,740)
Income on equity warrant liability                              104,745               --         1,893,852               --
Loss on treasury stock                                               --               --         (227,500)               --
Other income (expense)                                              812            1,425            37,854          (8,084)
                                                        ----------------  ---------------   ---------------   --------------
       Loss before discontinued operations                  $(1,476,255)        (722,865)       (6,402,038)      (5,322,593)

Discontinued operations:
      Income on disposal of discontinued CD-ROM
    segments                                                         --               --                --           35,094
                                                        ----------------  ---------------   ---------------   --------------
     Loss before extraordinary items                        $(1,476,255)      $ (722,865)      $(6,402,038)      (5,287,499)
Extraordinary items
    Gain on extinguishment of debt                                   --               --            71,864               --
                                                        ----------------  ---------------   ---------------   --------------
Loss before cumulative effect of change in                   (1,476,255)        (722,865)       (6,330,174)      (5,287,499)
    accounting principle
Cumulative effect of change in accounting method                     --               --         2,598,813               --
                                                        ----------------  ---------------   ---------------   --------------
    Net loss                                                 (1,476,255)        (722,865)       (3,731,361)      (5,287,499)
Amortization of beneficial conversion feature and
    accretion of redeemable convertible preferred
    stock                                                      (154,000)         (30,628)         1,060,000          332,908
    Net loss attributable to common shareholders            $(1,630,255)      $ (753,493)    $  (4,791,361)   $  (5,620,407)
                                                        ================  ===============   ===============   ==============
Basic and diluted income (loss) per common share:
    Loss before discontinued operations                     $     (0.21)      $    (0.23)    $       (2.01)   $       (9.28)
       Discontinued operations                                       --               --                --             0.06
       Extraordinary items                                           --               --              0.02               --
      Cumulative effect of change in accounting
    principle                                                        --               --              0.82               --
      Net loss per share                                    $     (0.21)      $    (0.23)    $       (1.17)   $       (9.22)
Amortization of beneficial conversion feature and
    accretion of redeemable convertible preferred
    stock                                                         (0.02)           (0.01)            (0.33)           (0.58)
    Cumulative effect of change in accounting method                 --               --              0.82               --
                                                       ----------------- ---------------- ----------------- ----------------
Net income (loss) per share to common shareholders          $     (0.23)           (0.24)    $       (1.50)   $       (9.80)
                                                       ================= ================ ================= ================

                                                                                          MARCH 31, 2002
BALANCE SHEETS                                                                             (UNAUDITED)       DECEMBER 31, 2001
---------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash                                                                                          $   111,107         $   171,988
Accounts receivable                                                                                 1,908               4,282
Inventory, net                                                                                  2,192,111           2,184,334
                                                                                     --------------------------------------------
         Total current assets                                                                   2,305,126           2,360,604
Property and equipment, net                                                                       236,330             252,286
Debt  offering  costs,  net of  accumulated  amortization  of $280,617 and
         $157,418, respectively                                                                   916,238           1,076,187
Other assets                                                                                       20,900              20,900
                                                                                     --------------------------------------------
         Total assets                                                                         $ 3,478,594         $ 3,709,977
Liabilities, Redeemable Preferred Stock and Stockholders' Deficit
-----------------------------------------------------------------
Accounts payable                                                                              $ 2,095,965         $ 2,114,855
Accrued wages and related taxes                                                                    77,022              77,022
Accrued interest                                                                                  897,360             768,995
Other accrued liabilities                                                                         477,828             277,764
Notes payable - Related party                                                                     125,000             117,589
Equity warrant liability                                                                                -             134,374
Current maturities of long-term debt and capital lease obligations                                140,000             150,000
                                                                                     --------------------------------------------
         Total current liabilities                                                              3,813,175           3,640,599
                                                                                     --------------------------------------------
Long-term debt and capital lease obligations, less current maturities                           2,768,457           2,830,168
                                                                                     --------------------------------------------
         Total liabilities                                                                    $ 6,581,632         $ 6,470,767
                                                                                     --------------------------------------------
COMMITMENTS AND CONTINGENCIES:
Series   B convertible  preferred stock, $.01 par value;  authorized 100 shares;
         95 shares issued and outstanding at
         March 31, 2002 and December 31, 2001                                                     950,000             950,000

Series   C convertible preferred stock, $.01 par value; authorized 100 shares; 6 shares issued and outstanding at
         March 31, 2002 and December 31, 2001                                                      60,000              60,000

Series   D convertible  preferred stock, $.01 par value;  authorized 100 shares;
         5.4 and 0 shares issued and outstanding at
         March 31, 2002 and December 31, 2001                                                      54,000                  --

Series   E convertible  preferred stock, $.01 par value;  authorized 100 shares;
         10 and 0 shares issued and outstanding at
         March 31, 2002 and December 31, 2001                                                     100,000                  --

Common stock, $.001 par value, 250,000,000 shares authorized,
         8,939,504 and 4,939,766 issued and outstanding
         at March 31, 2002 and December 31, 2001, respectively                                      8,939               4,940
Additional paid-in capital                                                                     34,303,178          33,173,170
Accumulated deficit                                                                           (38,579,155)        (36,948,900)
                                                                                     --------------------------------------------
         Total stockholders' deficit                                                          (4,267,038)         (3,770,790)
                                                                                     --------------------------------------------
         Liabilities, Convertible Preferred Stock and Stockholders' Deficit                   $ 3,478,594         $ 3,709,977

                                  RISK FACTORS

         We are subject to various risks which may materially harm our business, financial condition and results of operations. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.


                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

         We have historically lost money. In the three months ended March 31, 2002 and year ended December 31, 2001, we sustained losses from operations of $819,775 and $6.6 million, respectively. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

         Our operations have relied almost entirely on external financing to fund our operations. Such financing has historically come from a combination of borrowings from and sale of common stock to third parties and funds provided by certain officers and directors. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing will be required to cover our operating costs. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price.

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN DUE TO RECURRING LOSSES AND WORKING CAPITAL SHORTAGES, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING

         The report of our independent accountants on our December 31, 2001 financial statements included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to recurring losses and working capital shortages. Our ability to continue as a going concern will be determined by our ability to obtain additional funding. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

         Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

         o     With a price of less than $5.00 per share;

         o     That are not traded on a "recognized" national exchange;

         o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

         o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

         Our success largely depends on the efforts and abilities of key executives and consultants, including Kenneth D. Van Meter, our Chief Executive Officer, President and Chairman of the Board. The loss of the services of Mr. Van Meter could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We have an employment agreement with Mr. Van Meter. We do not presently maintain a key-man life insurance policy on Mr. Van Meter.

LACK OF PATENT AND COPYRIGHT PROTECTION

         Although we have filed a provisional patent application with respect to certain technology, we hold no patents and have not generally filed patent applications. Our methods of protecting our proprietary knowledge may not afford adequate protection. We cannot assure you that any patents applied for will be issued, or, if issued, that such patents would provide them with meaningful protection from competition.

RISK OF THIRD PARTY CLAIMS OF INFRINGEMENT

         Technology-based industries, such as ours, are characterized by an increasing number of patents and frequent litigation based on allegations of patent infringement. From time to time, third parties may assert patent, copyright and other intellectual property rights to technologies that are important to us. While there currently are no outstanding infringement claims pending by or against us, we cannot assure you that third parties will not assert infringement claims against us in the future, that assertions by such parties will not result in costly litigation, or that they will not prevail in any such litigation. In addition, we cannot assure you that we will be able to license any valid and infringed patents from third parties on commercially reasonable terms or, alternatively, be able to redesign products on a cost-effective basis to avoid infringement. Any infringement claim or other litigation against or by us could have a material adverse effect on us.

NO ASSURANCE OF TECHNOLOGICAL SUCCESS

         Our ability to commercialize our products is dependent on the advancement of our existing technology. In order to obtain and maintain a significant market share we will continually be required to make advances in technology. Due to cash shortages, we did not expend any money in research and development in 2000 and 2001. We cannot assure you that our research and development efforts will result in the development of such technology on a timely basis or at all. Any failures in such research and development efforts could result in significant delays in product development and have a material adverse effect on us. We cannot assure you that we will not encounter unanticipated technological obstacles which either delay or prevent us from completing the development of our products.

         We believe there are certain technological obstacles to be overcome in order to develop future products. These obstacles include the lack of an electronic data interchange server interface (used for real-time exchange of data between servers) and enhancements in the ability to access and utilize information stored on remote servers. In certain cases, we will be dependent upon technological advances which must be made by third parties. We cannot assure you that they or such third parties will not encounter technological obstacles which either delay or prevent us from completing the development of our future products. Such obstacles could have a material adverse effect on us.

CERTAIN OF OUR PRODUCTS AND SERVICES ARE REGULATED BY THE FEDERAL COMMUNICATIONS COMMISSION, WHICH MAY IMPOSE BURDENSOME REGULATIONS ON US

         The Federal Communications Commission and certain state agencies regulate certain of our products and services and certain of the users of such products and services. We are also subject to regulations applicable to businesses generally, including regulations relating to manufacturing. In addition, regulatory authorities in foreign countries in which we may sell our products may impose similar or more extensive governmental regulations.

         We rely upon, and contemplate that we will continue to rely upon, our corporate partners or interactive video system sponsors to comply with applicable regulatory requirements. We cannot assure you that such regulations will not materially adversely affect us by jeopardizing the projects in which we are participating, by imposing burdensome regulations on the users of our products, by imposing sanctions that directly affect us, or otherwise. Changes in the regulatory environment relating to the industries in which we compete could have a material adverse effect on us. We cannot predict the effect that future regulation or regulatory changes may have on our business.

WE DO NOT MAINTAIN ANY PRODUCT LIABILITY INSURANCE, WHICH MAY EXPOSE US TO THE EXPENSE OF DEFENDING ANY LIABILITY CLAIMS

         The manufacture and sale of our products entails the risk of product liability claims. In addition, many of the telephone, cable and other large companies with which we do or may do business may require financial assurances of product reliability. At the present time we do not maintain product liability insurance.


                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 20,795,068 shares of our common stock outstanding as of June 25, 2002, 18,875,854 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 1,919,214 shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. In addition, there are outstanding options, warrants, convertible debentures, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock, which, upon exercise or conversion, together with the shares of common stock to be issued, would result in the issuance of an additional 226,518,531 shares of our common stock. Of this total, we are registering 80,000,000 shares of common stock underlying warrants, debentures, and preferred stock. All such shares may be immediately resold in the public market upon effectiveness of the accompanying registration statement.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

         The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 80,000,000 shares of common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

THE SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR STOCK CAUSED BY THE SALE OF MATERIAL AMOUNTS OF COMMON STOCK UNDER THE ACCOMPANYING REGISTRATION STATEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF OUR STOCK PRICE

         The significant downward pressure on our stock price caused by the sale of stock registered in this offering could encourage short sales by third parties. Such short sales could place further downward pressure on our stock price.

OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

         Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

THE ISSUANCE OF SHARES OF COMMON STOCK UNDER THIS OFFERING COULD RESULT IN A CHANGE OF CONTROL

         We are registering 80,000,000 shares of common stock in this offering. These shares represent over 79% of our outstanding common stock, and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to assume control of Celerity by electing its or their own directors.

WE MAY NOT HAVE ENOUGH SHARES OF COMMON STOCK AVAILABLE TO ISSUE IN CONNECTION WITH THE EXERCISE OR CONVERSION OF OUTSTANDING OPTIONS, WARRANTS, CONVERTIBLE DEBENTURES AND PREFERRED STOCK, WHICH MEANS THAT CELERITY COULD BE LIABLE TO THE HOLDERS OF SUCH SECURITIES FOR FAILING TO MEET ITS OBLIGATIONS WHEN REQUIRED

         We have 20,795,068 shares of common stock outstanding, together with outstanding options, warrants, debentures and preferred stock that are exercisable or convertible into 226,518,531 shares of common stock. On a fully diluted basis, Celerity would have 247,313,599 shares of common stock outstanding and 250,000,000 shares of common stock authorized in its Certificate of Incorporation. The number of shares to be issued upon exercise or conversion will increase as the price of our common stock declines. Accordingly, we may not have enough shares of authorized common stock to meet our obligations. Celerity could be liable for damages resulting from its failure to have enough shares of authorized common stock to issue to the holders of convertible or exercisable securities when required.

                           FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

         The  following  table  presents   information   regarding  the  selling
stockholders. None of the selling stockholders have held a position or office, or had any other material relationship, with us, except as follows:

         o     David Hultquist is a director of Celerity.

         o David Leigh, Sally Snyder and Edward Souther provide accounting services.

         o     Edward  Kidston  makes  the  investment  decisions  on  behalf of
               Kidston   Consultants,   TKM   Partnership   and  Kidston  Family
               Companies. Mr. Kidston is a director of Celerity.

         The people identified below make the investment decisions on behalf of the entities specified.

         o All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, LLC, makes the investment decisions on behalf of Yorkville Advisors.

         o Hal Hendricks makes the investment decisions on behalf of Bob-Mor, Inc.

         o     Dan Churchill  makes the  investment  decisions on behalf of DKMT
               Company.

         o     Qihu Guan  makes  the  investment  decisions  on behalf of Keyway
               Holdings.

         The table follows:

----------------------------------------------------------------------------------------------------------------------------
                                                                        PERCENTAGE                           PERCENTAGE
                                                                       OF OUTSTANDING                      OF OUTSTANDING
                                                         SHARES            SHARES                              SHARES
                                                      BENEFICIALLY      BENEFICIALLY                        BENEFICIALLY
                                                      OWNED BEFORE      OWNED BEFORE    SHARES TO BE SOLD    OWNED AFTER
SELLING STOCKHOLDER       TYPES OF SECURITIES          OFFERING(1)       OFFERING(1)    IN THE OFFERING(1)   OFFERING(2)
----------------------------------------------------------------------------------------------------------------------------
Acuff, Paul               Common Stock **                       433                 *               433           0.00%

Angelo, Mark              Preferred Series E                625,000             2.92%           625,000           0.00%

Anoff, Robert             Common Stock Underlying         1,666,667             7.42%           466,720           5.34%
                          Convertible Debentures

Arab Commerce Bank        Common Stock Underlying         6,666,667            24.28%         1,866,881          17.48%
                          Convertible Debentures

Banta, Joseph             Common Stock **                     6,235                 *             6,235           0.00%

Beckman, Matt             Preferred Series E                125,000                 *           125,000           0.00%

Bob-Mor, Inc.             Preferred Series B                 83,000                 *            83,000           0.00%

Borne, Timothy            Common Stock Underlying         6,666,667            24.28%         1,866,881          17.48%
                          Convertible Debentures

                          Preferred Series B                 50,000                 *            50,000           0.00%

Boyd, Chris               Common Stock **                    10,932                 *            10,932           0.00%

Broussard, Roger          Common Stock                        1,980                 *             1,980           0.00%



                                                            10

------------------------------------------------------------------------------------------------------------------
                                                                 PERCENTAGE                        PERCENTAGE
                                                                OF OUTSTANDING                   OF OUTSTANDING
                                                    SHARES          SHARES            SHARES         SHARES
                                                 BENEFICIALLY    BENEFICIALLY         TO BE       BENEFICIALLY
                                                 OWNED BEFORE    OWNED BEFORE      SOLD IN THE     OWNED AFTER
SELLING STOCKHOLDER    TYPES OF SECURITIES        OFFERING(1)     OFFERING(1)       OFFERING(1)    OFFERING(2)
------------------------------------------------------------------------------------------------------------------

                       Common Stock **                  19,408               *         19,408           0.00%

Brumgard, David        Common Stock                      2,200               *          2,200           0.00%

Bumb, Walter           Preferred Series B               22,000               *         22,000           0.00%

Camfield, Markus       Common Stock **                   4,712               *          4,712           0.00%

Chang, Chien Chun      Common Stock Underlying       7,366,667          26.16%      2,062,903          18.83%
                       Convertible Debentures

Chau, Sui Wa           Common Stock Underlying      10,000,000          32.47%      2,800,321          23.38%
                       Convertible Debentures

Collins, Frank         Common Stock Underlying       1,000,000           4.59%        280,032           3.30%
                       Convertible Debentures

Conard, Rodney         Preferred Series C                6,250               *          6,250           0.00%

                       Preferred Series D               25,000               *         25,000           0.00%

Cornell Capital        Common Stock Underlying               0               *     15,816,187          43.20%
Partners, L.P.         Convertible Debentures

                       Common Stock                    108,000               *        108,000           0.00%

Davey, Pete            Preferred Series D               50,000               *         50,000           0.00%

Denish, Adam           Common Stock Underlying         666,667           3.11%        186,688           2.24%
                       Convertible Debentures

Denish, Carole         Common Stock Underlying       2,333,333          10.09%        653,408           7.26%
                       Convertible Debentures

Dhanda, Anand          Common Stock Underlying       3,333,333          13.81%        933,440           9.95%
                       Convertible Debentures

                       Preferred Series B               50,000               *         50,000           0.00%

DKMT Company           Preferred Series B              200,000               *        200,000           0.00%

Donahue, Joe           Common Stock                     56,000               *         56,000           0.00%

Eicke, Gerald          Common Stock Underlying         666,667           3.11%        186,688           2.24%
                       Convertible Debentures

                       Common Stock                     10,000               *         10,000           0.00%

                       Preferred Series E              125,000               *        125,000           0.00%

Farrell, Robert        Common Stock                     40,500               *         40,500           0.00%

Fashandi, Hamid        Preferred Series E              250,000           1.19%        250,000           0.00%

Faucher, Mike & Vicki  Preferred Series C               12,500               *         12,500           0.00%

Frintzilas, Thomas     Preferred Series D               50,000               *         50,000           0.00%

Fussner, Ken           Common Stock ****                12,500               *         12,500           0.00%

                       Preferred Series B               25,000               *         25,000           0.00%

Fussner, Paul          Common Stock ****                12,500               *         12,500           0.00%

                       Preferred Series B               25,000               *         25,000           0.00%

Fussner, William       Common Stock ****                 5,000               *          5,000           0.00%

                       Preferred Series B               10,000               *         10,000           0.00%



                                                        11

------------------------------------------------------------------------------------------------------------------
                                                                 PERCENTAGE                        PERCENTAGE
                                                                OF OUTSTANDING                   OF OUTSTANDING
                                                    SHARES          SHARES            SHARES         SHARES
                                                 BENEFICIALLY    BENEFICIALLY         TO BE       BENEFICIALLY
                                                 OWNED BEFORE    OWNED BEFORE      SOLD IN THE     OWNED AFTER
SELLING STOCKHOLDER    TYPES OF SECURITIES        OFFERING(1)     OFFERING(1)       OFFERING(1)    OFFERING(2)
------------------------------------------------------------------------------------------------------------------

Georgiou, Anna         Common Stock Underlying         606,061           2.83%        169,717           2.04%
                       Convertible Debentures

Georgiou, Christina    Common Stock Underlying         181,818               *         50,915               *
                       Convertible Debentures

Giannatonio, Gary      Common Stock Underlying         181,818               *         50,915               *
                       Convertible Debentures

Gillian, Alice         Common Stock **                   1,578               *          1,578           0.00%

Gonzalez, David        Preferred Series E              500,000           2.35%        500,000           0.00%

Gonzalez, Lazara       Common Stock Underlying         181,818               *         50,915               *
                       Convertible Debentures

Haines, Carole         Common Stock ****                 5,000               *          5,000           0.00%
                       Preferred Series B               10,000               *         10,000           0.00%

Harb, Steve            Common Stock ***                  1,104               *          1,104           0.00%

Hodge, Keith           Common Stock **                   6,010               *          6,010           0.00%

Holland, Gerald        Common Stock Underlying       4,060,606          16.34%      1,137,100          11.76%
                       Convertible Debentures

Holland, Kathleen      Common Stock Underlying         181,818               *         50,915               *
                       Convertible Debentures

Honeycutt, Debra       Common Stock **                     774               *            774           0.00%

Hultquist, David       Common Stock                     25,357               *         25,357           0.00%
                       Common Stock ****                22,700               *         22,700           0.00%
                       Preferred Series B               40,000               *         40,000           0.00%
                       Preferred Series D               50,000               *         50,000           0.00%

Hungerford, David      Common Stock Underlying       2,666,667          11.37%        746,752           8.18%
                       Convertible Debentures

Huntley, David         Preferred Series C               12,500               *         12,500           0.00%

Huntley, Debbie        Preferred Series C               12,500               *         12,500           0.00%

Internet Finance       Common Stock ****                25,000               *         25,000           0.00%
Corporation

Jessen, Michael        Common Stock Underlying       7,566,667          26.68%      2,118,910          19.21%
                       Convertible Debentures
                       Preferred Series B               50,000               *         50,000           0.00%

Jinks, Daniel          Preferred Series C                6,250               *          6,250           0.00%
                       Preferred Series D               25,000               *         25,000           0.00%

Jinnah, Riyzah         Common Stock Underlying       1,666,667           7.42%        466,720           5.34%
                       Convertible Debentures
                       Preferred Series B               50,000               *         50,000           0.00%

Kanakis, Chris         Common Stock Underlying         242,425           1.15%         67,887               *
                       Convertible Debentures

Kanakis, Chrystalia    Common Stock Underlying         242,425           1.15%         67,887               *
                       Convertible Debentures


                                                        12

------------------------------------------------------------------------------------------------------------------
                                                                 PERCENTAGE                        PERCENTAGE
                                                                OF OUTSTANDING                   OF OUTSTANDING
                                                    SHARES          SHARES            SHARES         SHARES
                                                 BENEFICIALLY    BENEFICIALLY         TO BE       BENEFICIALLY
                                                 OWNED BEFORE    OWNED BEFORE      SOLD IN THE     OWNED AFTER
SELLING STOCKHOLDER    TYPES OF SECURITIES        OFFERING(1)     OFFERING(1)       OFFERING(1)    OFFERING(2)
------------------------------------------------------------------------------------------------------------------

Kanakis, George        Common Stock Underlying       1,030,303           4.72%        288,518           3.40%
                       Convertible Debentures

Kandell, Robert        Common Stock Underlying       1,000,000           4.59%        280,032           3.30%
                       Convertible Debentures

Kaplan, Michael        Preferred Series B               20,000               *         20,000           0.00%

Kelly, Steve           Common Stock **                   4,351               *          4,351           0.00%

Kelly, Thomas          Preferred Series B               40,000               *         40,000           0.00%

Kesselbrenner, Michael Common Stock                     12,000               *         12,000           0.00%

Keyway Holdings        Common Stock Underlying       6,666,667          24.28%      1,866,881          17.48%
                       Convertible Debentures

Kidston, Ed            Common Stock                     81,659               *         81,659           0.00%

                       Common Stock ****                50,000               *         50,000           0.00%

                       Preferred Series B              106,668               *        106,668           0.00%

                       Preferred Series E            3,000,000          13.36%      3,000,000           0.00%

Kitchell, Gary         Common Stock Underlying       1,000,000           4.59%        280,032           3.30%
                       Convertible Debentures

Kohn, Edward           Preferred Series C               12,500               *         12,500           0.00%

Krueger, Patrice       Common Stock **                   2,379               *          2,379           0.00%

Lai, Kwok Leung        Common Stock Underlying       6,666,667          24.28%      1,866,881          17.47%
                       Convertible Debentures

Legnosky, Robert       Common Stock Underlying         181,818               *         50,915               *
                       Convertible Debentures

Leigh, David           Common Stock ***                 85,257               *         85,257           0.00%

Levin, Jennifer        Common Stock Underlying         181,818               *         50,915               *
                       Convertible Debentures

Levin, Meir            Common Stock Underlying       1,333,333           6.03%        373,376           4.34%
                       Convertible Debentures

                       Preferred Series E              375,000               *        375,000           0.00%

Li, Dan                Common Stock Underlying       6,666,667          24.28%      1,866,881          17.48%
                       Convertible Debentures

Longnecker, Cabot      Common Stock **                     398               *            398           0.00%

Lu, Zhongwei           Common Stock Underlying       3,333,333          13.81%        933,440           9.95%
                       Convertible Debentures

Mantooth, Sophie       Preferred Series B                2,222               *          2,222           0.00%

Marinello, Salvatore   Common Stock Underlying         333,333           1.58%         93,344           1.14%
                       Convertible Debentures

                       Preferred Series B               10,000               *         10,000           0.00%

Martin, John           Common Stock Underlying       8,333,333          28.61%      2,333,601          20.60%
                       Convertible Debentures

                       Preferred Series B               50,000               *         50,000           0.00%



                                                        13

------------------------------------------------------------------------------------------------------------------
                                                                 PERCENTAGE                        PERCENTAGE
                                                                OF OUTSTANDING                   OF OUTSTANDING
                                                    SHARES          SHARES            SHARES         SHARES
                                                 BENEFICIALLY    BENEFICIALLY         TO BE       BENEFICIALLY
                                                 OWNED BEFORE    OWNED BEFORE      SOLD IN THE     OWNED AFTER
SELLING STOCKHOLDER    TYPES OF SECURITIES        OFFERING(1)     OFFERING(1)       OFFERING(1)    OFFERING(2)
------------------------------------------------------------------------------------------------------------------

Mayblum, Adam          Preferred Series B               15,000               *         15,000           0.00%

McCormick, Wayne       Common Stock ****                40,000               *         40,000           0.00%

                       Preferred Series B               80,000               *         80,000           0.00%

McDonnel, George       Common Stock Underlying       4,000,000          16.13%      1,120,128          11.61%
                       Convertible Debentures

McNamara, Jack         Common Stock Underlying         181,818               *         50,915               *
                       Convertible Debentures

Miller, David          Common Stock Underlying      10,000,000          32.47%      2,800,321          23.38%
                       Convertible Debentures

                       Preferred Series B               50,000               *         50,000           0.00%

Misiak, Mary Ellen     Common Stock Underlying      20,000,000          49.03%      5,600,642          35.30%
                       Convertible Debentures

                       Common Stock                     56,500               *         56,500           0.00%

Murphy, William        Common Stock Underlying      23,333,333          52.88%      6,534,082          38.07%
                       Convertible Debentures

                       Preferred Series B              100,000               *        100,000           0.00%

Newman, Christine      Preferred Series D               50,000               *         50,000           0.00%

Ninedorf, Justin       Common Stock **                   1,140               *          1,140           0.00%

Northrup, Bill         Common Stock ****                 5,000               *          5,000           0.00%

                       Preferred Series B               10,000               *         10,000           0.00%

Pierce, Thomas         Common Stock                      1,444               *          1,444           0.00%

Price, Christopher     Common Stock                     10,000               *         10,000           0.00%

Ramge, Ronald          Preferred Series B               10,000               *         10,000           0.00%

Rattiff, James         Common Stock Underlying       5,366,667          20.51%      1,502,839          14.77%
                       Convertible Debentures

Robbins, Herbert       Common Stock Underlying       5,366,667          20.51%      1,502,839          14.77%
                       Convertible Debentures

Russel, Scott          Common Stock **                     509               *            509           0.00%

Ryneveld, Robert       Common Stock Underlying       3,333,333          13.81%        933,440           9.95%
                       Convertible Debentures

Saparito, Robert       Common Stock Underlying       3,733,333          15.22%      1,045,450          10.96%
                       Convertible Debentures

Schaeffer, Stephen     Common Stock ****                10,000               *         10,000           0.00%

                       Preferred Series B               20,000               *         20,000           0.00%

                       Preferred Series D               20,000               *         20,000           0.00%

Schwartz, Mark         Preferred Series B               20,000               *         20,000           0.00%

Scruggs, Fenton        Common Stock                      2,367               *          2,367           0.00%

Scruggs, Fenton Jr.    Preferred Series B                2,222               *          2,222           0.00%

Scruggs, Stephanie     Preferred Series B                2,222               *          2,222           0.00%



                                                        14

------------------------------------------------------------------------------------------------------------------
                                                                 PERCENTAGE                        PERCENTAGE
                                                                OF OUTSTANDING                   OF OUTSTANDING
                                                    SHARES          SHARES            SHARES         SHARES
                                                 BENEFICIALLY    BENEFICIALLY         TO BE       BENEFICIALLY
                                                 OWNED BEFORE    OWNED BEFORE      SOLD IN THE     OWNED AFTER
SELLING STOCKHOLDER    TYPES OF SECURITIES        OFFERING(1)     OFFERING(1)       OFFERING(1)    OFFERING(2)
------------------------------------------------------------------------------------------------------------------

Severance, Stephen     Common Stock                      4,000               *          4,000           0.00%

Shan, Lam King         Common Stock Underlying      10,000,000          32.47%      2,800,321          23.38%
                       Convertible Debentures

Shoshilos, Christina   Common Stock Underlying         181,818               *         50,915               *
                       Convertible Debentures

Shoshilos, Katherine   Common Stock Underlying         424,243           2.00%        118,802           1.44%
                       Convertible Debentures

Shoshilos, Lucas       Common Stock Underlying         181,818               *         50,915               *
                       Convertible Debentures

Shoshilos, Nicholas    Common Stock Underlying         424,243           2.00%        118,802           1.44%
                       Convertible Debentures

Silverstein, Robert    Common Stock Underlying       1,000,000           4.59%        280,032           3.30%
                       Convertible Debentures

Simpson, Gerald        Common Stock Underlying      16,666,667          44.49%      4,667,202          32.03%
                       Convertible Debentures

                       Preferred Series B              100,000               *        100,000           0.00%

Skillman, Dean         Common Stock ****                20,000               *         20,000           0.00%

                       Preferred Series B               40,000               *         40,000           0.00%

Snyder, Sally          Common Stock ***                 68,019               *         68,019           0.00%

Soto, Robert           Preferred Series B               15,000               *         15,000           0.00%

Souther, Edward        Common Stock ***                272,071           1.31%        272,071           0.00%

Strauss, Marvin        Common Stock Underlying       1,000,000           4.59%        280,032           3.30%
                       Convertible Debentures

Thompson, Bruce        Common Stock                      1,758               *          1,758           0.00%

                       Common Stock ****                50,000               *         50,000           0.00%

                       Preferred Series B              106,666               *        106,666           0.00%

TKM Partnership        Preferred Series B              100,000               *        100,000           0.00%

Wasilesku, Jordanna    Preferred Series C               12,500               *         12,500           0.00%

Yorkville Advisors     Common Stock ****               126,950               *        126,950           0.00%

Zhu, Hong              Preferred Series B               15,000               *         15,000           0.00%
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
SUBTOTAL               COMMON STOCK                      899,075                    899,075
--------------------------------------------------------------------------------------------------------------
SUBTOTAL               CONVERTIBLE DEBENTURES        200,066,670                 71,841,275
--------------------------------------------------------------------------------------------------------------
SUBTOTAL               WARRANTS                          384,650                    384,650
--------------------------------------------------------------------------------------------------------------
SUBTOTAL               PREFERRED STOCK SERIES B        1,530,000                  1,530,000
--------------------------------------------------------------------------------------------------------------
SUBTOTAL               PREFERRED STOCK SERIES C           75,000                     75,000
--------------------------------------------------------------------------------------------------------------
SUBTOTAL               PREFERRED STOCK SERIES D          270,000                    270,000
--------------------------------------------------------------------------------------------------------------
SUBTOTAL               PREFERRED STOCK SERIES E        5,000,000                  5,000,000
--------------------------------------------------------------------------------------------------------------

                                                           15

------------------------------------------------------------------------------------------------------------------
                                                                 PERCENTAGE                        PERCENTAGE
                                                                OF OUTSTANDING                   OF OUTSTANDING
                                                    SHARES          SHARES            SHARES         SHARES
                                                 BENEFICIALLY    BENEFICIALLY         TO BE       BENEFICIALLY
                                                 OWNED BEFORE    OWNED BEFORE      SOLD IN THE     OWNED AFTER
SELLING STOCKHOLDER    TYPES OF SECURITIES        OFFERING(1)     OFFERING(1)       OFFERING(1)    OFFERING(2)
------------------------------------------------------------------------------------------------------------------

GRAND TOTAL COMMON STOCK                          208,223,395                       80,000,000
============================================================================================================================

*        Less than 1%.

**       Commons stock received as compensation for payroll.

***      Common stock received as compensation for consulting services.

****     Common stock underlying warrants.

 (1) Shares beneficially owned and the percentage of outstanding shares is based on 20,795,068 shares of common stock outstanding as of June 25, 2002, together with shares deemed beneficially owned by each such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that may be obtained within 60 days of June 25, 2002 are deemed to be beneficially owned by the person holding such securities that are convertible or exchangeable into shares of common stock for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Percentage of outstanding shares is based on 100,795,068 shares of common stock outstanding assuming all securities beneficially owned are exercised pursuant to registration. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that may be obtained within 60 days of June 25, 2002 are deemed to be beneficially owned by the person holding such securities that are convertible or exchangeable into shares of common stock for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) On June 1, 2002, Cornell Capital Partners entered into a lock-up agreement by which Cornell agreed not to convert any convertible debentures in an amount that would result in Cornell being deemed an "affiliate" under Rule 144 promulgated under the Securities Act of 1933, as amended. In addition, subject to board approval, Cornell Capital Partners verbally agreed with Celerity to discontinue the accrual  of  interest  and  penalties  and to cap all  amounts  owed to
         Cornell at $1.2 million (inclusive of principal, interest and penalties), as well as revising the conversion price. The new conversion price will be equal to (i) 87.5% of the average closing bid price of the common stock for the 5 trading days immediately preceding the conversion date or (ii) the price of $0.06 per share, if any. The new conversion price reduced the discount from 75% to 87.5% and to the extent applicable increased the fixed price from $0.04 per share to $0.06 per share.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling shareholders of our company. There will be no proceeds to our company from the sale of shares of common stock in this offering.

                                    DILUTION

      Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering.

      Our net tangible book value as of March 31, 2002 was ($4,042,084) or ($0.45) per share of common stock. Net tangible book value is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.

      On March 31, 2002, if we assume that we had issued 80,000,000 shares of common stock on the conversion of outstanding warrants, debentures, and preferred stock, our net tangible book value as of March 31, 2002 would have been ($4,042,084) or ($0.045) per share.

                              PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of the common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify certain selling stockholders and their controlling persons against certain liabilities, including liabilities under the Securities Act. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders.

      The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock of Celerity while such selling shareholders are distributing shares covered by this prospectus. Accordingly, the selling shareholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      THE FOLLOWING INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF CELERITY AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS FILING. STATEMENTS IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION AND ELSEWHERE IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS."

OVERVIEW

      Prior to 1998, our major activity was selling digital video servers in the interactive video services market. All sales were in Korea, Israel, Taiwan and China. However, beginning in 1998, we focused our sales efforts in North America, and developed and sold the first production units of a new digital set top box, the T 6000.

      In February 1998, Celerity decided to scale back its CD-ROM segment to a maintenance mode of operations. Celerity developed a formal plan of disposal that became effective in May 1998. The segment had revenues of $-0- and $70,070 in 2001 and 2000, respectively. In February, 2001, Celerity sold the assets of its CD-ROM segment for 20 preferred shares of the buyer, which are convertible to common shares on a scheduled basis over a two-year period. As Celerity had written the assets of this segment down to zero, and the fair value of the shares of the buyer is not currently determinable, no gain or loss on this sale was recorded.

      We have continued to focus most of our development and production efforts during 2000 and 2001 on our T 6000 set top box. In addition, we are seeking new projects using our digital video servers, which could be deployed with the T
6000 or other compatible set top boxes. Our T 6000 set top box will be manufactured by Nextek, Inc. in Madison, AL and IES in Gray, TN.

      Management has also focused on attempting to obtain the necessary capital to maintain operations. We are continuing to seek financing, including possible strategic investment opportunities or opportunities to sell some or all of our assets and business, while continuing to pursue sales opportunities. We have narrowed our sales efforts to those which, we believe, have the best chance of closing in the near term. We continue to encounter a longer and more complex sales cycle than originally contemplated. The lack of sales or a significant financial commitment raises substantial doubt about our ability to continue as a going concern or to resume a full-scale level of operations. For the quarter ended March 31, 2002 and the year ended December 31, 2001, we had a net loss attributable to common shareholders of $(1,630,255) and $(4,791,361), respectively.

      Celerity had one interactive video customer that represented 75% of its revenues in 2001. Celerity had no revenues in 2000.

RESULTS OF OPERATIONS


      THREE MONTHS ENDED MARCH 31, 2002 COMPARED TO THREE MONTHS ENDED MARCH 31, 2001

          REVENUES

      We had revenues $2,234 for the quarter ended March 31, 2002, compared to $2,400 for the same period in 2001. The low level of sales is the result of constrained sales and marketing activities caused by cash shortages. We have begun focusing our sales efforts to those which, we believe, have the best chance of closing in the near term. In that regard, we have made progress in the education markets. In the three months ended March 31, 2002, we received orders from three schools for approximately $587,000 of products. These orders are not considered sales until we ship the products. Shipments are expected to occur in the second and third quarters of 2002. We market our product for the education market as the DigiKnow Digital Education System. Partial financing for the purchase of inventory and payment of final assembly has been provided by Kidston Communications, a company controlled by Ed Kidston, a director and shareholder of our company.


          COSTS OF REVENUES

      Costs of revenues were $-0- in the first quarter of 2002, compared to $3,240 in 2001. We had a gross margin of $2,234 in the first quarter of 2002, compared to a negative gross margin of $840 in the same period of 2001.

          OPERATING EXPENSES

      Operating expenses for the three months ending March 31, 2002 were $822,009, compared to $654,956 for the same period in 2001. This increase results primarily from higher payroll costs in 2002 of approximately $151,000 and increased amortization of debt offering costs of approximately $120,000. These increases were partially offset by a decrease of approximately $59,000 in contract labor costs incurred for the development of software to be used in our interactive digital video system as these contractors were replaced by employees. Also, professional services decreased approximately $67,000 in the first quarter of 2002, compared to the same period in 2001.

          INTEREST EXPENSES

      Interest expense in the first quarter of 2002 was $762,037, compared to $68,494 in the same period of 2001. Of these amounts, $611,438 and $46,001 in 2002 and 2001, respectively, are non-cash expenses incurred as a result of the amortization of a charge to interest expense for the beneficial conversion features of certain convertible debentures outstanding as of March 31, 2002. Additionally, the first quarter of 2002 was impacted by $119,831 of liquidated damages recorded due to the lack of having an effective registration statement relating to those same convertible debentures.

          EQUITY WARRANT INCOME

      For the three months ended March 31, 2002, we had income on equity warrant liability of $104,745. This amount represents a mark-to-market adjustment in connection with warrants to purchase common stock which are outstanding. The value of these warrants and the resulting mark-to-market adjustment was determined using the Black-Scholes Option Pricing Model with the following assumptions: risk-free interest rate of 2.66%, expected dividends of zero, volatility of 253.58% and expected lives ranging from 1 month to 4 1/2 years.

          NET LOSS

      As a result of the above factors, we had a net loss of $1,476,255 or $0.21 per share, for the quarter ended March 31, 2002, compared to a net loss of $722,865, or $0.23 per share for the same period in 2001.

      We recognized a beneficial conversion feature for various convertible debentures outstanding at March 31, 2002 as discount on the convertible debentures and as additional paid-in capital. The unamortized discount remaining at March 31, 2002, $1,079,243, will be amortized as a non-cash interest expense over the five year period between the date of issuance of the convertible debentures to the stated redemption date of the debentures. For the three months ended March 31, 2002 and 2001, we had an amortization of beneficial conversion feature of $154,000 and $30,628, respectively. Upon conversion prior to the stated date of redemption the remaining unamortized discount will be recognized as a non-cash interest expense.

      In addition, we had outstanding convertible preferred stock. At issuance the conversion price of the Series D Convertible Preferred Stock was at a discount to the price of our common stock. The Series D Convertible Preferred Stock is considered perpetual preferred stock. As a result, we recorded a $54,000 dividend relative to the beneficial conversion feature of the Series D Convertible Preferred Stock. At issuance the conversion price of the Series E Preferred Stock was at a discount to the price of our common stock. The Series E Preferred Stock is considered perpetual preferred stock. As a result, we recorded a $100,000 dividend relative to the beneficial conversion feature of the Series E Preferred Stock.

      YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

          REVENUES

      Revenues for the year ended December 31, 2001 were $403,997 compared to $-0- for the year ended December 31, 2000. This increase is primarily from sales of digital video systems to the education and hospitality markets. The continuing low level of interactive digital video systems sales is a result of the constrained sales and marketing activities caused by our cash shortage and delays associated in 2000 with the production of the T 6000 set top box.

          COSTS OF REVENUES

      Costs of revenues were $1,163,129 in 2001 compared to $717,755 in 2000. We had a negative gross margin of $759,132 in 2001 compared to $717,755 in 2000. Costs of revenues in 2001 and 2000 were primarily due to the write down of $377,114 and $683,750, respectively, of obsolete inventory to net realizable value plus, in 2001, costs associated with products delivered in the year and a reserve for lower of cost or market of $237,250. The write down in 2000 was due to inventory obsolescence associated with an agreement with nCUBE Corporation to manufacture our updated line of CTL 9000 digital video servers.

          OPERATING EXPENSES

      Operating expenses for 2001 were $5,865,710 compared to $3,666,014 for 2000. Increased operating expenses in 2001 can be attributed to higher amortization from the issuance of warrants in connection with an Equity Line of Credit Agreement (approximately $1,363,975) and, separately, a purchase or financing commitment (approximately $408,000), increased contract labor incurred in the development of our interactive digital video system (approximately $341,568), and costs associated with the write down of assets associated with the termination of projects in the multi-housing market (approximately $365,383). These increases were partially offset by a reduction of expenses for the engagement of consultants to assist us with investor relations and investment banking (approximately $833,934), and non-cash payments of directors' fees (approximately $169,635).

          INTEREST EXPENSE

      Interest expense for 2001 was $1,481,402 compared to 2000 that totaled $930,740. Of the totals for 2001 and 2000, $575,224 and $712,550, respectively, were non-cash expenses incurred as a result of the amortization through a charge to interest expense of the beneficial debt conversion features of the 2001 and 2000 securities offerings. Liquidated damages incurred due to the late filing of certain registration statements resulted in an expense of $694,400 in 2001 and a non-cash expense of $89,541 in 2000. Interest income was $2,169 in 2001 versus $6,804 in 2000. This decrease is the result of the lower average cash balances in 2001 compared to 2000 and the related interest earned on overnight investments.

          INCOME ON EQUITY WARRANT LIABILITY

      For the year ended December 31, 2001, Celerity had income on equity warrant liability of $1,893,852. This amount represents a mark-to-market adjustment in connection with warrants to purchase common stock which are outstanding (see Cumulative Effect of Change in Accounting Principle). The value of these warrants and the resulting mark-to-market adjustment was determined using the Black-Scholes Option Pricing Model.

          LOSS ON TREASURY STOCK

      During the year ended December 31, 2001, Celerity discovered that it no longer had possession of 16,869 shares of treasury stock. As a result, Celerity has written off the cost basis value of the shares, or $227,500.

          LOSS BEFORE DISCONTINUED OPERATIONS

      As a result of the above factors, loss from continuing operations for the twelve months ended December 31, 2001 was $6,402,038, or $2.01 per share, as compared to $5,322,593, or $9.28 per share, for the same period in 2000.

          GAIN ON EXTINGUISHMENT OF DEBT

      In April 1998, Celerity incurred capital lease obligations of approximately $259,000 for certain equipment. Monthly payment of principal and interest of $9,541 were due through 2001 with $82,628 past due at December 31, 1999. The equipment was returned to the lessor as part of the relocation of Celerity's facilities. Celerity agreed to a final settlement in 2001 which resulted in a gain from cancellation of debt in the amount of $71,864. This item is reflected as an extraordinary item.

          CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE

      Effective June 30, 2001, Celerity adopted the provisions of EITF 00-19," Accounting for Derivative Financial Instruments Indexed to, and Potentially settled in, a Company's Own Stock". This issue provides that warrants to purchase common shares which are outstanding and for which the number of authorized but unissued shares is insufficient to satisfy the maximum number of shares that could be required upon the exercise of such warrants, then the contract is reclassified from equity to an asset or liability. The effect of the application of this pronouncement that requires asset or liability classification for those contracts that existed as of September 20, 2000, would be calculated as of June 30, 2001, and presented on that date as a cumulative effect of a change in accounting principle. At June 30, 2001, $2,863,760 was reclassified from equity to a liability and mark-to-market adjustment of $2,598,813 was recorded as the cumulative effect of a change in accounting principle.

          NET LOSS

      As a result of the foregoing, Celerity had a net loss of $3,731,361, or $1.17 per share, for the year ended December 1, 2001 compared to a net loss of $5,287,499, or $9.22 per share, for the prior year.

          AMORTIZATION  OF  BENEFICIAL   CONVERSION  FEATURE  AND  ACCRETION  OF
          REDEEMABLE CONVERTIBLE PREFERRED STOCK

      Celerity recognized a beneficial conversion feature for various convertible debentures issued in 2001 and 2000 as discount on the convertible debentures and as additional paid-in capital. This discount of $2,151,794 and $651,104 for 2001 and 2000, respectively, will be amortized as a non-cash interest expense over the five-year period between the date of issuance of the convertible debentures to the stated redemption date of the debentures. For the years ended December 31, 2001 and 2000, Celerity had an amortization of beneficial conversion feature of $575,224 and $712,550, respectively. Upon conversion prior to the stated date of redemption the remaining unamortized discount will be recognized as a non-cash interest expense.

      In addition, Celerity had outstanding redeemable convertible preferred stock. At issuance the conversion price of the Series A Preferred Stock was at a discount to the price of Celerity's common stock. Celerity recorded a $33,942 dividend relative to the beneficial conversion feature of the Series A Preferred Stock. At issuance the conversion price of the Series B Preferred Stock was at a discount to the price of Celerity's common stock. The Series B Preferred Stock is considered perpetual preferred stock. As a result, Celerity recorded a $770,000 dividend relative to the beneficial conversion feature of the Series B Preferred Stock. At issuance the conversion price of the Series C Preferred Stock was at a discount to the price of Celerity's common stock. Celerity recorded a $60,000 dividend relative to the beneficial conversion feature of the Series C Preferred Stock.

          NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS

      As a result of the foregoing, Celerity had a net loss attributable to common stockholders of $4,791,361, or $1.50 per share, for the year ended December 31, 2001 compared to a net loss of $5,620,407, or $9.80 per share, for the prior year.

LIQUIDITY AND CAPITAL RESOURCES

      The primary source of financing for us since our inception has been through the issuance of common and preferred stock and debt. We had cash balances on hand of $111,107 as of March 31, 2002 and $171,988 as of December 31, 2001. Our cash position continues to be uncertain, and we currently have no cash. Our primary need for cash is to fund our ongoing operations until such time that the sale of our products generates enough revenue to fund operations. In addition, our need for cash includes satisfying current liabilities of $3,813,175, consisting primarily of accounts payable of $2,095,965, accrued wages and related taxes of $77,022, accrued interest of $897,360, other accrued liabilities of $477,828, notes payable of $125,000, and current portion of long-term debt and capital lease obligations of $140,000. These current liabilities include a judgment of $136,435 obtained by Merrill Corporation for non-payment of printing fees. We do not currently have sufficient funds to pay these obligations. We will need significant new funding from the sale of securities to fund our ongoing operations and to satisfy the above obligations. We currently do not have any commitments for funding.

      Since December 31, 2001, we raised gross proceeds of $875,000. In the first quarter of 2002, we issued $400,000 principal amount of 4% convertible debentures under our Line of Credit Agreement resulting in net proceeds of approximately $359,000, consummated a private placement of 5.4 shares of Series D Redeemable Convertible Preferred Stock and a private placement of 10 shares of Series E Redeemable Convertible Preferred Stock resulting in gross proceeds of $54,000 and $100,000, respectively. On April 24, 2002, we entered into a purchase order financing arrangement with Kidston Communications. Kidston Communications is controlled by Ed Kidston, a director and shareholder of our company. Pursuant to this arrangement, Kidston Communications will purchase products and materials from us in sufficient quantities to fill open purchase orders. Upon such purchase, title to the products and materials needed to fill the open purchase orders vests in Kidston Communications and are segregated from our products and materials. We are then responsible for production of the final products to be shipped to the customers. The purchase price for these products and materials is the amount of the open purchase orders, less a 15% discount. If any order is filled after 10 months, then an interest charge of 1.5% per month will apply. This discount will be accounted for as an interest expense on our financial statements. As of June 14, 2002, Kidston Communications has financed open purchase orders having a value of $680,705. In June 2002, we issued

$330,000 principal amount of 4% convertible debentures. These debentures mature 5 years after issuance. The holder may convert the debenture into shares of common stock at any time. At his option, the holder may convert at either (i) the price per share equal to 75% of the average closing bid price of the common stock for the 5 trading days immediately preceding the conversion or (ii) the price of $0.04 per share. In June 2002, subject to board approval, Cornell Capital Partners verbally agreed with Celerity to discontinue the accrual of interest and penalties and to cap all amounts owed to Cornell at $1.2 million (inclusive of principal, interest and penalties), as well as revising the conversion price. The new conversion price will be equal to (i) 87.5% of the average closing bid price of the common stock for the 5 trading days immediately preceding the conversion date or (ii) the price of $0.06 per share, if any. The new conversion price reduced the discount from 75% to 87.5% and, to the extent applicable, increased the fixed price from $0.04 per share to $0.06 per share.

      We are looking at several other options in terms of improving our cash shortage. We are continuing to seek to arrange financing, including possible strategic investment opportunities or opportunities to sell some or all of our assets and business, while continuing to pursue sales opportunities. We have granted a security interest in our personal property to our former legal counsel. Such security interest may hinder our efforts to obtain financing. The lack of sales or a significant financial commitment raises substantial doubt about our ability to continue as a going concern or to resume a full-scale level of operations.

      During the quarter ended March 31, 2002, we had a net decrease in cash and cash equivalents of $60,881. Our sources and uses of funds were as follows:

      CASH USED IN OPERATING ACTIVITIES. We used net cash of $359,957 in our operating activities in the three months ended March 31, 2002. Net cash used in operating activities resulted primarily from a net loss of $1,476,255 and non-cash income related to the equity warrant liability of $104,745. Our net cash used in operating activities was partially offset by depreciation and amortization expenses of $228,241, non-cash expenses of $611,438, an increase in accounts payable of $27,656 and an increase in other current liabilities of $359,112. The increase in other current liabilities includes $113,000 from deposits on new orders received. Accounts payable are expected to remain high until inventory levels can be reduced through sales.

      CASH USED IN INVESTING ACTIVITIES. We used net cash of $4,174 in investing activities in the three months ended March 31, 2002. This relates to the purchase of software for use in projects for the education market.

      CASH PROVIDED BY FINANCING ACTIVITIES. We received $303,250 in net cash from financing activities, consisting primarily of proceeds from long-term debt of $400,000 and preferred stock of $154,000. This was partially offset by principal payments on long-term debt and capital lease obligations of $210,000 and financing and debt issue costs of $40,750.

      Since our inception in January 1993 and through March 31, 2002, we have an accumulated deficit of $38,579,155. We expect to incur operating losses for the indefinite future as we continue to develop and market our technology. Since January 1, 2002, we have received three new orders for the sale of our Digital Education System to school systems in addition to one currently scheduled to deliver in the second quarter of 2002. As of March 31, 2002, our backlog of unfilled orders is approximately $722,000. We are currently bidding on nearly 40 schools, almost all in Ohio, and are working to add distributors nationwide. There can be no assurance as to the receipt or timing of revenues from operations, including, in particular, revenues from products currently under development.

      As of March 31, 2002, we had a negative net working capital of approximately $1,508,049. We have ceased purchasing any material amount of inventory until inventory levels can be reduced. We had no significant capital spending or purchase commitments at March 31, 2002 other than a facility lease and inventory component purchase commitments required in the ordinary course of its business.

      We have no existing bank lines of credit.

DEFAULTS UPON SENIOR SECURITIES

      On October 27, 2001, we defaulted on payments due of $150,000, plus accrued interest, on certain unsecured notes. Written demand has been received from one of the two note holders. We are seeking to make arrangements with these note holders. In addition, certain creditors have threatened litigation if not paid. We are seeking to make arrangements with these creditors. There can be no assurance that any claims, if made, will not have an adverse effect on us.

ACCOUNTING PRONOUNCEMENTS

      In April  2000,  the  Financial  Accounting  Standards  Board  issued FASB
Interpretation No. 44 (FIN 44) which clarifies the application of Accounting Principles Board Opinion 25 for certain transactions. The interpretation addresses many issues related to granting or modifying stock options including changes in accounting for modifications of awards (increased life, reduction of exercise price, etc.). It was effective July 1, 2000 but certain conclusions cover specific events that occurred after either December 15, 1998 or January 12, 2000. The effects of applying the interpretation are to be recognized on a prospective basis from July 1, 2000. The adoption of FIN 44 did not have a material impact on us.

      Effective June 30, 2001, we adopted the provisions of EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially settled in, a Company's Own Stock". This issue provides that warrants to purchase common shares which are outstanding and for which the number of authorized but unissued shares is insufficient to satisfy the maximum number of shares that could be required upon the exercise of such warrants, then the contract is reclassified from equity to an asset or liability. The effect of the application of this pronouncement that requires asset or liability classification for those contracts that existed as of June 30, 2001, would be calculated as of June 30, 2001, and presented on that date as a cumulative effect of a change in accounting principle. At June 30, 2001, $2,863,760 was reclassified from equity to a liability and mark-to-market adjustment of $2,598,813 was recorded as the cumulative effect of a change in accounting principle. For the year ended December 31, 2001, a total mark-to-market adjustment of $4,492,665 was recorded as income on equity warrant liability for those contracts that existed as of December 31, 2001.

      We adopted the provisions of FASB Statement No. 138 "Accounting for Certain Derivative Instruments and Hedging Activities, (an amendment of FASB Statement No. 133.)" Because we adopted the provisions of FASB Statement No. 133, prior to June 15, 2000, this statement is effective for all fiscal quarters beginning after June 15, 2000. The adoption of this principle had no material effect on our financial statements.

      Celerity adopted the provisions of FASB Statement No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (a replacement of FASB Statement No. 125.)" This statement provides accounting and reporting standard for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial-components approach that focuses on control. Under that approach, the transfer of financial assets, we recognized the financial and servicing assets we control and the liabilities we incurred, derecognizes financial assets we control has been surrendered, and derecognizes liabilities when extinguished. This statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. This statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. This statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The adoption of this principle resulted in the re-establishment of $163,605 in accounts payable written off during the year.

      Celerity adopted the provisions of SFAS No.'s 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 is effective as to any business combination occurring after June 30, 2001 and certain transition provisions that affect accounting for business combinations prior to June 30, 2001 are effective as of the date that SFAS No. 142 is applied in its entirety, which will be January 1, 2002 for us. SFAS No. 142 is effective, generally, in fiscal years beginning after December 15, 2001, which will be the fiscal year ending December 31, 2002 for us.

      SFAS No. 141 provides standards for accounting for business combinations. Among other things, it requires that only the purchase method of accounting be used and that certain intangible assets acquired in a business combination (i.e. those that result from contractual or other legal rights or are separable) be recorded as an asset apart from goodwill. The transition provisions require that an assessment be made of previous business combinations and, if appropriate, reclassifications be made to or from goodwill to adjust the recording of intangible assets such that the criteria for recording intangible assets apart from goodwill is applied to the previous business combinations.

      SFAS No. 142 provides, among other things, that goodwill and intangible assets with indeterminate lives shall not be amortized. Goodwill shall be assigned to a reporting unit and annually assessed for impairment. Intangible assets with determinate lives shall be amortized over their estimated useful lives, with the useful lives reassessed continuously, and shall be assessed for impairment under the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Goodwill is also assessed for impairment on an interim basis when events and circumstances warrant. Upon adoption of SFAS No. 142, we will assess whether an impairment loss should be recognized and measured by comparing the fair value of the "reporting unit" to the carrying value, including goodwill. If the carrying value exceeds fair value, then we will compare the implied fair value of the goodwill" (as defined in SFAS No. 142) to the carrying amount of the goodwill. If the carrying amount of the goodwill exceeds the implied fair value, then the goodwill will be adjusted to the implied fair value.

      While Celerity has not completed the process of determining the effect of this new accounting pronouncement on its financial statements, we currently expect that the effect of SFAS No. 142 on our financial statements, when it becomes effective, will not be significant.

      On August 16, 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which is effective for fiscal years beginning after June 15, 2002. It requires that obligations associated with the retirement of a tangible long-lived asset be recorded as a liability when those obligations are incurred, with the amount of the liability initially measured at fair value. Upon initially recognizing a liability for an accrued retirement obligation, an entity must capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. While we have not completed the process of determining the effect of this new accounting pronouncement on its financial statements, we currently expect that the effect of SFAS No. 143 on our financial statements, when it becomes effective, will not be significant.

      On October 3, 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, its provisions are to be applied prospectively. SFAS 144 supercedes SFAS Statement No. 121 (FAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS 144 applies to all long-lived assets (including discontinued operations) and consequently amends Accounting Principles Board Opinion No. 30 (APB 30), "Reporting Results of Operations Reporting the Effects of Disposal of a Segment of a Business."

      SFAS 144 develops one accounting model (based on the model in SFAS 121) for long-lived assets that are to be disposed of by sale, as well as addresses the principal implementation issues. SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. That requirement eliminates the requirement of APB 30 that discontinued operations be measured at net realizable value or that entities include under "discontinued operations" in the financial statements amounts for operating losses that have not yet occurred. Additionally, FAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction.

      While Celerity has not completed the process of determining the effect of this new accounting pronouncement on its financial statements, we currently expect that the effect of SFAS No. 144 on our financial statements, when it becomes effective, will not be significant.

      LONG-LIVED ASSETS - In accordance with SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Any changes in estimated useful life are recorded prospectively and any impairment adjustments are recorded as expense in the period the impairment occurs. The amount of any impairment considered necessary would be determined by comparing the book available at the time, depending on the stage of development of the line of business and Celerity's intentions at the time an impairment adjustment were considered necessary.

      ADVERTISING - Celerity follows the policy of charging the costs of advertising to expense as incurred.

      STOCK OPTIONS - As permitted by FASB Statement 123 "Accounting for Stock Based Compensation" (SFAS No. 123), we elected to measure and record compensation cost relative to employee stock option costs in accordance with Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations and make proforma disclosures of net income and earnings per share as if the fair value method of valuing stock options had been applied. Under APB Opinion 25, compensation cost is recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

      VALUATION OF OPTIONS AND WARRANTS - The valuation of options and warrants granted to unrelated parties for services are measured as of the earlier (1) the date at which a commitment for performance by the counterparty to earn the equity instrument is reached or (2) the date the counterparty's performance is complete. Pursuant to the requirements of EITF 96-18, the options and warrants will continue to be revalued in situations where they are granted prior to the completion of the performance.

                             DESCRIPTION OF BUSINESS

OVERVIEW

      We develop and manufacture, at third party plants, digital set top boxes and digital video servers for the interactive television and high speed Internet markets. In addition, through arrangements with other parties, Celerity can offer end-to-end systems for customers. We also provide a comprehensive content package for educational users with over 1300 titles available, and a content package, Celerivision, for use in entertainment deployments, such as condominiums, the hospitality industry, and multihousing properties. We also have developed unique and valuable software functionality and applications, which we incorporates in some of our products and services.

      We have targeted ten market segments for long term deployment of this technology: education, hospitality, energy companies, enterprise solutions, telephone companies, hospitals and assisted living, retailers, multi housing, cable companies, and international. However our main focus is on the first four areas.

      The education market, particularly the public schools segment, is a growing area, and we believe that our products and services are more effective than traditional VCR or analog media storage systems, and at a better cost. Additionally, the embedded browser in our T 6000TM Digital Set Top Box gives each classroom or work area the equivalent of a "free PC", a plus for school system budgets. We have two active school projects in Ohio, and we have received an order for three additional schools there. We have named Kidston Communications as our national distributor for K through 12 public education for North America, and are working collaboratively with them to expand our network of dealers with the objective of having qualified distributors in every state.

      The hospitality industry appears to be well suited to our products. Guests want high-speed Internet without lugging a computer along, interactive TV, and a host of services including cable television, games and gaming, and shopping. Cable TV and pay-per-view alone are just not enough any more. We have sold two complete systems to TotalVision in Alabama for two of its resort condominium properties.

      Energy companies have large quantities of fiber optic cable deployed throughout their service areas, and are looking for full service product packages to sell to their customers on a retail basis. They also, in some cases, partner with other companies, such as cable companies or Internet service providers, to further enlarge their product offerings. Our T 6000TM Digital Set Top Box supports this entire array of services very effectively, and can also, after integration with a particular energy company's systems, provide enhanced services such as home energy management using CEBus or X 10 home gateway technologies.

      Companies such as financial institutions want to disseminate and display digital content within their facilities, both on a managed streaming basis and also in a fully interactive process. The T 6000TM Digital Set Top Box can operate as a highly-functional client in such networks and add great new value for these types of applications.

      The multiple dwelling unit (MDU) market, with nearly 34 million homes in the U.S. alone, represents a solid long-term opportunity. This market is underserved by traditional cable companies and appears to be an excellent fit for our technology. However, we are pursuing only those opportunities where the property owner or system operator funds the project, so as to ensure full commitment to its success and not require such a high level of investment on our part.

      The need for intensive but user friendly services in hospitals and assisted living facilities, and for healthcare in the home also appear to be good markets for us. In addition to entertainment programming, these services could include staff and patient training and education, medical monitoring and management, and amenities.

      We believe that retailers should install our digital video servers and digital set top boxes in their facilities to market products, play informational and instructional videos, train staff, and do incentive-based selling. In many cases, the cost of the system could be paid for by suppliers creating, in essence "digital shelf space".

      Internationally, we intend to pursue only those projects which meet four criteria: well-funded, reasonable technical requirements, a strong local partner, and guaranteed timely payment. Our preferred international strategy, however, is to sell market license rights on a country by country basis to well-qualified international partners.

RECENT DEVELOPMENTS

      On April 24, 2002, Celerity entered into a purchase order financing arrangement with Kidston Communications. Kidston Communications is controlled by Ed Kidston, a director and shareholder of Celerity. Pursuant to this arrangement, Kidston Communications will purchase products and materials from Celerity in sufficient quantities to fill open purchase orders received by Celerity. Upon such purchase, title to the products and materials needed to fill the open purchase orders vests in Kidston Communications and are segregated from Celerity's products and materials. Celerity is then responsible for production of the final products to be shipped to the customers. The purchase price for these products and materials is the amount of the open purchase orders, less a 15% discount. If the order is filled after 10 months, then an interest charge of 1.5% per month will apply. This discount will be accounted for as an interest expense on Celerity's financial statements. As of June 14, 2002, Kidston Communications has financed open purchase orders having a value of $680,705.

      As of December 31, 2001 and March 31, 2002, we had cash on hand of $171,988 and $111,107, respectively, and working capital of approximately
$(1,279,995) and $(1,508,049), respectively. Our operations are financed primarily from the sale of debt and equity securities. For the foreseeable future, we believe we will continue to rely on external capital to fund our operations.

      We are continuing to seek additional sources of capital in order to repay our obligations and to provide for our working capital requirements for the long-term. We are also continuing to seek strategic investments from one or more large or well-known companies in the interactive video services, telecommunications or high speed Internet industries. We believe that the involvement of such a firm or firms is material to our ability to grow. There can be no assurance that we will be able to obtain any such required additional funds on a timely basis, or on favorable terms, or at all.

      In February 2001, we sold the assets of our CD-ROM segment for 20 convertible preferred shares of Maxwell Rand, Inc. Since we had written the assets of this segment down to zero, and the fair value of the shares of Maxwell Rand are not currently determinable, no gain or loss on this sale has been recorded.

      In January 2000, we agreed to a settlement of an outstanding account receivable from Integrated Network Corporation and ViaGate Technologies related to projects in China. We accepted a $45,000 settlement in lieu of the $224,000 owed. At this time, there are no significant accounts receivables due to us.

      The following discussion of our business and, in particular, our sales and marketing plans, assumes that we will receive sufficient capital to continue as a going concern. Depending upon the amount of proceeds, if any, received by us, and the timing of those proceeds, our ability to continue as a going concern could be adversely affected.

OUR PRODUCTS

      Our products for the interactive video services market consist of products that we develop and manufacture and products manufactured by others that we resell and integrate into our system.

PRODUCT MANUFACTURED BY US

      DIGITAL SET TOP BOXES. We have developed, and continue to upgrade to new versions, an advanced digital set top box, the T 6000. The current model, the Rev 5, is designed to work on a range of transmission networks, including Ethernet, Asynchronous Transfer Mode (ATM), and RF cable. It provides output to S video, composite video, RF video, and VGA/XGA simultaneously, allowing it to work with most any display device, and it has connections for line audio, universal serial bus (USB), RF in, stereo audio out, and RS 232 that allow it to interoperate with a wide array of peripheral devices. Features include a Pentium processor, 74 MB of memory (expandable to 138 MB or more), MPEG decoding, an integrated HTML 4 Web browser, and 2D/3D graphics support. It is produced in an attractive consumer design, and is FCC/UL approved. This set top box also incorporates hardware and software that can be used for certain home gateway functions, such as home energy management, security monitoring, or home healthcare monitoring.

      DIGIKNOW EDUCATION SYSTEM. We have developed a complete digital education system that we sell to schools, which includes our digital video server, applications server, video on demand applications software, custom menu and navigation software, digital set top boxes, and encoded (digitized and compressed ) content.

      DIGITALLY ENCODED CONTENT. We have acquired rights to over 1300 education titles, which we have encoded in our Content Preparation Center into the MPEG format, and which we sell as part of DigiKnow system sales. We have also


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

acquired rights to some entertainment programming, which we have also encoded, and which we sell as part of our system sales in the hospitality market, and which we intend to sell to other segments, such as hospitals and multihousing, should we achieve sales in those segments.

PRODUCTS MANUFACTURED AND DEVELOPED BY OTHERS

      We entered into an agreement with nCube in June 2000 to have an OEM version of their nCube Media Cube 4 digital video server manufactured for us as the Celerity CTL 9500, but with substantially better cost, size, reliability and environmental tolerance than many earlier systems. We also have incorporated certain hardware and software functionality to enhance the CTL 9500 system for use in our target markets. This server system is scalable from less than 30 streams (simultaneous interactive TV users) to thousands, allowing customers to buy exactly what they need and adjust over time if their needs change.

      Although we provide digital video servers, we have designed our T 6000 Digital Set Top Box to be standards compliant, and we encourage other digital server manufacturers to interoperate with it.

      NETWORK EQUIPMENT. We have certain formal and informal arrangements with Nortel, Cisco, Extreme Networks and Elastic Networks to include their network equipment as part of overall bids for end-to-end interactive video systems and in certain cases to be included in end-to-end bids by these companies.

      OTHER EQUIPMENT. Interactive video services systems also utilize components such as digital encoders, digital production studio equipment, digital production software and other equipment. We have entered into certain arrangements with respect to the resale of digital encoders and are seeking to enter into additional arrangements with sellers of this kind of equipment, with a view toward to enabling us to offer a complete end-to-end system to potential customers on a fully integrated basis.

      OTHER SOFTWARE. We provide a basic video-on-demand application, which we call the "Celerity" user interface and some sample applications, such as shopping, as part of our server software. However, most system operators will require a suite of applications upon installation of this type of system, with the potential of adding additional applications in the future. While we intend to develop and provide many of these applications ourselves, we encourage third-party developers to write applications for our system, and have had discussions with several companies about such joint development activities. We believe that a major advantage of our Pentium processor, Java-based HTML 4 browser, and industry standard connections is that it supports such development, which we believe will make our products more valuable to users over time. Most upgrades and enhancements can be downloaded automatically or on request without the need for a site visit.

INTERACTIVE VIDEO/HIGH SPEED INTERNET SEGMENT

      Our products can be adapted over a variety of interactive video systems. The following is an overview of these interactive video systems:

                                    INDUSTRY

INDUSTRY OVERVIEW

      LINEAR TELEVISION AND VCR TECHNOLOGY. Until about 30 years ago, audio-visual home entertainment choices were primarily limited to linear content (i.e., content that plays in a pre-programmed sequence and which cannot be controlled by the viewer). In the 1970's, the growing popularity of videocassette recorders (VCR's) and videocassette tapes provided new choices to home viewing audiences. VCR and videocassette technology provides viewers with the ability to view content on demand and to manage content through the use of pause, resume, fast forward, rewind, and other features. VCR use, however, entails the inconvenience of leaving home to purchase or rent video cassettes or choosing from among the often limited content available for recording on television. Many video stores have only a limited selection of titles, particularly in areas such as educational content and games, and the most sought after titles are frequently unavailable. The proliferation of cable television, satellite television, pay-per-view, and similar technologies has improved linear television choices, but these technologies do not offer the ability to select content to be viewed on demand, rather than on a scheduled basis. New technologies such as digital video disc (DVD) have improved the quality of stored content, but entail similar inconveniences and limited choices as VCR technology. New technologies such as Replay and TiVo allow digital recording from television; however, they have complicated user interfaces and a very limited range of available content.



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

      TELECOMMUNICATIONS COMPANIES AND BROADBAND INTERACTIVE SERVICES. In the early 1990's, telephone and cable companies and other interested parties, such as television and motion picture studios, began to experiment with the idea of providing broadband interactive services. Broadband services are those which run over a high capacity digital network such as asynchronous digital subscriber lines (DSL), high speed data lines (T1 and E1), hybrid fiber coaxial cable (HFC) lines, and fiber to the curb (FTTC) fiber optic lines, as well as wireless technologies such as satellite and multi-channel, multi-frequency distribution service (MMDS). These high capacity networks, made possible by breakthroughs in the ability to convert information from analog to digital form and by improved data compression technologies, have the ability to deliver vast quantities of data into a home, hotel, business or other facility. Broadband networks also have the capacity to provide for interactivity between the user and content providers. Industry sources anticipate that, if broadband networks become widely deployed, they will usher in a new age of information technology due to the potential quantity and robustness of content, and the speed, ease of use and interactivity of those networks.

      Following changes in the regulation of the telecommunications industry in 1992, it was anticipated that the large domestic telephone and cable companies, and their counterparts abroad, would seek to deploy broadband networks and interactive services in communities on a widespread basis. The Regional Bell Operating Companies (RBOCs), for example, successfully sought relief in the courts to be permitted to become not only network providers for such services, but content providers as well. Further regulatory changes in 1995 and 1996 reduced the potential cost of deploying broadband networks. A number of interactive video trials were run by U.S. companies, including Time Warner, Telecommunications, Inc. (TCI), GTE, Verizon and BellSouth Corporation, which demonstrated that the technology did work, although to varied degrees. International telecommunications companies, including Telecom Italia, Korea Telecom, Hong Kong Telecom, Deutsche Telekom and British Telecom, demonstrated similar results abroad. These trials were generally costly, in part because they were characterized by "trial approaches" including development and testing of prototype versions of equipment and alpha and beta versions of newly developed software, and experiments in pricing, content, menus, navigation and methodologies. Further, these trials occurred during a period of rapid technological change and improvement and evolving standards. For example, DSL equipment, which now typically costs a few hundred dollars per home, typically cost a few thousand dollars per home in 1993.

      By 1997, activity in the broadband services area had been significantly reduced, and some companies, such as Verizon and TCI, had announced reductions or delays in their deployment plans. Reasons given for such reductions or delays included a change of focus toward local and long distance competition, the high cost of deploying large broadband networks, business reorganizations, delays pending the introduction of lower cost, more functional, or industry standard technologies and reduced competitive threats from within the industry. By 1999, however, these companies were beginning to show some renewed interest, primarily due to competitive DSL and cable modem providers beginning to penetrate their markets.

      NARROWBAND INTERACTIVE SERVICES. Beginning in the 1980's, the proliferation of home computers and the development of the Internet and Internet service providers, such as America Online, Prodigy, Compuserve, and EarthLink, have allowed millions of people to access interactive content and services over telephone lines. Internet content is becoming increasingly rich, robust, and interesting. Industry sources estimate that United States consumers spent more than $15 billion in 2001, and that the number of Internet households will grow from an estimated 23.4 million in 1996 to $66.6 million in the year 2000. The Internet has begun to condition consumers, and younger consumers in particular, to obtaining information, experiencing content, playing games and shopping in an interactive fashion. However, telephony based services, which are generically referred to as narrowband services, have constraints on the quantity of information that can be delivered, and are currently unable to download large files, such as full length videos, at a satisfactory quality or speed. Computers tend to be relatively expensive, compared to television sets, and computers monitor and display technologies are not optimized for viewing video content. Furthermore, although most people are comfortable with television as a medium, many people, especially older consumers, lack experience with computers and may be uncomfortable with, or are averse to, computer technology.

      Different companies have employed different strategies to address the shortcomings of narrowband networks in the absence of generally available broadband networks. For example, WebTV (owned by Microsoft) has been offering enhanced graphics and other features over narrowband networks with a television rather than a PC interface. In order to address the need for high speed services, the cable industry has been deploying cable modems, and the telephone industry has begun deploying DSL equipment for high speed access, so that the narrowband services can run at the highest possible speed on metallic, telephone or cable lines. We believe that, despite these and other initiatives, narrowband networks are unlikely to achieve the combination of technological accessibility and speed, security, and robustness of transmission characteristic of broadband systems. The public access methodology in the Internet and other narrowband networks, coupled with off -the-shelf modems, makes security, both for privacy of communications and secure commercial transactions, difficult to achieve. The hardware and software of interactive broadband systems and the architecture of such networks creates a more secure environment for such transactions. In


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

addition, although better software, compression methods and other tools have enabled improvements in narrowband services, the physical constraints of narrowband networks are substantial compared to those of broadband networks. Many narrowband lines, especially older lines in cities (a preferred market segment) cannot run at 56 kilobits per second (kbps) the highest widely available PC modem rate. This rate does not compare to 1.5 Megabits to 25 Megabits per second rates provided by broadband networks.

      CELERITY'S BROADBAND INTERACTIVE VIDEO SERVICES. We believe that the increase in linear viewing alternatives such as direct broadcast satellite (DBS) have increased consumer demand for more content choices and that the development of the Internet has increased consumer interest in interactive content generally. We believe that the inherent limitations of narrowband networks, as compared with broadband networks, creates a market opportunity for a broadband technology, such as Celerity's, that offers superior speed and robustness, combined with a "user friendly" television-based technology. See "User Experience". In addition, the lack of major deployments by the RBOCs and other major U.S. telecommunications companies in the broadband market has, we believe kept many large consumer electronics companies from actively pursuing plans to supply hardware and software for broadband networks, thus enhancing the niche market opportunities for us. Even if major domestic telecommunications were to currently undertake such initiatives, it would take a substantial number of years and a massive capital commitment to deploy large-scale broadband networks. We also believe that advances in servers, set top boxes, and network equipment enable operators of small scale broadband networks to now offer interactive video services to their subscribers at attractive prices. See "Potential Markets" and "Marketing Strategy."

BASIC INTERACTIVE SERVICES CONFIGURATION

      An interactive video services networks system typically includes the following components: (i) network equipment, including high speed lines and switches, for transmission of content; (ii) digital set top boxes, which receive the content and transmit subscriber requests; (iii) digital video servers, which store the content and control its transmission over the network; (iv) content and (v) software which runs user applications and business support applications such as subscriber billing. See "Products."

NETWORK EQUIPMENT

      High Speed Lines (DSL, T1/E1, HFC, FTTC, satellite, MMDS) connect the network service provider's central office or head end to subscribers classrooms, homes, hospital beds, dormitory rooms or hotel rooms. High-speed networks switching equipment connects subscribers to content furnished by video information providers (VIPs), either locally or internationally. There are a large number of providers of this network equipment, including Cisco Systems, CF Alcatel, Extreme Networks, Inc., Ericsson, Lucent Technologies, Scientific Atlanta, Inc., Elastic Networks and Siemens Communications.

DIGITAL SET TOP BOXES

      In each subscriber location, one or more digital set top boxes and remote control devices are associated with each television set and/or personal computer or PC monitor that receives interactive video programming. Digital set top boxes feature high-speed processors, RAM memory, high and low speed output ports and other computer components.

DIGITAL VIDEO SERVERS

      The digital video server is a high-speed computer to which a subscriber is connected via the network. The basic functions of a digital video server are to cost effectively (i) store and rapidly retrieve and transmit large amounts of content, (ii) provide a large number of input/output ports so that subscribers can access the system quickly and easily retrieve information, (iii) function with an operating software system to manage user applications, and (iv) provide business support systems capability to accumulate and provide data for services such as billing, customer service and content management.

CONTENT PREPARATION EQUIPMENT

      In order to store content in a digital server, send it over a broadband network, and interpret the content through a digital set top box, the content must be encoded (or converted from analog to digital format) and compressed. Compression standards, primarily Motion Picture Experts Group One and Two (MPEG1 and MPEG2), have been adopted for the preparation and storage of this content.



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

APPLICATIONS AND BUSINESS SUPPORT SOFTWARE

      Operators of interactive video systems require two kinds of software in addition to the operating system software for servers and set top boxes. Interactive applications software is designed to offer services, such as shopping, travel, banking, education, medicine, video-on-demand, karaoke and digital music. Business support systems (BSS) software includes applications such as customer service, billing, telemarketing, content management, content provider management, workforce management and similar functions. Applications in BSS software are available from a number of companies, including Arrowsmith, EDS, IMAKE, Informix and Prasara and we anticipate that the availability of applications software, in particular, will increase as broadband networks proliferate.

SERVICES

      We intend to act as an overall systems integrator for interactive video projects, which may entail integrating the end-to-end system in our products prior to shipment, on-site integration, or both. The scope of work required for integration will vary widely, depending upon project size and other variables. We also offer a number of additional services, including customer training, documentation, maintenance and support.

CONTENT

      We have entered into some agreements and intend to enter into additional arrangements with content aggregators and content owners so as to be able to offer content as part of end-to-end solutions.

USER EXPERIENCE

      Subscribers to interactive video services enjoy a broad scope of new content and applications. Content available "on demand" is stored on a digital video server and may be viewed by any subscriber at any time chosen by the subscriber by the use of a navigation/menu system.

      We  anticipate  that  applications  will become more robust,  numerous and exciting in the future as new content, applications and enhanced technical capabilities become available. For example, travel reservations and information could be a possible application for interactive video services. A subscriber equipped with an ordinary television set or PC, a digital set-top box and a hand-held remote control or wireless keyboard could select a travel company, which would be a video information provider (VIP) on the system, from an on-screen menu. A typical application might show major geographic areas, such as Asia, Europe, the United States and the Caribbean. A subscriber choosing Europe, for example, would be provided with a further choice among European countries. By choosing a country, e.g., Spain, a subscriber could be presented a choice among video, graphic and data content relating to that country, such as general interest videos and information relating to packaged tours, airline options and hotels. Similar applications are currently available on narrowband services, such as the Internet; however, broadband applications such as our products can accommodate lengthy high quality videos and robust graphics, including three-dimensional graphics, which cannot currently be as efficiently downloaded or viewed via a narrowband network. We also believe that the significantly greater security, both for transactions and communications, available through broadband networks will be more attractive to consumers. We believe that broadband networks could, in the future, also include applications with an electronic data interchange (EDI) back end, which would allow the subscriber to ascertain the availability and confirm reservations for different products and services such as hotel or car rental or airline tickets on a near-real-time basis, including potentially two-way video conversations with agents.

      Customers will typically be billed a monthly fee for access to the interactive services, a rental fee for the set top box and additional fees for the content and applications accessed although it is anticipated that certain VIPs will provide applications without a separate charge as means of increasing sales of products or services.

POTENTIAL MARKETS

      The markets for interactive video systems may be categorized as public or private networks. Public networks, such as those of telephone companies, cable companies, energy companies or Internet service providers (ISPs), are potentially available to all consumers with a given geographical market. Private networks are those offered in a more limited area, such as a hotel, hospital, apartment building, school or business complex or college campus.


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                                    STRATEGY

MARKETING STRATEGY

      Our marketing strategy is to seek customers in each of the potential emerging markets, to encourage the leading companies and organizations to adopt this technology and to position ourself as a leading provider of interactive video services within niche markets. We believe that it is important to achieve market penetration at an early stage in the development of particular niche markets in order to compete successfully in those markets. Our marketing is based on our demonstrated ability to install digital video systems on each of the major network types and its potential to provide end-to-end interactive video solutions. See "Deployments" and "Strategic Alliances." In addition, the scalability of our servers provides flexibility in deploying interactive video services systems varying in size from systems designed to serve 25 simultaneous users to those capable of serving many thousands of users in a variety of markets on a cost effective basis. We believe that this scalability will be an attractive feature to potential customers. We also believe that our T 6000 digital set top box, with its wide range of capabilities to interconnect with many different networks and many different peripheral and display devices, will allow us to compete favorably in several different markets, either with our own digital video server or with others. We believe that a diversified marketing approach provides us with flexibility in targeting emerging markets, enabling us to recognize market opportunities and adapt to perceive changes in marketing priorities. However, due to our limited resources, we have determined to focus on those markets in which we believe there is greater interest at this time, while looking for targets of opportunity in our other niche market segments. We believe that the markets which appear most favorable at this time are schools, energy companies, hospitality, and enterprise solutions. We have limited sales and marketing experience and there can be no assurance that we will be successful in implementing its marketing plans. See "Risk Factors - Limited Sales; Limited Marketing and Sales Experience."

PUBLIC NETWORKS

      We also believe there are potential market opportunities in public networks, such as those maintained by electric companies, telephone companies, cable companies and Internet service providers in North America.

      ELECTRIC COMPANIES. Domestic electric companies are now being deregulated and are subject to intense competitive pressures and the need to find new sources of revenue. Many electric companies have installed or are continuing to install fiber optic lines in communities for remote meter reading and equipment monitoring purposes. These lines could be used to provide a full menu of video services. Electric companies are not currently regulated in the same manner as cable and telephone companies, typically have long standing relationships with subscribers and often have pole and buried cable rights of way which could give them a competitive advantage over potential entrants into the interactive video services market. Electric companies may also see the provision of additional services as a means as protecting key customers, such as hospitals, from incursion by other energy companies outside their operating territory, that can now sell to these customers under the operating principles of the North American Power Grid System. A number of electric companies in the United States and Canada have expressed an interest in such deployments. Hopkinsville Electric Service, in Hopkinsville, Kentucky, ordered a system from us in February 1999, but problems with their network equipment provider and the local telephone company have indefinitely delayed deployment, and the project may never be done. Other energy companies, such as the NoaNet project in the Pacific Northwest, appear to still be expanding their efforts.

      TELEPHONE COMPANIES. There are more than 1300 independent domestic telephone companies and ten major telephone companies within North America. Major independent telephone companies include Sprint Corp, Buena Vista Tel. and Cincinnati Bell Incorporated. In addition, there has arisen an entire new class of telephone companies called Competitive Local Exchange Carriers (CLECs) including such successful and growing companies as RCN. We believe that as telephone companies upgrade their backbone networks to fiber optics and begin to deploy high-speed services to homes, they are good candidates to install our systems. Local telephone companies, including long distance carriers that are installing local telephone networks, have installed or plan to install modern fiber optic networks may be seeking new revenue opportunities to offset the cost of such installations. We believe that independent telephone companies and CLECs may have more flexible management styles than large telecommunications companies and may be quicker to commit to strategic decisions, such as providing interactive video systems to their customers.

      FOREIGN TELEPHONE COMPANIES. Most of our early server deployments were for telephone companies outside the United States. Foreign companies have been more active in deploying interactive video services than domestic U.S. companies. We believe that, in part, this is because in many countries the telephone company is owned or supported directly by the government, which may see the addition of such services, especially public interest services such as education and health oriented services, as being beneficial to its citizens. Potential markets are emerging in Europe, Latin America, Canada and Africa, in addition to existing and merging markets in Asia. However, we have found that such projects are difficult and expensive to perform, and therefore we are not actively marketing


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our services abroad.  However,  should we find profitable,  well-funded projects outside the U.S. where we have has a reliable strategic partner in that geographic area, and where timely payment is guaranteed, we would entertain doing such international projects. Our best international strategy, we believe, is to seek strong companies in each country or region and sell them licensing rights for that territory. See "Deployments."

      CABLE COMPANIES. The large domestic cable companies are currently served virtually entirely by Scientific Atlanta and Motorola. Private cable companies and companies wishing to supplant the local cable company, such as DirecTV, have an interest in deploying interactive video services, particularly in markets such as the multi-housing industry. Some new entrants, such as Wave7 Optics and Phillips, are trying to penetrate this very closed market. If they do, this could open some opportunities for us.

      INTERNET SERVICE PROVIDERS. There has been a recent move on the part of major Internet service providers including AOL Time-Warner to install high speed digital networks, either fiber, DSL, or some combination thereof, in major city markets throughout the U.S. for the purpose of high-speed Internet access. We believe that new ISPs are very interested in providing a large profitable array of services to their customers to help justify the cost of these installations and the cost, on the subscriber's part, of the monthly service.

PRIVATE NETWORKS

      Many hospitals, apartment/condominium complexes, hotels, resorts, colleges and universities and businesses have installed or are considering installing private networks utilizing ATM, DSL, HFC, FTTC, or wireless technologies. Private networks are limited in geographic size and scope, but could potentially offer a wide range of interactive video and data services to their customers, generally on a for-profit basis. Private networks have the significant advantage of relatively rapid and low cost deployment, as it compared to large-scale public networks and they are well suited to the scalability of our technology solutions.

      SCHOOLS. Improving primary and secondary education has become a national priority. Many states and the federal agencies are looking to advanced technologies to make a difference. We have two active projects in Ohio, and have announced sales to three additional schools there. Our goal is to set up and manage a nationwide network of qualified systems integrators and distributors to sell and service our DigiKnow digital educational system to schools.

      DIGITAL HOSPITALITY. Some hotels, motels and resorts are already upgrading to a full digital interactive services solution. We anticipate that certain upscale hospitality properties, in particular, will install digital systems during construction or thereafter upgrade to digital systems. These digital systems have the potential to offer on-demand video programming, games, gaming, shopping, health, education and other services, in addition to high quality pay-per-view programming. We have sold and installed two systems for TotalVision in condominiums in Gulf Shores, Alabama.

      Enterprise Solutions. Our systems seem to be very well-suited to be the core system or client for use in financial institutions and other companies for in-site education, training, advertising, promotion and other communication requirements. We are working with network equipment providers to craft innovative solutions that may be attractive to their customers. We believe that the broadband digital networks represent a logical extension of Intranets. Business applications, such as training, data management, communications and public relations, could potentially be accommodated on broadband digital networks. The availability of such networks in a corporate campus could also be employed to attract companies to a particular business complex

      DIGITAL HOSPITALS. Many domestic and foreign hospitals are already wired with state-of-the-art, high-speed digital networks which would be suitable for interactive video services systems, although it is currently unclear who would fund these systems. We are aware of several situations in which health care providers such as pharmaceutical companies have expressed a willingness to underwrite some or all of the cost of content shown on these systems in return for strategic positioning in advertising. Our digital server, set top box and operating system technology could potentially accommodate an architecture designed to allow patients to view advertisements targeted to their conditions, which could be attractive to advertisers. We believe that another potential source of funding is the hospitals themselves. Interactive systems may be password- and ID-protected, so that the user is individually identified within the system. We believe that the system could be designed to show patients targeted videos containing medical information or instructions which they would then electronically "sign" prior to being allowed to view entertainment services. Such a system could be attractive to hospitals as a means of patient education and to ensure that patients (or staff) have read and understand instructions and other information, such as liability warnings. The system would also be attractive in longer term care facilities, such as assisted living, where the individual is spending more time and has a wider range of interests.

      MULTIPLE DWELLING UNITS (MDUs). Many large apartment complexes, condominiums, gated communities and similar groups of homes, termed Multiple Dwelling Units or MDUs are now installing modern network systems during construction or as an upgrade in order to attract or retain tenants or as a source of revenue. We believe that certain types of MDUs, such as retirement communities, represent particularly attractive potential markets, since these networks might offer shopping, education, interactive health and entertainment services to senior citizens or to consumers who have limited mobility. In January and March 2001, we announced contracts with Bala Properties and In4Structures to do MDU projects in four cities. We installed one system in Arizona, but have mutually determined to not continue the projects due to our inability to obtain third party lease financing and the builder's unwillingness to fund the systems. Going forward, we will do such projects only if funded in whole or at least primarily by the property owner, so as to ensure their full commitment to the projects and their profitability and success.

      COLLEGES AND UNIVERSITIES. Many colleges have begun installing modern high-speed networks, usually fiber opticor Ethernet, on their campuses. Interactive video services provide an opportunity to add entertainment, educational and information services to these networks both as a source of revenue to help defray the cost of network installation and for educational purposes. For example, popular courses could be stored on a server for viewing by large audiences on a fully interactive basis, with the potential for interactive test-taking and homework submission. Such a system could also aid ill or physically handicapped students, those who work part time, absentees and those who live a significant distance from the college or university.

      RETAILING. We believe our products and services are well suited for point of sale (POS) applications in which a server and multiple set top boxes would be deployed in a large retail environment to provide customers with detailed information on products and services, including pricing, specials, promotions, and for training staff on products. It is possible that these systems could be paid for in whole or in part by vendors, creating the concept of "virtual shelf space".

                                   MANAGEMENT

      Our present directors and executive officers are as follows:

          NAME                       AGE      POSITION
          ----------------------     -----    ---------------------------------

          Kenneth D. Van Meter       55       President,   Chief  Executive
                                              Officer and Chairman of the Board

          David Hultquist            39       Director

          Edward Kidston             42       Director


      The following is a brief description of the background of our directors and executive officers.

      KENNETH D. VAN METER has been our President and Chief Executive Officer since January 20, 1997. He was elected Chairman of our Board on March 25, 1997. From May 1995 to January 1997, Mr. Van Meter served as Sr. Vice President, Operations, for Tele-TV Systems, a limited partnership owned by Verizon, NYNEX, and Pacific Telesis, which was engaged in providing systems, software, and services for its three parents in the interactive digital services industry. From June 1994 to May 1995, Mr. Van Meter was President of Bell Atlantic Video Services Interactive Multimedia Platforms, a wholly-owned subsidiary of Bell Atlantic. From April 1993 to June 1994, Mr. Van Meter was Vice President of Bell Atlantic Video Services. Prior to joining Bell Atlantic, from 1991 to 1993, Mr. Van Meter was Vice President and General Manager for Thomas Cook Limited, a travel services company. From 1989 to 1991, Mr. Van Meter was Group Vice President for two divisions of National Data Corporation. From 1984 to 1989, Mr. Van Meter was Director and General Manager of two businesses for Sprint Corp., United Business Communications (shared tenant services), and the Meeting Channel (2-way digital video teleconferencing). Mr. Van Meter holds an MBA with highest honors in management and marketing from the University of Georgia, and a B.S. with high honors in Chemistry from West Virginia University.

      DAVID HULTQUIST became one of our directors in October 2000. Mr. Hultquist has been President of Capital Resource Consultants since 1999. From 1998 to 1999, Mr. Hultquist served as Chief Operating Officer, Chief Financial Officer and in certain other positions with the Lanrick Group, a net worth advisory firm. From 1995 to 1997, Mr. Hultquist served as Chief Operating Officer and Director of Strategic Telecom Systems. From 1992 to 1995, Mr. Hultquist served as Controller of Global Telemedia. From 1986 to 1991, Mr. Hultquist served as Assistant Controller for Health Care REIT, Inc. Mr. Hultquist holds a BBA in Accounting from the University of Toledo.

      ED KIDSTON became one of our directors in October 2000. Mr. Kidston graduated with a BSBA from Tri-State University in 1981. Since graduation, Mr. Kidston has been employed with Artesian of Pioneer Inc. serving in numerous capacities. In 1995, he became President and Chief Executive officer of Kidston Family Companies, parent to several wholly owned companies, competing in the business of Hotel/Motel ownership and management - municipal, industrial and commercial water treatment systems - industrial development- residential, MDU, and commercial real estate ownership and management, among others.

      Fenton Scruggs resigned from our Board of Directors effective May 5, 2002 for health reasons.

MEETINGS

      Each director holds office until our annual meeting of stockholders and until his successor is duly elected and qualified. Officers are elected by our Board of Directors and hold office at the discretion of our Board of Directors. There are no family relationships between any of the directors or executive officers of Celerity Systems.

COMMITTEES OF THE BOARD OF DIRECTORS

      AUDIT COMMITTEE. David Hultquist serves as the member of the Audit Committee. The functions of the Audit Committee are primarily to: (1) to provide advice to the Board of Directors in selecting, evaluating or replacing outside auditors, (2) to review the fees charged by the outside auditors for audit and non-audit services (3) to ensure that the outside auditors prepare and deliver annually a Statement as to Independence, (4) to meet with outside auditors to discuss the results of their examination and their evaluation of internal controls and the overall qualify of financial reporting, and (5) to meet with the outside auditors to discuss the scope of the annual audit, to discuss the audited financial statements.

      COMPENSATION COMMITTEE. David Hultquist and Edward Kidston serve as the members of our Compensation Committee, which is responsible for making recommendations to our Board of Directors regarding compensation arrangements for our officers and for making recommendations to our Board of Directors regarding the adoption of any employee benefit plans and the grant of stock options or other benefits under such plans.

EXECUTIVE COMPENSATION

      SUMMARY COMPENSATION TABLE. The following table sets forth the annual and long-term compensation for services in all capacities for the fiscal years ended December 31, 2001, 2000, and 1999 paid to Kenneth D. Van Meter, our Chairman of the Board, President, and Chief Executive Officer ("NAMED EXECUTIVE OFFICER"). No other executive officer received compensation exceeding $100,000 during the fiscal year ended December 31, 2001.

                           SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION                 LONG TERM COMPENSATION
                                ------------------------------  ---------------------------------------
                                                                  AWARDS
                                                                RESTRICTED    SECURITIES
                                                                  STOCK       UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR     SALARY      BONUS      AWARD(S)      OPTIONS     COMPENSATION
-----------------------------   ------  ------------ -------    ----------   ------------ --------------
Kenneth D. Van Meter             2001    $254,286(1)     --           --             --      $5,438(4)
Chairman of the Board,           2000    $278,760(2)     --           --             --             --
Chief Executive Officer, and     1999    $170,100(3)     --           --             --             --
President


_________________________

(1)  Includes $68,906 voluntarily deferred in 2001.

(2) Includes $13,125 voluntarily deferred in 2000 and $96,185 paid in common shares of Celerity.

(3)  Includes $155,925 voluntarily deferred in 1999.

(4)  This represents a contribution to Mr. Van Meter's Simple IRA.


      The following table sets forth certain information concerning individual grants of stock options made as of the fiscal year ended December 31, 2001 to the Named Executive Officer:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)
--------------------------------------------------------------------------------
                                          PERCENT OF
                         NUMBER OF      TOTAL OPTIONS/
                        SECURITIES       SARS GRANTED   EXERCISE OR
                        UNDERLYING/      TO EMPLOYEES    BASE PRICE  EXPIRATION
       NAME            SARS GRANTED(#)  IN FISCAL YEAR     ($/SH)       DATE
       (A)                  (B)                (C)           (D)         (E)
--------------------------------------------------------------------------------
Kenneth D. Van Meter     100,000           54.7%           $1.50      11/7/2011
--------------------------------------------------------------------------------

      The following table sets forth certain information concerning the number and value of securities underlying exercisable and unexercisable stock options as of the fiscal year ended December 31, 2001 by the Named Executive Officer.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES
                                  NUMBER OF                     UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                    SHARES                            OPTIONS AT               IN-THE-MONEY OPTIONS AT
                                 ACQUIRED ON       VALUE           DECEMBER 31, 2001             DECEMBER 31, 2001(1)
NAME                               EXERCISE       REALIZED    EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------------- ----------------- -----------  -----------------------------  ------------------------------
Kenneth D. Van Meter                  --             --         45,660          75,000           -0-             -0-


________________

(1) Amount reflects the market value of the underlying shares of Common Stock at the closing price reported on the Over-the-Counter Bulletin Board on December 31, 2001 ($0.48 per share), less the exercise price of each option.


EMPLOYMENT AGREEMENT

      On December 12, 2001, Mr. Van Meter entered into a three-year employment agreement. After the initial three-year term, the agreement will automatically renew for successive one-year terms unless either party notifies the other at least six months prior to the start of any successive term of its intent not to renew the agreement. The agreement provides for an annual base salary of $236,250. The agreement provides for the annual review of Mr. Van Meter's salary. Pursuant to the agreement, Mr. Van Meter is eligible for a bonus at the discretion of the board. The agreement further provides that Mr. Van Meter may terminate the agreement for good reason and, in such event, Mr. Van Meter would be entitled to his compensation for the duration of the term, including base salary, bonuses and benefits. The agreement defines good reason as a material breach of the agreement, limiting Mr. Van Meter's employment, selling substantially all of Celerity's assets (unless the agreement is proposed to be honored by Celerity or the acquirer) or upon bankruptcy or any similar adjudication.

COMPENSATION OF DIRECTORS

      In 2001, our non-employee directors did not receive compensation for service on the board.

      In 2000, our non-employee directors received $2,000 per calendar quarter payable in shares of our common stock. In addition, our non-employee directors received options to purchase 250 shares of our common stock at the market price of our Common Stock on the last day of each calendar quarter.

      In 1999, our non-employee directors received $2,500 per calendar quarter payable in shares of our common stock.

STOCK OPTION PLAN

      On August 10, 1995, the Board of Directors and stockholders adopted our 1995 Stock Option Plan (the "1995 PLAN"). The 1995 Plan provides for the grant of options to purchase up to 8,947 shares of Common Stock to our employees and officers. In August 1997, our Board of Directors and the stockholders adopted our 1997 Stock Option Plan (the "1997 PLAN"). The 1997 Plan provides for the grant of options to purchase up to 10,000 shares of Common Stock to our employees, directors, and officers. In November 2001, our Board of Directors adopted our 2001 Stock Option Plan. The 2001 Plan provides for the grant of options to purchase up to 500,000 shares of common stock to our employees, directors and officers. Options granted under the Plans may be either "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "CODE"), or non-qualified options.

      The Plans are administered by our Board of Directors which serves as the stock option committee and which determines, among other things, those individuals who receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock issuable upon the exercise of each option, and the option exercise price.

      The exercise price per share of Common Stock subject to an incentive stock option may not be less than the fair market value per share of Common Stock on the date the option is granted. The per share exercise price of the Common Stock subject to a non-qualified option may be established by the Board of Directors, but may not be less than 85% of the fair market value of the Common Stock on the date of the grant. The aggregate fair market value (determined as of the date the option is granted) of Common Stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to such person, more than 10% of the total combined voting power of all classes of capital stock of Celerity (a "10% STOCKHOLDER") shall be eligible to receive any incentive stock options under the Plan unless the exercise price is at least 110% of the fair market value of the shares of Common Stock subject to the option, determined on the date of grant.

      No stock option may be transferred by an optionee other than by will or the laws of descent and distribution and, during the lifetime of an optionee, the option will be exercisable only by the optionee or a representative of such optionee. In the event of termination of employment other than by death or disability, the optionee will have no more than three months after such termination during which the optionee shall be entitled to exercise the option, unless otherwise determined by the stock option committee. Upon termination of employment of an optionee by reason of death, such optionee's options remain exercisable for one year thereafter to the extent such options were exercisable on the date of such termination. Under the 1997 Plan, upon termination of employment of an optionee by reason of total disability (as defined in the 1997
Plan) such optionee's options remain exercisable for one year thereafter.

      Options under the 1995 Plan must be issued within 10 years from August 10, 1995, the effective date of the 1995 Plan. Options under the 1997 Plan must be issued within 10 years from August 6, 1997, the effective date of the 1997 Plan. Incentive stock options granted under the Plans cannot be exercised more than 10 years from the date of grant. Option under the 2001 Plan must be issued within 10 years from November 7, 2001, the effective date of the 2001 Plan. Incentive stock options issued to a 10% Stockholder are limited to five-year terms. Payment of the exercise price for options granted under the Plans may be made in cash or, if approved by our Board of Directors, by delivery to us of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of such optionee's stock options with no additional investment other than the purchase of the original shares.

      Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by us become available again for issuance under the Plan from which they were granted.

      On November 25, 1998, our Board of Directors approved a resolution that permitted us to reprice all outstanding options to purchase Common Stock which were held by employees as of December 1, 1998, to a price equal to the closing of our Common Stock reported on the Nasdaq SmallCap Market on December 1, 1998. Such closing price on December 1, 1998 was $13.76 per share.

EMPLOYEE SHARE PAYMENT PROGRAM

      Under Celerity's Employee Share Payment Program, each employee may elect to be paid up to 30% of his or her salary in shares of common stock in lieu of cash compensation. For each employee making such election, Celerity will issue such employee shares of common stock valued, at the time of issuance, twice the amount of foregone cash compensation.

      In the second quarter of 2002, Celerity issued 92,540 shares of common stock as payment of certain payroll and accounts payable items. Also, in the second quarter of 2002, Celerity granted employees 302,500 options to purchase shares of common stock as compensation for services provided.

INDEMNIFICATION

      Our Certificate of Incorporation provides that we will indemnify its officers, directors, employees and agents to the fullest extent permitted by Delaware law. Indemnitees are entitled to such indemnification in advance of any final proceeding. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             DESCRIPTION OF PROPERTY

      In December 1999, Celerity entered into a lease for a facility with approximately 7,420 square feet of combined office and warehouse space at 122 Perimeter Park Drive, Knoxville, Tennessee. The term of the lease is from January 15, 2000 to January 14, 2003, with an option to renew for two additional three-year periods. Monthly lease payments average approximately $5,000 per month plus utilities and certain other maintenance expenses.

                             LITIGATION PROCEEDINGS

      There is no pending litigation against us, other than those claims described below:

      o We have a judgment against us for the non-payment of printing expenses. The action was brought on January 30, 2001 and is pending before Supreme Court of the State of New York, County of New York. In this action, the plaintiff, Merrill/New York Company, has sued us for the non-payment of financial printing fees. In 2002, Merrill/New York Company obtained a judgment for $136,435 against us. We intend to appeal this decision.

      o In December 2001, Veja Electronics, Inc. d/b/a Stack Electronics sued us for breach of contract and is seeking damages in excess of $106,000. This action relates to amounts alleged to be owed from the shipment of products. We intend to defend this action.

      o On February 14, 2002, Metalade FL, Inc. sued us for a delinquent account. The action was brought in the Circuit Court for Knox County, Tennessee and is styled as Metalade Fl, Inc. v. Celerity Systems, Inc. The plaintiff alleges it is owed in excess of $103,000 related to the shipment of products. We intend to defend this action.

      o On October 27, 2001, we defaulted on payments due of $150,000, plus accrued interest, on certain unsecured notes. Written demand has been received from one of the two note holders. We are seeking to make arrangements with these note holders. In addition, certain creditors have threatened litigation if not paid. We are seeking to make arrangements with these creditors. There can be no assurance that any claims, if made, will not have an adverse effect on us.

                             PRINCIPAL SHAREHOLDERS

BENEFICIAL OWNERS

      COMMON STOCK. As of June 25, 2002, other than the persons identified below, no person owned beneficially more than five percent (5%) of Celerity's common stock.

      PREFERRED STOCK. As of June 25, 2002, other than the persons identified below, no person owned beneficially more than five percent (5%) of Celerity's Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock.


                                                                       SHARES             PERCENT OF
NAME AND ADDRESS                  TITLE OF CLASS                 BENEFICIALLY OWNED        CLASS(1)
-----------------------------     -------------------------      -------------------     ------------
DKMT Co.                          Series B Preferred Stock                 10(2)             13.07%
c/o 122 Perimeter Park Drive
Knoxville, Tennessee 37922

Cornell Capital Partners, LP      Series B Preferred Stock                5.4(3)              7.06%
521 Fifth Avenue, 17th Floor
New York, New York 10175

TKM Partnership                   Series B Preferred Stock                  5(4)              6.54%
c/o 122 Perimeter Park Drive
Knoxville, Tennessee 37922

William Murphy                    Series B Preferred Stock                  5(4)              6.54%
c/o 122 Perimeter Park Drive      Common Stock Underlying             23,333,333             52.88%
Knoxville, Tennessee 37922        Convertible Debenture

Gerald Simpson                    Series B Preferred Stock                  5(4)              6.54%
c/o 122 Perimeter Park Drive      Common Stock Underlying             16,666,667             44.49%
Knoxville, Tennessee 37922        Convertible Debenture

Rodney Conard                     Series C Preferred Stock               0.50(5)              8.33%
c/o 122 Perimeter Park Drive      Series D Preferred Stock               0.50(8)              9.26%
Knoxville, Tennessee 37922

Mike and Vicki Faucher            Series C Preferred Stock                  1(6)             16.67%
c/o 122 Perimeter Park Drive
Knoxville, Tennessee 37922

David Huntley                     Series C Preferred Stock                  1(6)             16.67%
c/o 122 Perimeter Park Drive
Knoxville, Tennessee 37922

Debbie Huntley                    Series C Preferred Stock                  1(6)             16.67%
c/o 122 Perimeter Park Drive
Knoxville, Tennessee 37922

Daniel Jinks                      Series C Preferred Stock               0.50(5)              8.33%
c/o 122 Perimeter Park Drive      Series D Preferred Stock               0.50(8)              9.26%
Knoxville, Tennessee 37922



                                       40

                                                                       SHARES             PERCENT OF
NAME AND ADDRESS                  TITLE OF CLASS                 BENEFICIALLY OWNED        CLASS(1)
-----------------------------     -------------------------      -------------------     ------------

Edward Kohn                       Series C Preferred Stock                  1(6)             16.67%
c/o 122 Perimeter Park Drive
Knoxville, Tennessee 37922

Jordanna Wasilesku                Series C Preferred Stock                  1(6)             16.67%
c/o 122 Perimeter Park Drive
Knoxville, Tennessee 37922

Pete Davey                        Series D Preferred Stock                  1(7)             18.52%
c/o 122 Perimeter Park Drive
Knoxville, Tennessee 37922

Thomas Frintzilas                 Series D Preferred Stock                  1(7)             18.52%
c/o 122 Perimeter Park Drive
Knoxville, Tennessee 37922

Christine Newman                  Series D Preferred Stock                  1(7)             18.52%
c/o 122 Perimeter Park Drive
Knoxville, Tennessee 37922

Stephen Schaeffer                 Series D Preferred Stock               0.40(9)              7.41%
2642 Forest Avenue                Series B Preferred Stock                  1(9)              1.31%
East Meadow, NY  11554            Common Stock Underlying Warrants       10,000                   *

Mark Angelo                       Series E Preferred Stock              1.25(10)             12.5%
282 Pembroke Road
Mountainside, NJ  07092

Meir Levin                        Series E Preferred Stock              0.75(13)              7.50%
9 West 57th Street, Suite 1620    Common Stock                     1,333,333(14)              6.03%
New York, New York  10019

Hamid Fashandi                    Series E Preferred Stock              0.50(12)              5.00%
9-02 Bush Place
Fair Lawn, New Jersey  07410

David Gonzalez                    Series E Preferred Stock                 1(11)             10.00%
509 Monroe Street, Apt. 4R
Hoboken, New Jersey  07030

Robert Anoff                      Common Stock Underlying              1,666,667              7.42%
c/o 122 Perimeter Park Drive      Debentures
Knoxville, Tennssee  37922

Arab Commerce Bank                Common Stock Underlying              6,666,667             24.28%
c/o 122 Perimeter Park Drive      Debentures
Knoxville, Tennssee  37922

Timothy Borne                     Common Stock Underlying              6,666,667             24.28%
c/o 122 Perimeter Park Drive      Debentures
Knoxville, Tennssee  37922

Chien Chun Chang                  Common Stock Underlying              7,366,667             26.16%
c/o 122 Perimeter Park Drive      Debentures
Knoxville, Tennssee  37922

Sui Wa Chau                       Common Stock Underlying             10,000,000             32.47%
c/o 122 Perimeter Park Drive      Debentures
Knoxville, Tennssee  37922

Carole Denish                     Common Stock Underlying              2,333,333             10.09%
c/o 122 Perimeter Park Drive      Debentures
Knoxville, Tennssee  37922

Anand Dhanda                      Common Stock Underlying              3,333,333             13.81%
c/o 122 Perimeter Park Drive      Debentures
Knoxville, Tennssee  37922

Gerald Holland                    Common Stock Underlying              4,060,606             16.34%
c/o 122 Perimeter Park Drive      Debentures
Knoxville, Tennssee  37922

David Hungerford                  Common Stock Underlying              2,666,667             11.37%
c/o 122 Perimeter Park Drive      Debentures
Knoxville, Tennssee  37922

Michael Jessen                    Common Stock Underlying              7,566,667             26.68%
c/o 122 Perimeter Park Drive      Debentures
Knoxville, Tennssee  37922        Series B Preferred Stock                50,000               1.3%


Riyzah Jinnah                     Common Stock Underlying              1,666,667              7.42%
c/o 122 Perimeter Park Drive      Debentures
Knoxville, Tennssee  37922

Keyway Housings                   Common Stock Underlying              6,666,667             24.28%
c/o 122 Perimeter Park Drive      Debentures
Knoxville, Tennssee  37922

Kwok Leung Lai                    Common Stock Underlying              6,666,667             24.28%
c/o 122 Perimeter Park Drive      Debentures
Knoxville, Tennssee  37922

Dan Li                            Common Stock Underlying              6,666,667             24.28%
c/o 122 Perimeter Park Drive      Debentures
Knoxville, Tennssee  37922

Zhongwei Lu                       Common Stock Underlying              3,333,333             13.81%
c/o 122 Perimeter Park Drive      Debentures
Knoxville, Tennssee  37922

John Martin                       Common Stock Underlying              8,333,333             28.61%
c/o 122 Perimeter Park Drive      Debentures
Knoxville, Tennssee  37922

George McDonnel                   Common Stock Underlying              4,000,000             16.13%
c/o 122 Perimeter Park Drive      Debentures
Knoxville, Tennssee  37922

David Miller                      Common Stock Underlying             10,000,000             32.47%
c/o 122 Perimeter Park Drive      Debentures
Knoxville, Tennssee  37922

Mary Ellen Misiah                 Common Stock Underlying             20,000,000             49.03%
c/o 122 Perimeter Park Drive      Debentures
Knoxville, Tennssee  37922        Series B Preferred Stock                 2.825              3.69%

James Rattiff                     Common Stock Underlying              5,366,667             20.51%
c/o 122 Perimeter Park Drive      Debentures
Knoxville, Tennssee  37922

Herbert Robbins                   Common Stock Underlying              5,366,667             20.51%
c/o 122 Perimeter Park Drive      Debentures
Knoxville, Tennssee  37922

Robert Ryneveld                   Common Stock Underlying              3,333,333             13.81%
c/o 122 Perimeter Park Drive      Debentures
Knoxville, Tennssee  37922

Robert Saparito                   Common Stock Underlying              3,733,333             15.22%
c/o 122 Perimeter Park Drive      Debentures
Knoxville, Tennssee  37922

Lam King Shan                     Common Stock Underlying             10,000,000             32.47%
c/o 122 Perimeter Park Drive      Debentures
Knoxville, Tennssee  37922

-------------------
*    Less than 1%.

(1)  Applicable  percentage of Series B Preferred Stock,  Series C Preferred Stock, Series D, and
     Series E Preferred Stock is based on the shares outstanding as of June 25, 2002.

(2)  Convertible into 200,000 shares of common stock.

(3)  Convertible into 108,000 shares of common stock.

(4)  Convertible into 100,000 shares of common stock.

(5)  Convertible into 6,250 shares of common stock.

(6)  Convertible into 12,500 shares of common stock.

(7)  Convertible into 50,000 shares of common stock.

(8)  Convertible into 25,000 shares of common stock.

(9)  Convertible into 20,000 shares of common stock.


(10) Convertible into 625,000 shares of common stock.

(11) Convertible into 500,000 shares of common stock.

(12) Convertible into 250,000 shares of common stock.

(13) Convertible into 375,000 shares of common stock.

(14) Shares of common stock underlying convertible debentures.


DIRECTORS AND EXECUTIVE OFFICERS

      The following table shows the amount of capital stock of Celerity beneficially owned by Celerity's directors, the executive officers named in the Summary Compensation Table below and by all directors and executive officers as a group as of June 25, 2002. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. As of June 25, 2002, Celerity had 20,795,068 shares of common stock outstanding, 76.5 shares of Series B Preferred Stock outstanding (which each share of Series B Preferred Stock is convertible into 20,000 shares of common stock), 6 shares of Series C Preferred Stock outstanding (which each share of Series C Preferred Stock is convertible into 12,500 shares of common stock), 5.4 shares of Series D Preferred Stock outstanding (which each share of Series D Preferred Stock is convertible into 50,000 shares of common stock), and 10 shares of Series E Preferred Stock outstanding (which each share of Series E Preferred Stock is convertible into 500,000).


                                                                     SHARES
                                                                  BENEFICIALLY        PERCENT
NAME AND ADDRESS                    TITLE OF CLASS                    OWNED          OF CLASS(1)
--------------------------------    ---------------------------  --------------    --------------

Kenneth D. Van Meter                Common Stock                    170,853(2)          0.82%
122 Perimeter Park Drive
Knoxville, Tennessee 37922

David Hultquist                     Common Stock                     48,391(3)          0.23%
122 Perimeter Park Drive            Series B Preferred Stock              2(4)          2.6%
Knoxville, Tennessee 37922          Series D Preferred Stock              1(10)        18.52%

Ed Kidston                          Common Stock                    131,993(5)          0.63%
122 Perimeter Park Drive            Series B Preferred Stock           5.34(6)          6.98%
Knoxville, Tennessee 37922          Series E Preferred Stock              6(11)        60.00%

All Officers and Directors as       Common Stock                    357,485(8)          1.72%
a Group                             Series B Preferred Stock           7.34(9)          9.59%
                                    Series D Preferred Stock              1(10)        18.51%
                                    Series E Preferred Stock              6(11)        60.00%
_______________________

(1)  Applicable percentage of ownership is based on 20,795,068 shares of common stock outstanding, 76.5 shares of Series B Preferred
     Stock, 6 shares of Series C Preferred  Stock,  5.4 shares of Series D Preferred Stock and 10 shares of Series E Preferred Stock outstanding as of June 25, 2002, together with securities convertible or exercisable into shares of common stock within 60 days for each shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities that are currently  exercisable or exercisable  within 60 days of June 25, 2002, are deemed to be  beneficially  owned by the person holding  such  securities  for the purpose of computing  the  percentage  of  ownership of such person,  but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)  Includes options and warrants to purchase up to 45,660 and 3,907 shares of common stock, respectively. Excludes 1,052 shares of common stock owned by Mr. Van Meter's adult children as to which he disclaims beneficial ownership.

(3)  Includes options and warrants to purchase up to 334 and 22,700 shares of common stock, respectively.  Excludes 10,000 shares of common stock owned by a trust for the benefit of Mr. Hultquist's children as to which he disclaims beneficial ownership.

(4)  Convertible into 40,000 shares of common stock.

(5)  All shares are held indirectly through Kidston Family Companies, a limited liability company in which Mr. Kidston is a managing member, Mr. Kidston's wife or in educational accounts for Mr. Kidston's children. Includes options and warrants to purchase 334 and 50,000 shares of common stock, respectively.


                                                                 42

(6)  Convertible into 106,800 shares of common stock.

(7)  Includes options and warrants to purchase up to 1,203 and 1,060 shares of common stock, respectively.

(8)  Includes options and warrants to purchase up to 47,530 and 83,917 shares of common stock, respectively.

(9)  Convertible into 146,800 shares of common stock.

(10) Convertible into 50,000 shares of common stock.

(11) Convertible into 3,000,000 shares of common stock.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On April 24, 2002, we entered into a purchase order financing arrangement with Kidston Communications. Kidston Communications is controlled by Ed Kidston, a director and shareholder of our company. Pursuant to this arrangement, Kidston Communications will purchase products and materials from us in sufficient quantities to fill open purchase orders. Upon such purchase, title to the products and materials needed to fill the open purchase orders vests in Kidston Communications and are segregated from our products and materials. We are then responsible for production of the final products to be shipped to the customers. The purchase price for these products and materials is the amount of the open purchase orders, less a 15% discount. If any order is filled after 10 months, then an interest charge of 1.5% per month will apply. This discount will be accounted for as an interest expense on our financial statements. As of June 14, 2002, Kidston Communications has financed open purchase orders having a value of $680,705.

         On March 19, 2002, Ed Kidston, a member of Celerity's Board of Directors, purchased 6 shares of Series E Preferred Stock. Mr. Kidston paid $10,000 per share or an aggregate amount of $60,000. These shares had a value of $60,000 on the date of issuance. The Series E Preferred Stock provides for preferential dividends at an annual rate of 8%. The preferred stock is convertible into shares of common stock at a conversion price equal to $0.02 per share, subject to availability, at any time during the two years following execution of the subscription agreements. Should there be an insufficient number of shares of common stock available at the time the preferred stock is offered for conversion, the conversion period shall be extended by the number of days between the conversion date and the date common shares become available. Two years from the original issuance date, and subject to applicable law, Celerity shall offer to redeem such preferred shares then outstanding at a price equal to the original issuance price plus accrued dividends.

         On March 5, 2001, we entered into a National Distributor Agreement for the education market with Kidston Communications, a company controlled by Edward Kidston, a director of Celerity. Pursuant to the terms of this Agreement, Kidston Communications is the exclusive national distributor in the education market in the United States. The term of the Agreement is through December 31, 2003 and will automatically renew for additional three-year periods unless one party notifies the other of its intent not to renew at least 30 days prior to the end of the then current term. The Agreement provides that Kidston Communications may purchase products from our Company at a five percent discount to list price, provided that the price is not higher than the price paid by other customers for like quantities of similar products and with similar terms and conditions. If Kidston Communications exceeds its sales targets by at least thirty percent, then it will receive an additional 5% discount to the list price. Sales targets will be established annually by the parties by December 15 of the preceding year. During 2001, we had sales of $87,800 to Kidston Communications.

         During 2001, Celerity received $54,000 in short-term financing from David Hultquist, a member of the Board of Directors. In connection with these notes, the individual received warrants to purchase 2,700 shares of common at $4.00 per share. These warrants were charged to operations as interest expense. The value of the warrants, $5,375, was determined using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 4.00% or 7.00%, expected dividends of zero, volatility range of 207.57% and 213.81% and expected lives of up to two years. These warrants expire between February and September 2003.

         Several persons affiliated with us have permitted us to defer paying them certain amounts we owe to them. Mr. Van Meter has permitted the deferral of compensation payments, $70,875 in 1998, $204,515 in 1999, $18,750 in 2000 and
$68,906 in 2001. In addition, Celerity issued 5 shares of Series B Preferred Stock to Mr. Van Meter in lieu of payment for payroll and accounts payable. These shares had a value of $50,000 on the date of issuance.

         In the second quarter of 2000, we consummated a private placement of Common Stock and warrants to purchase Common Stock (the "SPRING 2000 PLACEMENT") in exchange for which we canceled some of our outstanding debt, including Royalty Notes, and deferred payments of monies owed by some of our creditors, including some of our current and former officers, directors and employees. All investors in the private offering received shares of our Common Stock with an aggregate value equal to the amount of debt canceled (calculated at the average closing bid price of our Common Stock on the OTC bulletin board for the five trading days prior to our acceptance of the respective subscription agreement less twenty percent) plus warrants to purchase Common Stock at the rate of one share for each five dollars of debt canceled. Investors in the spring 2000 Placement included Mr. Van Meter ($390,647); and Dr. Scruggs ($109,991).

         In conjunction with a loan to a third party in mid-1999, Dr. Fenton Scruggs transferred approximately 13,900 tradeable shares of Common Stock into an escrow account for our benefit, the loan was repaid on December 1, 1999; Dr.

Scruggs' shares were subsequently released from escrow. Dr. Scruggs was issued 2,780 shares of Common Stock (20% of the number of shares he placed into escrow) in January 2000 for the use of such shares.

         In December 1999, David Hultquist, who subsequently became a director of Celerity in October 2000, purchased 20,000 shares of Common Stock at the then current market price. We previously registered 20,000 of such shares. We also entered into a loan arrangement with Mr. Hultquist. Such arrangement provides that in connection with loans made thereunder, we issued him a warrant to purchase up to 10,000 shares of Common Stock at the then current market price. At December 31, 2001, there were warrants to purchase 8,950 shares of common stock outstanding.

         We also entered into a consulting agreement with Mr. Hultquist for his services payable in shares of Common Stock (calculated monthly at a price equal to the average for the most recent five trading days less 20%), plus the issuance of one share of Common Stock per each dollar of fees. We have recorded a $40,000 expense.

         Several persons affiliated with us have made cash loans to Celerity. Mr. Van Meter loaned us an aggregate of $550,000 during 1998 and aggregate of $17,219 during 1999 and made no loans to us during 2000 or 2001. Dr. Scruggs loaned Celerity $100,000 in 1998. Mr. Hultquist, a member of our Board of Directors, loaned us $70,000 in the first quarter of 2000 (which was repaid in cash) and $125,000 in the second quarter of 2000 which remains outstanding.

         Except for the loans from Mr. Hultquist and approximately $147,000 of compensation owed to former employees, none of the amounts owed described in this section remain outstanding due to such persons' investments in the transactions described in the following section.

         In October 1998, we consummated a private placement of $450,000, aggregate principal amount, 7% Notes due 1999 and 2001 in which subscribers were also entitled to received royalties of $0.50 for each $100,000 invested (pro rated for lesser investments) for each set top box sold over a period of five years or the total notes placed. Each of Messrs. Van Meter and Smith and Dr. Scruggs, purchased these royalty notes by the cancellation of our indebtedness or canceling our obligation to pay them money, the payment of which was then being deferred. The amounts of these royalty notes purchased were $50,000, $25,000 and $100,000 for Van Meter, Smith and Scruggs respectively. William Chambers, then an officer of Celerity, purchased a royalty note in the royalty private placement for $50,000.

         We believe that each of the above referenced transactions was made on terms no less favorable to us than could have been obtained from and unaffiliated third party. Furthermore, any future transactions or loans between Celerity and officers, directors, principal stockholders or affiliates, and any forgiveness of such loans, will be on terms no less favorable to us than could be obtained from an unaffiliated third party, and will be approved by a majority of our directors, including a majority of our independent and disinterested directors who have access at our expense to our legal counsel.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

         Our common stock ceased trading on the Nasdaq SmallCap Market on October 21, 1999 under the symbol "CLRT." On October 22, 1999, Celerity Systems' common stock started trading and is currently trading on the OTC Bulletin Board. Celerity's common stock currently trades under the symbol "CESY". On April 9, 2002, Celerity shareholders approved a one-for-twenty reverse stock split. All common stock prices have been adjusted to reflect the twenty-to-one reverse stock split.

         The following table sets forth, for the fiscal periods indicated, the high and low bid prices of a share of common stock since January 1, 2000. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. This information was obtained from the Pink Sheets, LLC.

                                               HIGH                     LOW
                                        ---------------------  -----------------
FISCAL YEAR 2000
1st Quarter                                   $48.7500                $10.3120
2nd Quarter                                   $40.3120                 $5.9380
3rd Quarter                                   $28.2140                $11.2500
4th Quarter                                   $14.0620                 $0.9380

FISCAL YEAR 2001
1st Quarter                                    $4.8000                 $0.6200
2nd Quarter                                   $12.4000                 $1.9200
3rd Quarter                                    $5.4000                 $1.3800
4th Quarter                                    $1.7000                 $0.4000

FISCAL YEAR 2002
1st Quarter                                    $4.8000                 $0.1420

         As of June 25, 2002 there were approximately 80 holders of record of the common stock.

         We have not paid dividends on our common stock since inception and do not intend to pay any dividends to our stockholders in the foreseeable future. We currently intend to retain earnings, if any, for the development and expansion of our business. The declaration of dividends in the future will be at the election of our Board of Directors and will depend upon our earnings, capital requirements and financial position, general economic conditions and other factors our Board of Directors deems relevant.

                            DESCRIPTION OF SECURITIES

         AUTHORIZED CAPITAL STOCK. Celerity's authorized capital stock consists of 250,000,000 of common stock and 3,000,000 shares of preferred stock. On April 9, 2002, Celerity held its 2001 Annual Meeting of Shareholders. The shareholders approved a one-for-twenty reverse stock split. In addition, the shareholders approved an increase in Celerity's authorized capital stock to 250,000,000 shares of common stock after taking into account the one-for-twenty reverse stock split. This reverse stock split became effective at the close of business on April 24, 2002.

         COMMON STOCK. Each holder of common stock is entitled to one vote for each share held on all matters submitted to a vote by Celerity's shareholders. The holders of common stock vote together as a single class with the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock. As of June 25, 2002, Celerity had 20,795,068 shares of common stock outstanding.

         PREFERRED STOCK. Celerity is authorized to issue up to 3,000,000 shares of preferred stock in one or more series, with the rights, powers and preferences to be designated from time to time by Celerity's Board of Directors. Celerity's Board of Directors has designated four series of preferred stock, Series B, Series C, Series D and Series E. The designations of the preferred stock are described below.

         SERIES B PREFERRED STOCK. Celerity's Board of Directors has authorized the issuance of 100 shares of Series B Preferred Stock. As of June 25, 2002, there were 76.5 shares outstanding. The designations of the Series B Preferred Stock is as follows:

         DIVIDENDS. The holders of Series B Preferred Stock are entitled to receive in each fiscal year preferential dividends in cash at a rate of 8% per year when and as declared by Celerity's Board of Directors. The holders are also entitled to participate in any dividends declared on shares of Celerity's common stock.

         LIQUIDATION. Upon a liquidation of Celerity, the holders of each share of Series B Preferred Stock are entitled to receive, prior to any distribution to any holders of common stock or any junior preferred stock, an amount equal to the greater of (a) $10,000 per share (as adjusted for certain events), plus any accrued but unpaid dividends or (b) the amount such holder would be entitled to receive in such liquidation if the Series B Preferred Stock had been converted into common stock.

         REDEMPTION. On the second anniversary of the issuance of the Series B Preferred Stock, Celerity is obligated to redeem the Series B Preferred Stock (to the extent of funds legally available for such purpose) from the holders thereof. The redemption price is equal to $10,000 per share (as adjusted for certain events), plus any accrued but unpaid dividends.

         VOTING. The holders of the Series B Preferred Stock are entitled to vote as a single class with the holders of common stock on an as-converted basis. As such, the holders of the Series B Preferred Stock are entitled to 1,530,000.

         CONVERSION. At the holder's option, the holders of the Series B Preferred Stock may convert their shares of Series B Preferred Stock into common stock at a conversion rate of $0.50 per share (as adjusted for certain events). Upon conversion, all accrued but unpaid dividends will be forfeited. To the extent that there is an insufficient number of shares of common stock available, which has been the case since the Series B Preferred Stock was issued, then the conversion period will be extended by the number of days such shares of common stock were unavailable. As of June 25, 2002, Celerity had 76.5 shares of Series B Preferred Stock outstanding, which are convertible into 1,530,000 shares of common stock.

         SERIES C PREFERRED STOCK. Celerity's Board of Directors has authorized the issuance of 100 shares of Series C Preferred Stock. As of June 25, 2002, there were 6 shares outstanding. The designations of the Series C Preferred Stock is as follows:

         DIVIDENDS. The holders of Series C Preferred Stock are entitled to receive in each fiscal year preferential dividends in cash at a rate of 8% per year when and as declared by Celerity's Board of Directors. The holders are also entitled to participate in any dividends declared on shares of Celerity's common stock.

         LIQUIDATION. Upon a liquidation of Celerity, the holders of each share of Series C Preferred Stock are entitled to receive, prior to any distribution to any holders of common stock or any junior preferred stock, an amount equal to the greater of (a) $10,000 per share (as adjusted for certain events), plus any accrued but unpaid dividends or (b) the amount such holder would be entitled to receive in such liquidation if the Series C Preferred Stock had been converted into common stock.

         REDEMPTION. On the second anniversary of the issuance of the Series C Preferred Stock, Celerity is obligated to redeem the Series C Preferred Stock (to the extent of funds legally available for such purpose) from the holders thereof. The redemption price is equal to $10,000 per share (as adjusted for certain events), plus any accrued but unpaid dividends.

         VOTING. The holders of the Series C Preferred Stock are entitled to vote as a single class with the holders of common stock on an as-converted basis. As such, the holders of the Series C Preferred Stock are entitled to 75,000.

         CONVERSION. At the holder's option, the holders of the Series C Preferred Stock may convert their shares of Series C Preferred Stock into common stock at a conversion rate of $0.80 per share (as adjusted for certain events). Upon conversion, all accrued but unpaid dividends will be forfeited. To the extent that there is an insufficient number of shares of common stock available, which has been the case since the Series C Preferred Stock was issued, then the conversion period will be extended by the number of days such shares of common stock were unavailable. As of June 25, 2002, Celerity had 6 shares of Series C Preferred Stock outstanding, which are convertible into 75,000 shares of common stock.

         SERIES D PREFERRED STOCK. Celerity's Board of Directors has authorized the issuance of 100 shares of Series D Preferred Stock. As of June 25, 2002, there were 5.40 shares outstanding. The designations of the Series D Preferred Stock is as follows:

         DIVIDENDS. The holders of Series D Preferred Stock are entitled to receive in each fiscal year preferential dividends in cash at a rate of 8% per year when and as declared by Celerity's Board of Directors. The holders are also entitled to participate in any dividends declared on shares of Celerity's common stock.

         LIQUIDATION. Upon a liquidation of Celerity, the holders of each share of Series D Preferred Stock are entitled to receive, prior to any distribution to any holders of common stock or any junior preferred stock, an amount equal to the greater of (a) $10,000 per share (as adjusted for certain events), plus any accrued but unpaid dividends or (b) the amount such holder would be entitled to receive in such liquidation if the Series D Preferred Stock had been converted into common stock.

         REDEMPTION. On the second anniversary of the issuance of the Series D Preferred Stock, Celerity is obligated to redeem the Series D Preferred Stock (to the extent of funds legally available for such purpose) from the holders thereof. The redemption price is equal to $10,000 per share (as adjusted for certain events), plus any accrued but unpaid dividends.

         VOTING. The holders of the Series D Preferred Stock are entitled to vote as a single class with the holders of common stock on an as-converted basis. As such, the holders of the Series D Preferred Stock are entitled to 270,000.

         CONVERSION. At the holder's option, the holders of the Series D Preferred Stock may convert their shares of Series D Preferred Stock into common stock at a conversion rate of $0.20 per share (as adjusted for certain events). Upon conversion, all accrued but unpaid dividends will be forfeited. To the extent that there is an insufficient number of shares of common stock available, which has been the case since the Series D Preferred Stock was issued, then the conversion period will be extended by the number of days such shares of common stock were unavailable. As of June 25, 2002, Celerity had 5.40 shares of Series D Preferred Stock outstanding, which are convertible into 270,000 shares of common stock.

         SERIES E PREFERRED STOCK. Celerity's Board of Directors has authorized the issuance of 100 shares of Series E Preferred Stock. As of June 25, 2002, there were 10 shares outstanding. The designations of the Series E Preferred Stock is as follows:

         DIVIDENDS. The holders of Series E Preferred Stock are entitled to receive in each fiscal year preferential dividends in cash at a rate of 8% per year when and as declared by Celerity's Board of Directors. The holders are also entitled to participate in any dividends declared on shares of Celerity's common stock.

         LIQUIDATION. Upon a liquidation of Celerity, the holders of each share of Series E Preferred Stock are entitled to receive, prior to any distribution to any holders of common stock or any junior preferred stock, an amount equal to the greater of (a) $10,000 per share (as adjusted for certain events), plus any accrued but unpaid dividends or (b) the amount such holder would be entitled to receive in such liquidation if the Series E Preferred Stock had been converted into common stock.

         REDEMPTION. On the second anniversary of the issuance of the Series E Preferred Stock, Celerity is obligated to redeem the Series E Preferred Stock (to the extent of funds legally available for such purpose) from the holders thereof. The redemption price is equal to $10,000 per share (as adjusted for certain events), plus any accrued but unpaid dividends.

         VOTING. The holders of the Series E Preferred Stock are entitled to vote as a single class with the holders of common stock on an as-converted basis. As such, the holders of the Series E Preferred Stock are entitled to 5,000,000 votes.

         CONVERSION. At the holder's option, the holders of the Series E Preferred Stock may convert their shares of Series E Preferred Stock into common stock at a conversion rate of $0.02 per share (as adjusted for certain events). Upon conversion, all accrued but unpaid dividends will be forfeited. To the extent that there is an insufficient number of shares of common stock available, which has been the case since the Series E Preferred Stock was issued, then the conversion period will be extended by the number of days such shares of common stock were unavailable. As of June 25, 2002, Celerity had 10 shares of Series E Preferred Stock outstanding, which are convertible into 5,000,000 shares of common stock.

         OPTIONS. As of June 25, 2002, Celerity had outstanding options to purchase 509,807 shares of common stock at a weighted average exercise price of $3.20 per share. Of that total, options to purchase 69,492 shares of common stock were vested at a weighted average exercise price of $6.20 per share.

         WARRANTS. As of June 25, 2002, Celerity had outstanding warrants to purchase 450,391 shares of common stock at a weighted average exercise price of $15.66 per share. These warrants become exercisable on the date on which the holder converts any Series B Preferred Stock into shares of common stock. Thereafter, the holder will have two years to exercise the warrants.

         CONTINGENT WARRANTS. Upon conversion of certain of the Series B Preferred Stock, Celerity will be obligated to issue warrants to the holders of the Series B Preferred Stock. These warrants, assuming all eligible shares of Series B Preferred Stock are converted into common stock, would entitle the holders to purchase up to 230,000 shares of common stock at an exercise price of $2.00 per share.

         CONVERTIBLE DEBENTURES. As of June 25, 2002, Celerity had issued Convertible Debentures in the original principal amount of $3,847,700. These Convertible Debentures are convertible into shares of common stock at a price equal to 75% of the average closing bid price of Celerity's common stock for the five trading days immediately preceding conversion. If such conversion had taken place on June 25, 2002 then the holders of the Convertible Debentures would have received 218,453,333 shares of common stock. These Convertible Debentures accrue interest at a rate of 4% per year and are convertible at the holder's option. These Convertible Debentures have a term of four years.

         TRANSFER AGENT AND REGISTRAR. American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock. Its address is 6201 Fifteenth Avenue, Brooklyn, New York 11219.

                                     EXPERTS

         On December 11, 2001, Celerity Systems dismissed PricewaterhouseCoopers LLP ("PRICEWATERHOUSECOOPERS") as its independent certified public accountant.

         PricewaterhouseCoopers' reports on Celerity's financial statements for each of the years ended December 31, 1999 and 2000, respectively, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the reports from PricewaterhouseCoopers for each of the two years ended December 31, 1999 and 2000, respectively, expressed substantial doubts about Celerity's ability to continue as a going concern.

         PricewaterhouseCoopers' dismissal was recommended and approved by Celerity's Audit Committee and Board of Directors.

         For each of the two years ended December 31, 1999 and 2000, and through December 11, 2001, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

         For each of the two years ended December 31, 1999 and 2000, and through December 11, 2001, PricewaterhouseCoopers did not advise Celerity of any of the matters identified in paragraph (a)(1)(iv)(B) of Item 304 of Regulation S-B.

         On December 11, 2001, Celerity engaged HJ & Associates, LLC as its principal accountant to audit Celerity's financial statements for the year ended December 31, 2001. Celerity did not consult HJ & Associates, LLC on any matters described in paragraph (a)(2)(i) or (ii) of Item 304 of Regulation S-B since January 1, 2000 or any subsequent interim period prior to engaging HJ & Associates, LLC.

         Subsequently, Celerity engaged HJ & Associates, LLC to audit its financial results for the year ended December 31, 2000. This audit was conducted to simplify the filing of the accompanying registration statement by requiring the review of a single independent certified public accounting firm. The audit of the financial results for the year ended December 31, 2000 did not result in any changes to Celerity's financial results as previously filed with the SEC on April 16, 2001, in Celerity's 2000 Annual Report on Form 10-KSB, as amended.


                                  LEGAL MATTERS

         Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of our common stock.


                              AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                             CELERITY SYSTEMS, INC.

                          INDEX TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


INTERIM CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

    Balance Sheets as of March 31, 2002 and December 31, 2001                F-1

    Condensed Statement of Operations for the three months ended
    March 31, 2001 and March 31, 2002                                        F-3

    Statements of Stockholders' Deficit
    Year Ended December 31, 2001 and 2000                                    F-4

    Condensed Statements of Cash Flows for the three months                  F-5
    Ended March 31, 2002

    Notes to Financial Statements                                            F-6

ANNUAL FINANCIAL STATEMENTS (AUDITED)

    Independent Auditor's Report                                            F-10

    Balance Sheet as of December 31, 2001                                   F-11

    Statement of Operations                                                 F-12
    Year Ended December 31, 2001 and 2000

    Statements of Stockholders' Deficit                                     F-13
    Year Ended December 31, 2001 and 2000

    Statement of Cash Flows                                                 F-14
    Year Ended December 31, 2001 and 2000

    Notes to Financial Statements                                           F-15

Balance Sheet
                                                                                           March 31, 2002
                                                                                            (unaudited)        December 31, 2001
                                                                                -------------------------------------------------
 Assets
    Cash                                                                                     $     111,107         $     171,988
    Accounts receivable                                                                              1,908                 4,282
    Inventory, net                                                                               2,192,111             2,184,334
                                                                                -------------------------------------------------
         Total current assets                                                                    2,305,126             2,360,604
 Property and equipment, net                                                                       236,330               252,286
 Debt offering costs, net of accumulated amortization of $280,617
   and $157,418, respectively                                                                      916,238             1,076,187
 Other assets                                                                                       20,900                20,900
                                                                                -------------------------------------------------
      Total assets                                                                          $    3,478,594        $    3,709,977
                                                                                =================================================

 Liabilities, Redeemable Preferred Stock and Stockholders' Deficit
 Accounts payable                                                                           $    2,095,965        $    2,114,855
 Accrued wages and related taxes                                                                    77,022                77,022
 Accrued interest                                                                                  897,360               768,995
 Other accrued liabilities                                                                         477,828               277,764
 Notes payable - Related party                                                                     125,000               117,589
 Equity warrant liability                                                                                -               134,374
 Current maturities of long-term debt and capital lease obligations                                140,000               150,000
                                                                                -------------------------------------------------
      Total current liabilities                                                                  3,813,175             3,640,599
 Long-term debt and capital lease obligations, less current maturities                           2,768,457             2,830,168
                                                                                -------------------------------------------------
      Total liabilities                                                                          6,581,632             6,470,767

 Commitments and contingencies (Notes 7 and 8)

 Series B convertible preferred stock, $.01 par value; authorized 100 shares; 95 shares issued and outstanding at
      March 31, 2002 and December 31, 2001                                                         950,000               950,000

 Series C convertible preferred stock, $.01 par value;  authorized 100 shares; 6 shares issued and outstanding at
      March 31, 2002 and December 31, 2001                                                          60,000                60,000

 Series D convertible  preferred stock,  $.01 par value;  authorized 100 shares;
      5.4 and 0 shares issued and outstanding at
      March 31, 2002 and December 31, 2001                                                          54,000                     -

 Series E convertible preferred stock, $.01 par value; authorized 100 shares; 10 and 0 shares issued and outstanding at
      March 31, 2002 and December 31, 2001                                                         100,000                     -

                                      F-1

                                                                              March 31, 2002     December 31,
                                                                               (unaudited)           2001
                                                                          ---------------------------------------
 Common stock, $.001 par value, 250,000,000 shares authorized,
     8,939,504 and 4,939,766 issued and outstanding
      at March 31, 2002 and December 31, 2001, respectively                             8,939              4,940
Additional paid-in capital                                                         34,303,178         33,173,170
Accumulated deficit                                                              (38,579,155)       (36,948,900)
                                                                          ---------------------------------------
      Total stockholders' deficit                                                 (4,267,038)        (3,770,790)
                                                                          ---------------------------------------
      Liabilities, Convertible Preferred Stock and Stockholders' Deficit     $      3,478,594     $    3,709,977
                                                                          =======================================


         The accompanying notes are an integral part of these unaudited condensed financial statements.

CELERITY SYSTEMS, INC.
 Condensed Statements of Operations
 Unaudited
                                                                                         Three Months Ended
                                                                                             March 31,
                                                                                 ---------------------------------------
                                                                                     2002                 2001
                                                                                     ----                 ----
   Revenues                                                                            $     2,234      $     2,400
   Cost of revenues                                                                              -            3,240
                                                                                 ----------------- -----------------
           Gross margin                                                                      2,234            (840)
   Operating expenses                                                                      822,009          654,956
                                                                                 ----------------- -----------------
           Loss from operations                                                          (819,775)        (655,796)
      Interest expense                                                                   (762,037)         (68,494)
      Income on equity warrant liability (Note 8)                                          104,745                -
      Other income                                                                             812            1,425
                                                                                 ----------------- -----------------
           Net loss                                                                    (1,476,255)        (722,865)
           Amortization of beneficial conversion feature and accretion of
           redeemable convertible preferred stock (Note 4)                               (154,000)         (30,628)
                                                                                 ----------------- -----------------
           Net loss attributable to common shareholders                              $ (1,630,255)       $(753,493)
                                                                                 ================= =================

   Basic loss per common share (Note 2):
          Net loss per share                                                            $   (0.21)       $   (0.23)
          Amortization of beneficial conversion feature and accretion of
          redeemable convertible preferred stock                                            (0.02)           (0.01)
          Net loss attributable to common shareholders                                  $   (0.23)       $   (0.24)
                                                                                 ================= =================

         The accompanying notes are an integral part of these unaudited condensed financial statements.

CELERITY SYSTEMS, INC.
 Statement of Changes in Stockholders' Deficit
 For the Three Months Ended March 31, 2002
Unaudited
                                                                                                                          Total
                                        Shares of           Common             Additional          Accumulated         Stockholders'
                                       Common Stock          Stock           Paid-In Capital         Deficit              Deficit
                                      ---------------    --------------    ------------------   -----------------    ---------------
Balances, December 31, 2001                4,939,766      $      4,940       $    33,173,170      $  (36,948,900)     $  (3,770,790)
Issuance of convertible
debenture with beneficial
conversion feature                                                                    84,848                                  84,848
Issuance of convertible
preferred stock with beneficial
conversion feature                                                                   154,000                                 154,000
Issuance of common stock as
payment of certain payroll and
accounts payable items                       132,239               132                55,098                                  55,230
Conversion of convertible
debentures to shares of common
stock                                      3,867,499             3,867               806,433                                 810,300
Close out of Equity Warrant
Liability                                                                             29,629                                  29,629
Accretion of convertible
preferred stock                                                                                        (154,000)           (154,000)
Net loss                                                                                             (1,476,255)         (1,476,255)

                                      ---------------    --------------    ------------------   -----------------    ---------------
Balances, March 31, 2002                   8,939,504      $     8,939        $    34,303,178      $ (38,579,155)      $  (4,267,038)
                                      ===============    ==============    ==================   =================    ===============


         The accompanying notes are an integral part of these unaudited condensed financial statements.

 CELERITY SYSTEMS, INC.
 Condensed Statements of Cash Flows
 Unaudited
                                                                                                   Three Months Ended
                                                                                                        March 31
                                                                                            ----------------------------------------
                                                                                                 2002                2001
                                                                                                 ----                ----
 Cash flows from operating activities:
    Net loss                                                                                 $   (1,476,255)       $   (722,865)
    Adjustments to reconcile net loss to net
         Cash used in operating activities:
             Depreciation and amortization                                                           228,241              80,128
             Noncash interest expense related to beneficial
                  conversion feature of debt                                                         611,438              46,001
             Noncash interest expense related to notes payable                                             -              36,860
             Noncash operating expense related to consulting fees                                          -              17,990
             Noncash operating expense related to payroll
                and directors' fees                                                                        -              19,214
             Noncash income related to equity warrant liability                                    (104,745)                   -
             Changes in current assets and liabilities:
                 Accounts receivable                                                                   2,373             (1,000)
                 Inventory                                                                           (7,777)           (658,505)
                 Accounts payable                                                                     27,656             345,902
                 Other current liabilities                                                           359,112                 946
                                                                                        -----------------------------------------
                     Net cash used in operating activities                                         (359,957)           (835,329)
 Cash flows from investing activities:
    Purchase of fixed assets                                                                         (4,174)           (246,385)
                                                                                        -----------------------------------------
                     Net cash used in investing activities                                           (4,174)           (246,385)
 Cash flows from financing activities:
    Proceeds from short-term borrowings                                                                    -              15,000
    Payments on short-term borrowings                                                                      -            (15,000)
    Proceeds from long-term debt                                                                     400,000           1,790,000
    Principal payments on long-term debt and capital lease obligations                             (210,000)            (20,000)
    Proceeds from issuance of common stock                                                                 -              30,000
    Proceeds from preferred stock and warrant offerings, net of offering costs                       154,000             685,072
    Financing and debt issue costs                                                                  (40,750)           (158,239)
                                                                                        -----------------------------------------
                     Net cash provided by financing activities                                       303,250           2,326,833
 Net increase in cash                                                                               (60,881)           1,245,119
 Cash, beginning of period                                                                           171,988              10,366
                                                                                        -----------------------------------------
 Cash, end of period                                                                         $       111,107       $   1,255,485
                                                                                        =========================================


         The accompanying notes are an integral part of these unaudited condensed financial statements.

                             CELERITY SYSTEMS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1.       PRESENTATION OF UNAUDITED INTERIM FINANCIAL STATEMENTS

         The accompanying interim condensed financial statements and notes to the financial statements for the interim periods as of March 31, 2002 and 2001, are unaudited. The accompanying interim unaudited financial statements have been prepared by the Company in accordance with generally accepted accounting principles for interim financial statements and Item 310(b) of Regulation S-B. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 2002, are not necessarily indicative of the results that may be expected for the year ending December 31, 2002. The condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Form 10-KSB of the Company as of and for the year ended December 31, 2001. All amounts and share totals have been restated to account for the one-for-twenty reverse stock split effective April 24, 2002.

         In June 1998, the FASB issued SFAS 133, Accounting for Derivative Instruments and Hedging Activities and in July 1999 issued SFAS 137 which deferred the effective date of SFAS 133, as it pertains to the Company, to fiscal year 2001. This statement has not had a material impact on the Company.

         In July 2001, the FASB issued SFAS 141, Business Combinations, and SFAS 142, Goodwill and Other Intangible Assets. SFAS 141 requires that the purchase method be used for business combinations initiated after June 30, 2001. SFAS 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. The amortization of goodwill ceases upon adoption of the Statement which will be January 1, 2002. Adoption of these statements has not had a material impact on the Company.

         FASB Statement of Financial Accounting Standards No. 143 "Accounting for Asset Retirement Obligations" ("SFAS 143") was issued in August 2001. SFAS 143 changes the accounting and reporting for asset retirement obligations. SFAS 143 is effective for fiscal years beginning after June 15, 2002. The Company is currently assessing the effect, if any, on its financial statements of implementing SFAS 143.

         In October, 2001, the FASB issued SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. SFAS 144 is effective for fiscal years beginning after December 15, 2001. Adoption of this statement has not had a material impact on the Company.

         The Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has had recurring losses and continues to suffer cash flow and working capital shortages. Since inception in January, 1993 through March 31, 2002 the losses total approximately $38,579,000. As of March 31, 2002, the Company had a negative net working capital of approximately $1,508,000. These factors taken together with the lack of sales and the absence of significant financial commitment raises substantial doubt about the Company's ability to continue as a going concern.

         The Company has focused on attempting to obtain the necessary capital to maintain its operations. Additionally, the Company has focused its sales efforts to those which it believes have the best chance of closing in the near term. In the first three months of 2002, the Company received gross proceeds from private placements of convertible debt totaling $400,000 and Series D and E Convertible Preferred Stock totaling $154,000. These funds enabled the Company to operate for the last few months, however, additional financing will be necessary to sustain its operations and achieve its business plan. The Company is attempting to obtain such additional financing. Management is also actively seeking one or more strategic investors. The Company has also received orders to provide five of its DigiKnow Digital Education Systems to schools in the Midwest. However, there can be no assurance as to the receipt or timing of revenues from operations including revenues from these contracts or that management will be able to find a strategic investor or secure the additional financing necessary to sustain operations or achieve its business plan.

         The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

2.       LOSS PER SHARE

         Basic and diluted loss per share were computed by dividing net loss attributable to common stock by the weighted average fully diluted common shares outstanding during each period. Potential common equivalent shares are not included in the computation of per share amounts in the periods because the Company reported a net loss and their effect would be anti-dilutive. At March 31, 2002, the number of shares excluded from the computation because of their anti-dilutive effect is approximately 32,896,300. Following is a reconciliation of the numerators and denominators of the basic earnings per share:

                                                                                     Three Months Ended
                                                                                          March 31,
                                                                           ----------------------------------------
                                                                                   2002                2001
                                                                                   ----                ----
Loss
         Basic and diluted:
                  Income (loss) applicable to common stockholders              $(1,630,255)         $(753,493)

Shares
         Basic and diluted:
                  Weighted-average common shares outstanding                      7,063,884          3,181,652


3.       ISSUANCE OF CONVERTIBLE DEBENTURES

         The Company issued $400,000 aggregate principal amount of 4% convertible debentures in the first three months of 2002, resulting in net proceeds of approximately $359,000. The debentures have a term of five years and are convertible into the Company's common stock, at the option of the holder, at a price equal to 75% of the average closing bid price of the common stock for the five trading days immediately preceding conversion. The Company recognized a beneficial conversion feature for the convertible debentures as a discount on the convertible debentures and as additional paid-in capital. This discount of $84,848 will be amortized as a non-cash interest expense over the five year period from the date of issuance to the stated redemption date of the debentures. Upon conversion prior to the stated date of redemption the remaining unamortized discount will be recognized as a non-cash interest expense.

4.       ISSUANCE OF CONVERTIBLE PREFERRED STOCK

         SERIES D

         In the first quarter of 2002, the Company consummated a private placement of 5.4 shares of Series D Convertible Preferred Stock resulting in gross proceeds of $54,000. The Series D Stock provides for preferential dividends at an annual rate of 8%. The preferred stock is convertible into shares of common stock at a conversion price equal to $0.01 per share (which conversion price was adjusted to $0.20 per share for the reverse stock split on April 24, 2002), subject to availability, at any time during the two years following execution of the subscription agreements. Should there be an insufficient number of shares of common stock available at the time the preferred stock is offered for conversion, the conversion period shall be extended by the number of days between the conversion date and the date common shares become available. Two years from the original issuance date, the Company shall offer to redeem such preferred shares then outstanding at a price equal to the original issuance price plus accrued dividends if permitted by applicable law.

         On the date of issuance of the Series D Convertible Preferred Stock, the effective conversion price was at a discount to the price of the common stock into which it was convertible. The Company recorded a $54,000 dividend relative to the beneficial conversion feature. The Series D Convertible Preferred Stock is considered perpetual preferred stock and, therefore, amortization of the $54,000 is reflected over the period from the date of issuance to the earliest conversion date, resulting in full accretion during the first quarter of 2002.

         SERIES E

         In the first quarter of 2002, the Company consummated a private placement of 10 shares of Series E Convertible Preferred Stock resulting in gross proceeds of $100,000. The Series E Convertible Preferred Stock provides for preferential dividends at an annual rate of 8%. The preferred stock is convertible into shares of common stock at a conversion price equal to $0.001 per share (which conversion price was adjusted to $0.02 per share for the reverse stock split on April 24, 2002), subject to availability, at any time during the two years following execution of the subscription agreements. Should there be an insufficient number of shares of common stock available at the time the preferred stock is offered for conversion, the conversion period shall be extended by the number of days between the conversion date and the date common shares become available. Two years from the original issuance date, the Company shall offer to redeem such preferred shares then outstanding at a price equal to the original issuance price plus accrued dividends if permitted by applicable law.

         On the date of issuance of the Series E Convertible Preferred Stock, the effective conversion price was at a discount to the price of the common stock into which it was convertible. The Company recorded a $100,000 dividend relative to the beneficial conversion feature. The Series E Convertible Preferred Stock is considered perpetual preferred stock and, therefore, amortization of the $100,000 is reflected over the period from the date of issuance to the earliest conversion date, resulting in full accretion during the first quarter of 2002.

         The total amount that would be required for redemption for the Series D and Series E Convertible Preferred Stock is as follows:

              2002                                                    $     --
              2003                                                          --
              2004                                                     154,000
                                                                ---------------
              Total required redemption for the Series D
              and Series E Convertible Preferred Stock              $  154,000
                                                                ===============

5.       SUPPLEMENTAL CASH FLOW INFORMATION

         During the first three months of 2002, the Company issued 132,239 shares of common stock with a value of $55,230 as payment for certain payroll and accounts payable items.

         Also during the first three months of 2002, convertible debentures with outstanding principal and interest of $810,300 were converted into 3,867,499 shares of common stock.

         Also during the first three months of 2002, $7,411 of noncash interest expense was incurred relating to amortization of warrants issued in conjunction with certain notes payable.

7.       COMMITMENTS AND CONTINGENCIES

         In January 2002, the Company terminated the Equity Line of Credit entered into on June 14, 2001 due to delays in getting related shares registered and in order to pursue other types of financing arrangements. As a result, the Company does not have an effective registration statement including common shares to be issued in connection with certain debentures issued in 2001 and the first quarter of 2002 under the 1999 Line of Credit Agreement. The Company is required to pay liquidated damages in the form of increased interest on the convertible debentures as a result of not filing an effective registration statement for these debentures. The liability for liquidated damages will continue to accrue until the earlier of one year from the issuance date of the convertible debentures or the date a new registration statement becomes effective. The Company is preparing a new registration statement which it intends to file in the second quarter of 2002.

         The Company is a defendant in a lawsuit brought by a financial printer for non-payment of expenses. The action was brought on January 30, 2001 and is pending before the Supreme Court of the State of New York, County of New York. In this action, the plaintiff, Merrill /New York Company, sued the Company for the non-payment of financial printing fees. In 2002, Merrill/New York Company obtained a judgment for $136,435 against the Company. Such judgment has been fully accrued on the books of the Company. The Company intends to appeal the decision.

         In December 2001, Veja Electronics, Inc. d/b/a Stack Electronics sued the Company for breach of contract and is seeking damages in excess of $106,000. This action relates to amounts alleged to be owed from the shipment of products. The Company intends to defend this action.

         On February 14, 2002, Metalade FL, Inc. sued the Company for a delinquent account. The action was brought in the Circuit Court for Knox County, Tennessee and is styled as Metalade Fl, Inc. v. Celerity Systems, Inc. The plaintiff alleges it is owed in excess of $103,000 related to the shipment of products. The Company intends to defend this action.

         In addition, certain creditors have threatened litigation if not paid. The Company is seeking to make arrangements with these creditors. There can be no assurance that any claims, if made, will not have an adverse effect on the Company.

8.       SUBSEQUENT EVENTS

         On April 9, 2002, the Company held its Annual meeting of Shareholders. The shareholders approved a one-for-twenty reverse stock split. In addition, the shareholders approved an increase in the Company's authorized capital stock to 250,000,000 shares of common stock after taking into account the one-for-twenty reverse stock split. This reverse stock split became effective at the close of business on April 24, 2002.

         On April 24, 2002, the Company entered into a purchase order financing arrangement with Kidston Communications. Kidston Communications is controlled by Ed Kidston, a director and shareholder of the Company. Pursuant to this arrangement, Kidston Communications will purchase products and materials from the Company in sufficient quantities to fill open purchase orders received by the Company. Upon such purchase, title to the products and materials needed to fill the open purchase orders vests in Kidston Communications and are segregated from the Company's products and materials. The Company is then responsible for production of the final products to be shipped to the customers. The purchase price for these products and materials is the amount of the open purchase orders, less a 15% discount. If the order is filled after 10 months, then an interest charge of 1.5% per month will apply. This discount will be accounted for as an interest expense on the Company's financial statements. As of April 30, 2002, Kidston Communications has financed open purchase orders having a value of $485,941.

         In the second quarter of 2002, the Company issued 370,000 shares of common stock for conversion of Series B Preferred stock and 386,603 shares of common stock for conversion of convertible debentures, and issued 92,540 shares of common stock as payment of certain payroll and accounts payable items. Also, in the second quarter of 2002, the Company granted employees 302,500 options to purchase shares of common stock as compensation for services provided.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Celerity Systems, Inc.
Knoxville, Tennessee

We have audited the accompanying balance sheet of Celerity Systems, Inc. as of December 31, 2001, and the related statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Celerity Systems, Inc. as of December 31, 2001, and the results of its operations and cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a working capital deficit of $1,280,000 and has suffered recurring losses from operations and net operating cash outflows that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


We have audited the statement of operations, stockholders' deficit and cash flows for the year ended December 31, 2000 subsequent to our audit of the balance sheet and the related statement of operations, stockholders' deficit, and cash flows for the year ended December 31, 2001. Our audit did not result in modifications to the reported statement of operations, stockholders' deficit, and cash flows previously reported on by other auditors.



/s/ HJ & Associates, LLC
------------------------
HJ & Associates, LLC
Salt Lake City, Utah
June 14, 2002

 CELERITY SYSTEMS, INC.
 Balance Sheet
 December 31, 2001
                                                                                         2001
                                                                                   ----------------
 Assets
    Cash                                                                             $     171,988
    Accounts receivable                                                                      4,282
    Inventory, net (Note 5)                                                              2,184,334
                                                                                   ----------------
         Total current assets                                                            2,360,604

 Property and equipment, net (Note 6)                                                      252,286
 Debt offering costs, net of accumulated amortization of $157,418 (Note 2)               1,076,187
 Other assets                                                                               20,900
                                                                                   ----------------
      Total assets                                                                   $   3,709,977
                                                                                   ================

 Liabilities, Redeemable Preferred Stock and Stockholders' Deficit
 Accounts payable                                                                    $   2,114,855
 Accrued wages and related taxes                                                            77,022
 Accrued interest                                                                          768,995
 Other accrued liabilities                                                                 277,764
 Notes payable - Related Party (Notes 10 and 17)                                           117,589
 Equity warrant liability                                                                  134,374
 Current maturities of long-term debt and capital lease obligations                        150,000
                                                                                   ----------------
      Total current liabilities                                                          3,640,599

 Long-term debt and capital lease obligations, less current maturities (Note 10)         2,830,168
                                                                                   ----------------

      Total liabilities                                                                  6,470,767

 Commitments and contingencies (Notes 3, 8, 10, 11 and 15)                                       -

 Series A redeemable convertible preferred stock, $.01 par value;  authorized 50 shares; 0 shares issued and outstanding at
 December 31, 2001                                                                               -

 Series B convertible preferred stock, $.01 par value; authorized 100 shares; 95 shares issued and outstanding at
 December 31, 2001  (Note 11)                                                              950,000

 Series C convertible preferred stock, $.01 par value;  authorized 100 shares; 6 issued and outstanding at
 December 31, 2001 (Note 11)                                                                60,000

 Common stock, $.001 par value, 250,000,000 shares authorized,
      4,939,766 issued and outstanding at December 31, 2001                                  4,940
 Additional paid-in capital                                                             33,173,170
 Treasury stock, at cost, 0 shares at December 31, 2001 (Note 18)                                -
 Accumulated deficit                                                                  (36,948,900)
                                                                                   ----------------
      Total stockholders' deficit                                                      (3,770,790)
                                                                                   ----------------

      Total liabilities, redeemable preferred stock and stockholders' deficit        $   3,709,977
                                                                                   ================

    The accompanying notes are an integral part of these financial statements

CELERITY SYSTEMS, INC.
Statements of Operations
For the years ended December 31, 2001 and 2000
                                                                         2001                2000
                                                                       ------------------ -------------------
Revenues                                                                 $       403,997   $               -
Cost of revenues                                                               1,163,129             717,755
                                                                       ------------------ -------------------
                                                                               (759,132)           (717,755)
Operating expenses                                                             5,865,710           3,666,014
                                                                       ------------------ -------------------
  Loss from operations                                                       (6,624,842)         (4,383,769)

  Interest expense                                                           (1,481,402)           (930,740)
  Income on equity warrant liability                                           1,893,852                   -
  Loss on treasury stock                                                       (227,500)                   -
  Other (expense) income                                                          37,854             (8,084)
                                                                       ------------------ -------------------
    Loss before discontinued operations                                      (6,402,038)         (5,322,593)
Discontinued operations:
  Income on disposal of discontinued CD-ROM segment (Note 4)                           -              35,094
                                                                       ------------------ -------------------
  Loss before extraordinary items                                            (6,402,038)         (5,287,499)
  Extraordinary items
  Gain on extinguishment of debt (Note 10)                                        71,864                   -
                                                                       ------------------ -------------------
  Loss before cumulative effect of change in accounting principle            (6,330,174)         (5,287,499)
  Cumulative effect of change in accounting principle                          2,598,813
                                                                       ------------------ -------------------
    Net loss                                                                 (3,731,361)         (5,287,499)
Amortization of beneficial conversion feature and accretion of
  convertible preferred stock                                                  1,060,000             332,908
                                                                       ------------------ -------------------
  Net loss  attributable to common stockholders                          $   (4,791,361)   $     (5,620,407)
                                                                       ================== ===================

  Basic loss per common share (Note 13):
  Loss before discontinued operations                                    $        (2.01)   $          (9.28)
  Discontinued operations                                                              -                0.06
  Extraordinary items                                                               0.02                   -
  Cumulative effect of change in accounting principle                               0.82                   -
                                                                       ------------------ -------------------
    Net loss per share                                                            (1.17)              (9.22)
  Amortization of beneficial conversion feature and accretion of
    convertible preferred stock                                                   (0.33)              (0.58)
                                                                       ------------------ -------------------
    Net loss per share attributable to common stockholders               $       (1.50)    $          (9.80)
                                                                       ================== ===================

    The accompanying notes are an integral part of these financial statements

CELERITY SYSTEMS, INC.
Statement of Changes in Stockholders' Deficit
For the years ended December 31, 2001 and 2000
                                         Shares of                    Additional                                        Total
                                          Common         Common        Paid-In       Treasury        Accumulated     Stockholders'
                                           Stock          Stock        Capital        Stock            Deficit          Deficit
                                       -------------  ------------  -------------  ------------    --------------   --------------
Balances, December 31, 1999                  313,476    $     314   $ 23,701,201    $ (227,500)    $ (26,836,098)   $  (3,362,083)
Issuance of common stock                      85,000           85      1,059,915                                        1,060,000
Issuance of common stock warrants
   with short-term note                                                   75,589                                           75,589
Issuance of common stock warrants
   with Series A Preferred Stock                                         202,800                                          202,800
Exercise of common stock warrants              8,875            9        136,092                                          136,101
Exercise of employee stock options             4,375            4         51,927                                           51,931
Issuance of convertible debentures
    with beneficial conversion feature                                   651,104                                          651,104
Issuance of common stock as payment
   of certain consulting and
   directors' fees, payroll and
   accounts payable items                     40,713           41        943,213                                          943,254
Conversion of notes, accounts
   payable and wages to shares of
   common stock and warrants to
   purchase 17,874 shares of common
   stock                                      75,187           75      1,783,337                                        1,783,412
Conversion of accounts payable to
   common stock                               19,120           19        208,071                                          208,090
Conversion of convertible
   debentures to shares of common
   stock                                     450,455          450      1,606,158                                        1,606,608
Conversion of convertible preferred
   stock to shares of common stock           234,773          235        276,573                                          276,808
Issuance of convertible preferred
   stock with beneficial conversion
   feature                                                                33,942                         (33,942)               -
Accretion of redeemable preferred
   stock                                                                (298,966)                                        (298,966)
     Net loss                                                                                         (5,287,499)      (5,287,499)
                                         -----------    ----------  -------------   -----------    --------------    -------------
Balances, December 31, 2000                1,231,974        1,232     30,430,956      (227,500)      (32,157,539)      (1,952,851)
Issuance of common stock                      50,000           50         29,950                                           30,000
Issuance of common stock in
   connection with a purchase or
   finance commitment                        120,000          120        407,880                                          408,000
Issuance of convertible debentures
   with beneficial conversion
   feature                                                             2,151,794                                        2,151,794
Issuance of convertible preferred
   stock with beneficial conversion
   feature                                                               969,654                                          969,654
Issuance of common stock as payment
   of certain consulting and
   directors' fees, payroll and
   accounts payable items                     64,144           64        145,464                                          145,528
Conversion of convertible
   debentures to shares of common
   stock                                   3,155,638        3,156      1,683,193                                        1,686,349
Conversion of convertible preferred
   stock to shares of common stock           318,010          318        190,593                                          190,911
Amortization of beneficial
   conversion feature and accretion
   of redeemable convertible
   preferred stock                                                        27,446                      (1,060,000)      (1,032,554)
Reclassification as a result of a
   change in accounting principle
   for outstanding warrants                                           (2,863,760)                                      (2,863,760)
Loss on treasury stock                                                                 227,500                            227,500
     Net loss                                                                                         (3,731,361)      (3,731,361)
                                         -----------    ----------  -------------   -----------    --------------    -------------
Balances, December 31, 2001                4,939,766     $  4,940   $ 33,173,170     $       -     $  (36,948,900)    $(3,770,790)
                                         ===========    ==========  =============   ===========    ==============    =============


                              The accompanying notes are an integral part of these financial statements

                                                                F-13

CELERITY SYSTEMS, INC.
Statement of Cash Flows
For the years ended December 31, 2001 and 2000

                                                        2001            2000
                                                    -------------  -------------
Cash flows from operating activities:
  Net loss                                          $ (3,731,361)  $ (5,287,499)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
      Depreciation and amortization                      291,444        280,187
      Amortization expense related to termination of
          financing agreement                            408,000              -
      Amortization of equity placement fee related to
          termianted equity credit line                1,363,975              -
        Noncash operating expense related to the
          issuance of warrants                           399,304              -
        Noncash expense related to treasury stock        227,500              -
      Loss on disposal of fixed assets                   365,383              -
      Provision for inventory obsolescence               237,250        638,750
      Noncash interest expense related to beneficial
        conversion feature of debt                       575,224        712,550
      Noncash interest expense related to notes payable   66,506         22,234
      Stock based compensation                           113,683        578,125
      Noncash operating expense related to consulting
        fees                                                   -        259,534
      Noncash operating expense related to payroll
        and directors' fees                               31,843        365,129
      Noncash gain related to settlement of capital
        lease obligation                                 (97,500)             -
      Noncash income related to equity warrant
        liability                                      (1,893,852)            -
      Noncash income related to change in accounting
        principle                                      (2,598,813)            -
      Changes in current assets and liabilities:
        Accounts receivable                                (4,282)       31,500
        Prepaid expenses                                        -        24,000
        Inventory                                      (2,021,427)     (229,554)
        Accounts payable                                1,456,378       (43,728)
        Other current liabilities                         736,901      (413,053)
                                                    -------------  -------------
          Net cash used in operating activities        (4,073,844)   (3,016,825)

Cash flows from investing activities:
  Purchase of fixed assets                               (574,083)      (48,567)
                                                    -------------  -------------
          Net cash used in investing activities          (574,083)      (48,567)

Cash flows from financing activities:
  Proceeds from short-term borrowings                      54,000       200,000
  Payments on short-term borrowings                       (54,000)     (100,000)
  Proceeds from long-term debt                          5,686,000     1,634,980
  Principal payments on long-term debt and capital
    lease obligations                                    (592,500)      (90,000)
  Proceeds from issuance of common stock                   30,000     1,060,000
  Proceeds from exercise of common stock warrants               -       136,101
  Proceeds from exercise of common stock options                -         2,775
  Proceeds from preferred stock offering, net of
    offering costs                                        919,654       369,000
  Financing and debt issue costs                       (1,233,605)     (137,481)
                                                    -------------  -------------
          Net cash provided by financing activities     4,809,549     3,075,375

Net increase (decrease) in cash and cash equivalents      161,622         9,983
Cash and cash equivalents, beginning of year               10,366           383
                                                    -------------  -------------

Cash and cash equivalents, end of year              $     171,988  $     10,366
                                                    =============  =============


   The accompanying notes are in integral part of these financial statements

                             CELERITY SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS

1.       ORGANIZATION AND NATURE OF BUSINESS

         Celerity Systems, Inc. (the "Company"), a Delaware corporation, designs, develops, integrates, installs, operates and supports interactive video services hardware and software ("interactive video"). The Company also designed, developed, installed, and supported CD-ROM software products for business applications. In February, 1998 the Company began to scale back the CD-ROM segment to a maintenance mode of operations and in February, 2001 completed the sale of this segment (Note 4). In the interactive video services area, the Company seeks to provide solutions, including products and services developed by the Company and by strategic partners, that enable interactive video programming and applications to be provided to a wide variety of market niches. The sales of interactive video products are made direct to its customers, except for the education market which is conducted through a network of distributors.

         The Company had one interactive video customer that represented approximately 75% of the Company's revenues in 2001. The Company had no revenues in 2000.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt instruments with an original maturity of three months or less when purchased as cash equivalents. The Company places its temporary cash investments principally in bank repurchase agreements and money market accounts with one bank.

         CONCENTRATION OF RISK - The Company maintains checking accounts at financial institutions located in Tennessee. The accounts are insured by the Federal Deposit Insurance Corporation up to $100,000 each. The amounts held for the Company occasionally exceed that amount.

         FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value because of the short maturity of those instruments. The carrying value of the Company's long-term debt approximates fair value because it bears interest at rates that are similar to current borrowing rates for loans of comparable terms, maturity and credit risk that are available to the Company.

         INVENTORY - Inventory is stated at the lower of cost or market, with cost being determined using the first-in, first-out (FIFO) method. The Company has accrued an allowance for obsolete inventory of approximately $237,250.

         PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the underlying assets, generally five years. Routine repair and maintenance costs are expensed as incurred. Costs of major additions, replacements and improvements are capitalized. Gains and losses from disposals are included in income. The Company periodically evaluates the carrying value by considering the future cash flows generated by the assets. Management believes that the carrying value reflected in the financial statements is fairly stated based on this criteria.

         DEBT OFFERING COSTS - Debt offering costs are related to private placements in 2001 and 2000, are being amortized on a straight line basis over the term of the related debt, most of which is in the form of convertible debentures. Should conversion occur prior to the stated maturity date immediate recognition is made of the remaining unamortized cost through a charge to amortization expense. Amortization expense related to these costs was $198,633 and $204,894 in 2001 and 2000 respectively.

         REVENUE RECOGNITION - The Company records revenues upon shipment of goods and after all risks and rewards of ownership of the related products has passed to the buyer. The Company records sales for services upon the completion of training, ratably over the life of any maintenance of support agreement and in the current period for any access or rental fees. The Company's general sales terms require a deposit with the order and balance upon delivery, except for educational sales which are handled on a net 30 basis.

         RESEARCH AND DEVELOPMENT COSTS - Research and development costs are expensed as incurred. No expenses were recorded for the years ended December 31, 2001 and 2000.

         INCOME TAXES - The Company accounts for income taxes using the asset and liability method, whereby deferred tax assets and liabilities are determined based upon the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

         STOCK BASED COMPENSATION - On January 1, 1996, the Company adopted SFAS 123, Accounting for Stock Based Compensation. As permitted by SFAS 123, the Company has chosen to apply APB Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations in accounting for its Plans. The pro forma disclosures of the impact of SFAS 123 are described in Note 12 of the financial statements.

         CHANGE IN ACCOUNTING PRINCIPLES - In April 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44 (FIN 44) which clarifies the application of Accounting Principles Board Opinion 25 for certain transactions. The interpretation addresses many issues related to granting or modifying stock options including changes in accounting for modifications of awards (increased life, reduction of exercise price, etc.). It was effective July 1, 2000 but certain conclusions cover specific events that occurred after either December 15, 1998 or January 12, 2000. The effects of applying the interpretation are to be recognized on a prospective basis from July 1, 2000. The adoption of FIN 44 did not have a material impact on the Company.

         Effective June 30, 2001, the Company adopted the provisions of EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially settled in, a Company's Own Stock". This issue provides that warrants to purchase common shares which are outstanding and for which the number of authorized but unissued shares is insufficient to satisfy the maximum number of shares that could be required upon the exercise of such warrants, then the contract is reclassified from equity to an asset or liability. The effect of the application of this pronouncement that requires asset or liability classification for those contracts that existed as of June 30, 2001, would be calculated as of June 30, 2001, and presented on that date as a cumulative effect of a change in accounting principle. At June 30, 2001, $2,863,760 was reclassified from equity to a liability and mark-to-market adjustment of $2,598,813 was recorded as the cumulative effect of a change in accounting principle. For the year ended December 31, 2001, a total mark-to-market adjustment of $4,492,665 was recorded as income on equity warrant liability for those contracts that existed as of December 31, 2001.

         The Company has adopted the provisions of FASB Statement No. 138 "Accounting for Certain Derivative Instruments and Hedging Activities, (an amendment of FASB Statement No. 133.)" Because the Company had adopted the provisions of FASB Statement No. 133, prior to June 15, 2000, this statement is effective for all fiscal quarters beginning after June 15, 2000. The adoption of this principle had no material effect on the Company's financial statements.

         The Company has adopted the provisions of FASB Statement No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (a replacement of FASB Statement No. 125.)" This statement provides accounting and reporting standard for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial-components approach that focuses on control. Under that approach, the transfer of financial assets, the Company recognized the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. This statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. This statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The adoption of this principle resulted in the re-establishment of $163,605 in accounts payable written off during the year.

         The Company has adopted the provisions of SFAS No.'s 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 is effective as to any business combination occurring after June 30, 2001 and certain transition provisions that affect accounting for business combinations prior to June 30, 2001 are effective as of the date that SFAS No. 142 is applied in its entirety, which will be January 1, 2002 for the Company. SFAS No. 142 is effective, generally, in fiscal years beginning after December 15, 2001, which will be the fiscal year ending December 31, 2002 for the Company.

         SFAS No. 141 provides standards for accounting for business combinations. Among other things, it requires that only the purchase method of accounting be used and that certain intangible assets acquired in a business combination (i.e. those that result from contractual or other legal rights or are separable) be recorded as an asset apart from goodwill. The transition provisions require that an assessment be made of previous business combinations and, if appropriate, reclassifications be made to or from goodwill to adjust the recording of intangible assets such that the criteria for recording intangible assets apart from goodwill is applied to the previous business combinations.

         SFAS No. 142 provides, among other things, that goodwill and intangible assets with indeterminate lives shall not be amortized. Goodwill shall be assigned to a reporting unit and annually assessed for impairment. Intangible assets with determinate lives shall be amortized over their estimated useful lives, with the useful lives reassessed continuously, and shall be assessed for impairment under the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Goodwill is also assessed for impairment on an interim basis when events and circumstances warrant. Upon adoption of SFAS No. 142, the Company will assess whether an impairment loss should be recognized and measured by comparing the fair value of the "reporting unit" to the carrying value, including goodwill. If the carrying value exceeds fair value, then the Company will compare the implied fair value of the goodwill" (as defined in SFAS No. 142) to the carrying amount of the goodwill. If the carrying amount of the goodwill exceeds the implied fair value, then the goodwill will be adjusted to the implied fair value.

         While the Company has not completed the process of determining the effect of this new accounting pronouncement on its financial statements, the Company currently expects that the effect of SFAS No. 142 on the Company's financial statements, when it becomes effective, will not be significant.

         On August 16, 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which is effective for fiscal years beginning after June 15, 2002. It requires that obligations associated with the retirement of a tangible long-lived asset be recorded as a liability when those obligations are incurred, with the amount of the liability initially measured at fair value. Upon initially recognizing a liability for an accrued retirement obligation, an entity must capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. While the Company has not completed the process of determining the effect of this new accounting pronouncement on its financial statements, the Company currently expects that the effect of SFAS No. 143 on the Company's financial statements, when it becomes effective, will not be significant.

         On October 3, 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, its provisions are to be applied prospectively. SFAS 144 supercedes SFAS Statement No. 121 (FAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS 144 applies to all long-lived assets (including discontinued operations) and consequently amends Accounting Principles Board Opinion No. 30 (APB 30), "Reporting Results of
         Operations Reporting the Effects of Disposal of a Segment of a Business."

         SFAS 144 develops one accounting model (based on the model in SFAS 121) for long-lived assets that are to be disposed of by sale, as well as addresses the principal implementation issues. SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. That requirement eliminates the requirement of APB 30 that discontinued operations be measured at net realizable value or that entities include under "discontinued operations" in the financial statements amounts for operating losses that have not yet occurred. Additionally, FAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction.

         While the Company has not completed the process of determining the effect of this new accounting pronouncement on its financial statements, the Company currently expects that the effect of SFAS No. 144 on the Company's financial statements, when it becomes effective, will not be significant.

         LONG-LIVED ASSETS - In accordance with SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Any changes in estimated useful life are recorded prospectively and any impairment adjustments are recorded as expense in the period the impairment occurs. The amount of any impairment considered necessary would be determined by comparing the book available at the time, depending on the stage of development of the line of business and the Company's intentions at the time an impairment adjustment were considered necessary.

         ADVERTISING - The Company follows the policy of charging the costs of advertising to expense as incurred.

         STOCK OPTIONS - As permitted by FASB Statement 123 "Accounting for Stock Based Compensation" (SFAS No. 123), the Company elected to measure and record compensation cost relative to employee stock option costs in accordance with Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations and make proforma disclosures of net income and earnings per share as if the fair value method of valuing stock options had been applied. Under APB Opinion 25, compensation cost is recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.
         VALUATION OF OPTIONS AND WARRANTS - The valuation of options and warrants granted to unrelated parties for services are measured as of the earlier (1) the date at which a commitment for performance by the counterparty to earn the equity instrument is reached or (2) the date the counterparty's performance is complete. Pursuant to the requirements of EITF 96-18, the options and warrants will continue to be revalued in situations where they are granted prior to the completion of the performance.

3.       GOING CONCERN

         The Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has had recurring losses. Since inception in January, 1993 through December 31, 2001 of $36,948,900, and continues to suffer cash flow and working capital shortages. As of December 31, 2001, the Company had a negative net working capital of approximately $1,280,000. These factors taken together with the lack of sales and the absence of significant financial commitment raises substantial doubt about the Company's ability to continue as a going concern.

         The Company has focused on attempting to obtain the necessary capital to maintain its operations. Additionally, the Company has narrowed its sales efforts to those which it believes have the best chance of closing in the near term. In the first quarter of 2002, the Company received gross proceeds from private placements of convertible debt totaling $400,000 and Series D Convertible Preferred Stock totaling $54,000. These funds should enable the Company to operate for the next few months, however, additional financing will be necessary to sustain our operations and achieve our business plan. The Company is attempting to obtain such additional financing. Management is also actively seeking one or more strategic investors. The Company has also received orders to provide its DigiKnow Digital Education System to an Ohio school. However, there can be no assurance as to the receipt or timing of revenues from operations including revenues from these contracts or that management will be able to find a strategic investor or secure the additional financing necessary to sustain operations or achieve its business plan.

         The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

4.       DISCONTINUED SEGMENT

         In February 1998, the Company decided to scale back its CD-ROM segment to a maintenance mode of operations. The Company developed a formal plan of disposal that became effective in May 1998. The segment had revenues of $-0- and $70,070 in 2001 and 2000, respectively. In February, 2001 the Company sold the assets of its CD-ROM segment for 20 preferred shares of the buyer, which are convertible to common shares on a scheduled basis over a two-year period. As the Company had written the assets of this segment down to zero, and the fair value of the shares of the buyer is not currently determinable, no gain or loss on this sale was recorded.

5.       INVENTORY

         Inventory at December 31, 2001 consists of:

                                                            2001
                                                      ------------------
         Raw materials                                   $ 1,690,564
         Finished goods                                      731,020
                                                      ------------------
                                                           2,421,584
         Reserve for lower of cost or market                (237,250)
                                                      ------------------
                                                         $ 2,184,334
                                                      ==================

         During 2001, the Company wrote inventory down to an estimated net realizable value. This write down amounted to $237,250 in 2001. The write down results from a lower of cost or market valuation on certain parts and finished goods.

6.       PROPERTY AND EQUIPMENT

         Substantially all property and equipment of the Company is comprised of computers and computer-related equipment, therefore, all property and equipment is included in one category entitled "Property and equipment, net." Cost and related accumulated depreciation for December 31, 2001 is as follows:

                                                            2001
                                                      ------------------

        Property and equipment                             $ 481,003
        Accumulated depreciation                           (228,717)
                                                           ---------
        Property and equipment, net                        $ 252,286
                                                           =========

         Depreciation expense in 2001 and 2000 was $56,789 and $52,877, respectively. During the year equipment was purchased to be used in connection with multi-housing market projects. The Company has terminated these projects due to the high cost of purchasing the equipment and the relatively slow expected return on investment. The Company recorded a loss on disposal of fixed assets of $365,383 in connection with these projects.

7.       INCOME TAXES

         The tax effects of temporary differences giving rise to the Company's deferred tax assets (liabilities) at December 31, 2001 and 2000, are as follows:

                                                                            2001             2000
                                                                      ----------------- ----------------
        Current:
            Inventory reserve                                                   90,000          286,000
            Other                                                               53,000           56,000
                                                                         -------------     ------------
                                                                               143,000          342,000
        Valuation allowance for net current deferred tax assets              (143,000)        (342,000)
                                                                             ---------        ---------

               Total net current deferred tax asset                       $        - -    $         - -
                                                                         =============    =============

                                      F-19

                                                                            2001             2000
                                                                      ----------------- ----------------

        Noncurrent:
            Net operating loss and research credit carryforwards           $12,323,000      $10,717,000
            Stock based compensation                                           819,000          879,000
            Property and equipment                                            (8,000)          (5,000)
                                                                              --------         -------
                                                                            13,134,000       11,591,000
        Valuation allowance for net noncurrent deferred tax assets        (13,134,000)     (11,591,000)
                                                                          ------------    -------------

               Total net noncurrent deferred tax asset                   $         - -    $         - -
                                                                         =============    =============

         As a result of significant historical pretax losses, management can not conclude that it is more likely than not that the deferred tax asset will be realized. Accordingly, a valuation allowance has been established against the total net deferred tax asset.

         In 2001 and 2000, income tax expense allocated to discontinued operations was $-0- and $13,000 respectively. The Company recorded a full valuation allowance for this item.

         The Company's income tax benefit differs from that obtained by using the federal statutory rate of 34% as a result of the following:

                                                                                      2001             2000
                                                                                --------------------------------
         Computed "expected" tax (benefit)                                      $   (1,312,000)   $  (1,798,000)
         State income tax (benefit), net of federal income tax benefit                (105,000)        (209,000)
         Change in valuation allowance                                                1,344,000        1,949,000
         Permanent differences and other                                                 73,000           58,000
                                                                                ---------------   --------------
                                                                                $           - -   $          - -
                                                                                ===============   ==============

         At December 31, 2001, the Company has approximately $32,302,000 of net operating loss carryforwards which in certain circumstances could become limited due to a change in control. These amounts are available to reduce the Company's future taxable income and expire in the years 2008 through 2021.

8.       COMMON STOCK WARRANTS

1996 WARRANTS

         In the second quarter of 1996, the Company sold units in a private placement offering to outside investors. In connection with this placement, the agent received warrants to purchase 1,778 shares of common stock at $206.20 per share. The 1998, 1999, 2000 and 2001 convertible debenture issuances triggered the antidilution provisions of the 1996 warrant agreement. An additional 1,491 warrants have been issued and the exercise price has been lowered to $112.20. These warrants expire in July 2002. Pursuant to the terms of these warrants, additional shares were to be issued upon exercise and the exercise price of the related warrants was lowered. The total value of the warrants remained constant, therefore, no accounting entry was required.

1997 WARRANTS

         In November 1997, the Company issued warrants to purchase 10,000 shares of common stock at $180.00 per share in connection with its initial public offering. These warrants expire in November 2002.

1999 WARRANTS

         In the first quarter 1999, the Company placed $600,000 of 9% convertible debentures (Note 10). In connection with this placement, the agent received warrants to purchase 5,000 shares of common stock at $20.00 per share. The Company recorded loan cost and additional paid in capital for the $36,605 fair value of these warrants to be amortized over the life of the related debt.

         In June 1999, the Company received $500,000 in bridge financing. In connection with this placement, the agent received warrants to purchase 5,000 shares of common at $30.00 per share which were repriced to $18.80 per share in April 2000. The fair value of the warrants was determined using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 7.00%, expected dividends of zero, volatility of 188.09% and expected lives of up to three years. The Company recorded loan cost and additional paid in capital for the $16,300 for the fair value of the repricing of these warrants to be amortized over the life of the related debt. These warrants expire in April 2003.

         In October and November 1999, the Company placed $110,000 and $204,980 of 4% and 8% convertible debentures, respectively. In connection with these placements, the agent received warrants to purchase 12,500 shares of common stock at $11.72 per share. The Company recorded loan cost and additional paid in capital for the $75,000 fair value of these warrants to be amortized over the life of the related debt. These warrants expire in September 2002.

         In December 1999, the Company issued warrants to purchase 10,000 shares of common stock at $4.00 per share in connection with a private placement. These warrants were exercised in January, 2000.

2000 WARRANTS

         In the first half of 2000, the Company issued warrants to purchase 17,874 shares of common stock at prices ranging from $14.88 to $32.50 in connection with a private placement of common stock (Note 9). These warrants expire at various dates between April and June 2003. The fair value of the warrants was determined using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 6.53%, expected dividends of zero, volatility of 70.19% and expected lives of up to three years.

         In April 2000, the Company received $125,000 in short-term financing from an individual who later became a member of the Board of Directors (Note 10). In connection with this note, the individual received a warrant to purchase 6,250 shares of common at $4.00 per share. The Company allocated $59,291 of the net proceeds to the warrants based on their relative fair value by recording debt discount and additional paid in capital. These warrants expire in April 2002. The fair value of the warrants was determined using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 7.00%, expected dividends of zero, volatility of 188.09% and expected lives of up to two years.

         In August 2000, the Company placed $410,000 of series A convertible preferred stock. In connection with this placement, the agent received warrants to purchase 18,000 shares of common stock at $14.00 per share. The $202,800 fair value of these warrants was recorded as a cost of the offering. These warrants expire in August 2002. The fair value of the warrants was determined using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 7.00%, expected dividends of zero, volatility of 175.95% and expected lives of up to five years.

2001 WARRANTS

         In the first quarter of 2001, the Company consummated a private placement of 23 shares of Series B Redeemable Convertible Preferred Stock. The preferred stock is convertible into shares of common stock at a conversion price equal to $0.50 per share, subject to availability, at any time during the two years following execution of the subscription agreements. Warrants to purchase one share of common stock for each two shares of common stock issued upon conversion of this tranche of Series B Preferred Stock were included. These warrants to purchase 230,000 shares of common stock have an exercise price of $2.00 per share and are exercisable for a two year period following the date that the last share of the Series B Redeemable Convertible Preferred Stock is converted into common stock. The Company allocated $132,000 of the proceeds to the warrants based on their relative fair value. The value of the warrants was determined using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 6.77%, expected dividends of zero, volatility of 219.79% and expected lives of up to three years. The Company will record accretion as of the effective date of conversion.

         On June 14, 2001, the Company entered into an Equity Line of Credit pursuant in which the Company may, at its discretion, periodically sell to the Investor shares of common stock for a total purchase price of up to $10.0 million. (Note 10) For each share of common stock purchased under the Equity Line of Credit, the Investor will pay 82% of the average of the 3 lowest closing bid prices on which our common stock is traded for the 5 days immediately following the notice date. The consultant received warrants purchasing 175,000 shares of common stock at an exercise price of $2.00. The fair value of these warrants was recorded as an equity placement fee. The value of the warrants, $1,363,975, was determined using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 7.00%, expected dividends of zero, volatility of 278.99% and expected lives of up to five years. These warrants expire in June 2006. In accordance with EITF 00-19, the Company has recorded an equity warranty liability of $1,363,975 in connection with these warrants. As the number of shares which may be issued upon conversion of the convertible debentures is indeterminate, a sufficient number of authorized but unissued shares may not be available. As a result, the Company has recorded a mark-to-market adjustment of $1,297,896 in 2001, which has been reflected as income on equity warrant liability. In January, 2002 the Company terminated the Equity Line of Credit due to delays in getting related shares registered and in order to pursue other types of financing arrangements. As a result the remaining unamortized portion of the equity placement fee was immediately recognized as amortization expense.

         In August 2001, the Company placed $1,586,000 of 4% convertible debentures. In connection with this placement, the agent received warrants to purchase 125,000 shares of common stock at $2.00 per share. The warrants issued were for consulting fees in conjunction with the issuance of the debentures and are accounted for as a cost of financing to be amortized over the 5 year life of the debentures. The value of the warrants, $344,951, was determined using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 7.00%, expected dividends of zero, volatility of 207.44% and expected lives of up to five years.

         In September 2001, Celerity issued warrants to Internet Finance to purchase 25,000 shares of Celerity common stock. These warrants were charged to operations as consulting expense. The value of the warrants, $48,978, was determined using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 4.00%, expected dividends of zero, volatility of 279.34% and expected lives of up to three years. One-half of these warrants have an exercise price of $3.00 per share and one-half have an exercise price of $5.00 per share. In addition, Celerity is obligated to issue to Internet Finance warrants to purchase additional shares of common stock if Celerity is successful in obtaining financing arranged by Internet Finance. For each $500,000 of capital received by Celerity, Internet Capital will receive warrants to purchase 12,500 shares of common stock at $3.00 per share. Internet Finance will also receive cash compensation of 2.5% of all funds received by Celerity under the contract.

         During 2001, the Company received $54,000 in short-term financing from an individual who is a member of the Board of Directors (Note 10). In connection with these notes, the individual received warrants to purchase 2,700 shares of common at $4.00 per share. These warrants were charged to operations as interest expense. The value of the warrants, $5,375, was determined using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 4.00% or 7.00%, expected dividends of zero, volatility range of 207.57% and 213.81% and expected lives of up to two years These warrants expire between February and September, 2003.

9.       ACCOUNTS, NOTES AND WAGES CONVERSION

         In the first half of 2000, the Company converted $1,783,412 of outstanding notes, accounts payable and wages into common stock upon the initial closing of a private offering. Investors in the private offering received 75,187 shares of the Company's common stock, calculated at the average closing bid price of the common stock for the five days immediately prior to acceptance of the investor's subscription agreement less twenty percent. In addition, investors received warrants to purchase common stock at the rate of one warrant for each five dollars of liabilities converted (Note 8).

10.      NOTES PAYABLE, LONG TERM DEBT AND EQUITY LINE OF CREDIT

NOTES PAYABLE - RELATED PARTY

         In April 2000, the Company received $195,000 from an individual who later became a member of the Company's Board of Directors. The note is due in April 2002 and bears interest at 9%. In addition, warrants were issued with a fair value of $59,291. The unamortized debt discount associated with these warrants is $7,411 and is shown as a reduction of the $125,000 note outstanding at December 31, 2001.

LONG TERM DEBT

         In October and November 1998, the Company placed $450,000 of 7% notes. Each note holder is entitled to royalties of fifty cents per $100,000 invested (pro rated for lesser investments) for each T 6000 set top box sold during a period of up to five years. Of the total notes placed, $300,000 were converted into common stock upon the closing of a private offering in the first half of 2000 (included in note 9) and the remainder are due in October 2001. There was $150,000 outstanding at December 31, 2001 and 2000. On October 27, 2001, the Company defaulted on payments due of $150,000, plus accrued interest, on the royalty notes payable. Written demand has been received from one of the two note holders. The Company is seeking to make arrangements with these note holders.

         In January, February and March 1999, the Company sold $600,000 in a private placement offering to outside investors. Investors in the private placement received 9% convertible debentures with a principal amount equal to the amount of the investment and a term of two years. The debentures are convertible into the Company's common stock at a price equal to the lesser of (i) 75% of the average closing bid price of the common stock for the five days immediately preceding the date of conversion, or (ii) four times the five-day average closing bid price for the five days immediately preceding the date of closing. The Company may redeem the debentures at prices that range from 115% to 125% of the principal amount, plus accrued interest. The debentures are subject to mandatory conversion upon maturity. At December 31, 2001, $590,000 of the debentures had converted to shares of common stock and $10,000 had been redeemed. At December 31, 2001 and 2000, there was $-0- and $300,000 outstanding of these 9% debentures, respectively.

         In November and December 1999, the Company sold $314,980 in a private placement offering to outside investors. Investors in the private placement received 4% convertible debentures with a principal amount of $110,000 and 8% convertible debentures with a principal amount of
         $204,980, both with a term of three years. The debentures are convertible into the Company's common stock at a price equal, at the Debenture holders option, either, (i) 65% of the average closing bid price of the common stock for the five days immediately preceding the date of conversion, or (ii) $15.00 per share for the 4% debentures or $10.00 per share for the 8% debentures. The Company filed a Registration Statement that became effective within 90 days of the Closing Date The Company has the right to redeem in part or in full any outstanding debentures at 135% of the principal amount, plus accrued interest. The debentures are subject to mandatory conversion upon maturity. At December 31, 2001, $314,980 of the debentures had converted to shares of common stock. At December 31, 2001 and 2000, there was $-0- and $49,599 outstanding of these debentures, respectively.

         The Company issued $629,980 aggregate principal amount of 8% convertible debentures in the first quarter of 2000. The Debentures have a term of three years and are convertible into the Company's common stock at a price, at the option of the holder, equal to either
         (I) 75% of the average closing bid price of the common stock for the five trading days immediately preceding conversion, or (ii) $30.00 per share. Celerity may redeem the debentures at a redemption price of 125% of the principal amount, plus accrued interest. All outstanding principal and interest is subject to mandatory conversion three years after issuance. At December 31, 2001, $629,980 of the debentures had converted to shares of common stock and $-0- remained outstanding.

EQUITY LINE OF CREDIT

         Effective September 30, 1999, the Company entered into $5,000,000 Line of Credit Agreement. Pursuant to the Line of Credit Agreement the Company could issue and sell up to $5,000,000 principal amount of 4% Convertible Debentures during a period beginning on the effective date of a registration statement covering the common stock underlying the Convertible Debentures and ending September 30, 2000. The amount of the drawdown is subject to the satisfaction of certain conditions, including conditions relating to the trading volume of the Company's common stock and is limited to a maximum of $500,000 per calendar month. During the period ended September 30, 2000, the Company had issued $550,000 of these debentures. On October 16, 2000 the agreement was renewed for a term ending October 31, 2001 and the maximum amount of debentures which may be issued was increased to a cumulative $10,000,000. On October 31, 2001 the agreement was renewed for an additional term ending December 31, 2001. Between the initial renewal date and December 31, 2001, the Company has issued $6,141,000 of additional debentures.

         The Company issued $5,686,000 aggregate principal amount of 4% convertible debentures in 2001 and $1,005,000 in 2000 under this agreement. The debentures have a term of five years and are convertible into the Company's common stock at a price, at the option of the holder, equal to 75% of the average closing bid price of the common stock for the five trading days immediately preceding conversion. As of December 31, 2001, $1,715,000 of the debentures had converted to shares of common stock and $540,000 had been redeemed. At December 31, 2001 and 2000, there was $4,436,000 and $300,000 outstanding of these 4% debentures, respectively.

         On June 14, 2001, the Company entered into an Equity Line of Credit pursuant to which the Company may, at its discretion, periodically sell to the Investor shares of common stock for a total purchase price of up to $10.0 million. (Note 8) For each share of common stock purchased under the Equity Line of Credit, the Investor will pay 82% of the average of the 3 lowest closing bid prices on which our common stock is traded for the 5 days immediately following the notice date. Unless waived by the Investor, the amount of each advance is subject to a maximum advance amount based on an average daily volume of the Company's common stock. Celerity may request an advance every ten trading days. A consulting fee of 10% of each advance will be paid upon closing each of the sales under this agreement. The Company has not drawn any advances under this agreement at December 31, 2001.

         In January, 2002 the Company terminated the Equity Line of Credit entered into on June 14, 2001 due to delays in getting related shares registered and in order to pursue other types of financing arrangements. As a result, we do not have an effective registration statement including common shares to be issued in connection with certain debentures issued in 2001 under the 1999 Line of Credit Agreement. We are required to pay liquidated damages in the form of increased interest on the convertible debentures as a result of our failure to time file such registration statement and have it declared effective by the Securities and Exchange Commission. We have accrued $626,400 as additional interest expense for this item.

BENEFICIAL CONVERSION FEATURES OF DEBT

         The Company recognized a beneficial conversion feature for the various convertible debentures issued in 2001 and 2000 as discount on the convertible debentures and as additional paid-in capital. This discount of $2,151,794 and $651,104 for 2001 and 2000 respectively, will be amortized as a non-cash interest expense over the five-year period between the date of issuance of the convertible debentures to the stated redemption date of the debentures. Upon conversion prior to the stated date of redemption the remaining unamortized discount is immediately recognized as a non-cash interest expense. Non-cash interest expense amounted to $575,224 and $712,550 for the years ended December 31, 2001 and 2000, respectively.

CAPITAL LEASE OBLIGATIONS

         In April 1998, the Company incurred capital lease obligations of approximately $259,000 for certain equipment. Monthly payments of principal and interest of $9,541 were due through 2001 with $82,628 past due at December 31, 1999. The equipment was returned to the lessor as part of the relocation of the Company's facilities (Note 6). The Company agreed to a final settlement in 2001 which resulted in a gain from cancellation of debt in the amount of $71,864. This item is reflected as an extraordinary item on the Statement of Operation. At December 31, 2001 $-0- was outstanding, respectively.

         The maturities of the Company's long-term debt as of December 31, 2001, are as follows:

        2001                                                     $150,000
        2002                                                          -0-
        2003                                                          -0-
        2004                                                          -0-
        2005                                                          -0-
        2006                                                    4,436,000
                                                              -----------
                                                                4,586,000
                                Less debt discount            (1,605,832)
                                Less current portion            (150,000)
                                                              -----------

        Total long-term debt and capital lease obligations     $2,830,168
                                                               ==========

11.      PREFERRED STOCK

REDEEMABLE CONVERTIBLE PREFERRED STOCK

         SERIES A

         In August  2000,  the Company  consummated  a private  placement  of 41 shares of Series A redeemable convertible preferred stock, at $10,000 per share, resulting in net proceeds of approximately $369,000. In addition warrants with a fair value of $200,000 were issued to the placement agent and were recorded as a cost of the offering.

     The preferred stock is convertible into shares of common stock at a conversion price equal to the lesser of (i) $28.00 per share or (ii) 75% of the average closing bid price of the common stock for the five trading days immediately preceding the date of conversion. The preferred stock became convertible no earlier than 90 days from its issuance or the date of effectiveness of a registration statement registering the common stock into which the preferred stock is convertible. All shares of preferred stock outstanding on August 31, 2002 convert into shares of common stock as if holders of such shares had delivered a conversion notice effective at such date. At December 31, 2001, $410,000 face value of the preferred stock had converted to shares of common stock.

         The holders of two-thirds of the Preferred Stock can require the Company to redeem their shares upon the occurrence of any of the following events: (a) a merger where the Company is not the surviving entity, (b) a sale of all or substantially of the Company's assets, (c) failure to maintain an effective registration statement, or (d) failure to comply with certain other covenants. The amount payable upon such redemption ranges from liquidation value to a premium of up to 120%. The Company, at its option, can redeem the Preferred Stock upon payment of 125% of the liquidation value. In 2000, the Company accreted the carrying value of its Preferred Stock to 120% of liquidation value by increasing the accumulated deficit by $298,966. As the remaining preferred stock converted in 2001, there was no accretion recorded.

         Each share of Preferred Stock has a liquidation preference of $10,000 plus an amount representing 6% per annum accrued since issuance. The Preferred Stock does not pay a dividend.

         On the date of issuance of the Preferred Stock, the effective conversion price was at a discount to the price of the common stock into which the Preferred Stock is convertible. The beneficial conversion feature was reflected as a dividend over the 90 day period until the stock was convertible. The Company recorded a $33,942 dividend relative to the beneficial conversion feature.

CONVERTIBLE PREFERRED STOCK

         SERIES B

         In the first quarter of 2001, the Company consummated a private placement of 23 shares of Series B Convertible Preferred Stock resulting in gross proceeds of $230,000. The Stock provides for preferential dividends at an annual rate of 8%. The preferred stock is convertible into shares of common stock at a conversion price equal to $0.50 per share, subject to availability, at any time during the two years following execution of the subscription agreements. Should there be an insufficient number of shares of common stock available at the time the preferred stock is offered for conversion, the conversion period shall be extended by the number of days between the conversion date and the date common shares become available. Two years from the original issuance date, the Company shall offer to redeem such preferred shares then outstanding at a price equal to the original issuance price plus accrued dividends. Warrants to purchase one share of common stock for each two shares of common stock issued upon conversion of this tranche of Series B Preferred Stock were included. These warrants are exercisable for a two year period following the date that the last share of the Series B Redeemable Convertible Preferred Stock is converted into common stock and have an exercise price of $2.00 per share. The company allocated $132,000 of the proceeds to the warrants based on their relative fair value. As this Series B is considered perpetual preferred stock, accretion of the $132,000 is reflected over the period from the date of issuance to the earliest conversion date resulting in full accretion during 2001. The resulting $98,000 beneficial conversion feature of the preferred stock will be reflected as a dividend and also amortized fully in 2001.

         The Company also consummated an additional private placement of 72 shares of Series B Convertible Preferred Stock resulting in gross proceeds of $720,000, and issued an additional 5 shares having a value of $50,000 as payment for certain accounts payable and accrued wages. The Stock provides for preferential dividends at an annual rate of 8%. The preferred stock is convertible into shares of common stock at a conversion price equal to $0.50 per share, subject to availability, at any time during the two years following execution of the subscription agreements. The beneficial conversion feature of $679,654 will be reflected as a dividend from the date of issuance to the earliest conversion date. Should there be an insufficient number of shares of common stock available at the time the preferred stock is offered for conversion, the conversion period shall be extended by the number of days between the conversion date and the date common shares become available. Two years from the original issuance date the Company shall offer to redeem such preferred shares then outstanding at a price equal to the original issuance price plus accrued dividends. The Company will record accretion up to the redemption value in the period from date of issuance to the earliest conversion date. As this Series B is considered perpetual preferred stock, accretion of the $770,000 is reflected in full as accretion during 2001. As of December 31, 2001, $50,000 face value of the preferred stock had converted to shares of common stock.

SERIES C

         In the fourth quarter of 2001, the Company consummated a private placement of 6 shares of Series C Convertible Preferred Stock resulting in gross proceeds of $60,000. The Stock provides for preferential dividends at an annual rate of 8%. The preferred stock is convertible into shares of common stock at a conversion price equal to $0.80 per share, subject to availability, at any time during the two years following execution of the subscription agreements. Should there be an insufficient number of shares of common stock available at the time the preferred stock is offered for conversion, the conversion period shall be extended by the number of days between the conversion date and the date common shares become available. Two years from the original issuance date, the Company shall offer to redeem such preferred shares then outstanding at a price equal to the original issuance price plus accrued dividends.

         On the date of issuance of the Preferred Stock, the effective conversion price was at a discount to the price of the common stock into which the Preferred Stock is convertible. The Company recorded a $60,000 dividend relative to the beneficial conversion feature. As this Series C is considered perpetual preferred stock, amortization of the $60,000 is reflected over the period from the date of issuance to the earliest conversion date, resulting in full accretion during 2001.

         The total amount that would be required for redemption for the Series B and Series C convertible preferred stock is as follows"

         2002                                         $       --

         2003                                          1,010,000
                                                      ----------

        Total required redemption for the
        Series B and Series C convertible
        preferred stock                               $ 1,010,000
                                                      ===========
12.      STOCK OPTIONS

         The Company established a stock option plan in 1995 to provide additional incentives to its officers and employees. Eligible persons are all employees employed on the date of grant. Management may vary the terms, provisions and exercise price of individual options granted, with both incentive stock options and non-qualified options authorized for grant. In 1995, the Board of Directors approved the issuance of up to 8,946 options to acquire common shares of which 2,100 and 1,875 were outstanding at December 31, 2001 and 2000, respectively. In 1997, the Company established an additional stock option plan under which 10,000 options to acquire common shares were reserved for issuance. There were options to purchase 4,997 and 7,974 shares outstanding under the 1997 plan at December 31, 2001 and 2000, respectively. In 2001, the Company established an additional stock option plan under which 500,000 options to acquire common shares were reserved for issuance. There were options to purchase 179,800 shares outstanding under the 2001 plan at December 31, 2001.

         Options granted under these plans subsequent to the 1997 initial public offering generally vest over three years and expire ten years from the date of grant, except for the 2001 plan which vests 25% at date of grant and the balance ratable over three years.

         The Company has also granted options to members of the Company's Board and to members of management which are outside the 1995 and 1997 plans. There were 23,910 and 24,960 of these options which remain outstanding at December 31, 2001 and 2000, respectively. These options generally vest over 3 years and expire ten years from date of grant.

                                                             2001                                2000
                                               -------------------------------    -------------------------------
                                                             Weighted Average                   Weighted Average
                                               Options        Exercise Price        Options      Exercise Price
                                               -------------------------------    -------------------------------
        Outstanding at beginning of year           34,809        $ 18.60              35,781         $ 17.80
        Granted                                   183,050           1.60               7,188           15.20
        Exercised                                       -             --             (4,375)           11.80
        Forfeited                                 (7,052)          32.60             (3,785)           13.80
                                                  -------                            -------

                                                                F-26

        Outstanding at end of year                210,807          $3.20              34,809           18.60
                                                  =======                             ======

        Options exercisable at year end            69,046          $6.20              25,370          $18.00

         The weighted-average fair value per option granted during the year was $0.08 and $0.62 for the years ended December 31, 2001 and 2000, respectively.

         The following table summarizes information about stock options at December 31, 2001:

                                          Options Outstanding               Options Exercisable
        -------------------------------------------------------------- -------------------------
                                                     Weighted Average
                                      Number            Remaining                  Number
        Exercise Prices            Outstanding       Contractual Life           Outstanding
        ------------------------ ---------------- ---------------------- -----------------------
        $ 1.00                            250               9.07                         --
        $ 1.60                        179,800               9.86                     44,950
        $ 3.20                          2,750               9.24                         --
        $ 3.40                          1,000               8.86                        330
        $ 7.00                          2,000               8.80                        660
        $ 13.20                           750               7.70                        502
        $ 13.80                        20,670               5.42                     20,670
        $ 18.20                           750               8.59                        248
        $ 25.00                         1,717               8.59                        566
        $ 32.60                            77               6.50                         77
        $ 42.60                         1,000               6.02                      1,000
        $ 58.80                            43               6.35                         43
                                 ------------                                 -------------
                                      210,807                                        69,046
                                 ------------                                 -------------


         The Company recorded no compensation expense related to options granted in 2001 and 2000, as the exercise price of the options was equal to the fair market value of the Company's common stock at grant dates. Had compensation cost for the options granted been determined based on the fair value at the grant dates for awards under the Plan consistent with the method of SFAS 123, the Company's net loss would have been adjusted to the pro forma amounts indicated below at December 31:


                                                     2001                                    2000
                                      ------------------------------------   ----------------------------------
                                             As                                       As
                                          Reported           Pro Forma             Reported         Pro Forma
                                      ---------------- -------------------   ------------------- --------------
        Net loss                      $ (3,731,361)           $(4,010,506)         $(5,287,499)     $(5,377,256)
        Net loss per share            $      (1.17)           $     (1.26)         $     (9.22)     $     (9.38)

         The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants in 2001 and 2000; risk-free interest rate of 3.92% in 2001 and 6.77% in 2000, volatility between 205% and 268% in 2001 and 168% and 200% in 2000 and expected lives from two to ten years.

13.      LOSS PER SHARE

         Basic loss per share were computed by dividing net loss applicable to common stock by the weighted average common shares outstanding during each period. Potential common equivalent shares of 17,161,617 and 854,854 at December 31, 2001 and 2000, respectively, are not included in the computation of per share amounts in the periods because the Company reported a loss from continuing operations.

     Following is a reconciliation of the numerators and denominators of the basic earnings per share:

                                                        2001            2000
                                                    -------------  -------------
     Loss
      Basic:
       Loss attributable to common stockholders     $(4,791,361)    $(5,620,407)

     Shares
      Basic:
       Weighted-average common shares outstanding     3,181,652         573,260
                                                    =============  =============

14.  CASH FLOWS

     Supplemental disclosure of cash flow information for the years ended December 31, 2001 and 2000, is as follows:

                                                        2001            2000
                                                    -------------  -------------

     Cash paid during the year for:
     Interest                                       $       456     $       849

     Noncash investing and financing activities:

2001

     The Company issued 64,144 shares of common stock with a value of $145,528 and 5 shares of Series B Redeemable Convertible Preferred Stock with a value of $50,000 as payment for certain consulting and directors' fees, payroll and accounts payable items.

     The Company issued 120,000 shares of common stock to Artesian Direct for its commitment to purchase $10 million of the Company's products or to provide $10 million of financing. These shares were valued at $3.40 per share of the date of issuance or $408,000. Based upon Artesian's failure to provide any funding or any orders as promised under the agreement and their continuing failure to show any probability of any orders or funding, the Company has demanded the return of these shares and fully amortized the value as an operating expense.

     The Company converted $1,686,349, including accrued interest, of the convertible debentures into 3,155,638 shares of common stock.

     The Company converted $140,911 of Series A Preferred Stock and $50,000 of Series B Preferred Stock into 318,010 shares of common stock.

2000

     The Company issued 59,833 shares of common stock with a value of $1,151,344 as payment for certain consulting and directors' fees, payroll and accounts payable items.

     Employees exercised common stock options for 4,305 shares of common stock through forgiveness of $50,531 of wages payable.

     The Company converted $1,783,412 of notes, accounts, wages and related payroll taxes into 75,187 shares of common stock and warrants to purchase 17,874 shares of common stock.

     The Company converted $1,606,608 of the convertible debentures into 450,455 shares of common stock.

     The Company converted $276,808 of Series A Preferred Stock into 234,773 shares of common stock.

15.  COMMITMENTS AND CONTINGENCIES

     The Company is a defendant in a lawsuit brought by a financial printer for non-payment of expenses. The action was brought on January 30, 2001 and is pending before Supreme Court of the State of New York, County of New York. In this action, the plaintiff, Merrill/New York Company, has sued the Company for the non-payment of financial printing fees and is seeking approximately $118,000 in damages, plus interest and certain costs. In 2002, Merrill/New York Company obtained a summary judgment against the Company for $136,435. The Company intends to appeal this decision.

     In addition, certain creditors have threatened litigation if not paid. The Company is seeking to make arrangements with these creditors. There can be no assurance that any claims, if made, will not have an adverse effect on the Company.

     The Company leases office space under an operating lease. Future minimum lease payments by year, and in the aggregate, under this noncancelable operating lease at December 31, 2001, are as follows:

                       2002                           60,000
                       2003                            2,500
                                                    --------

                                                    $ 62,500
                                                    ========

     Rent expense for operating leases was $60,000 and $56,354 in 2001 and 2000, respectively.

16.  SUBSEQUENT EVENTS

     In January, 2002 the Company terminated the Equity Line of Credit entered into on June 14, 2001 (Note 10) due to delays in getting related shares registered and in order to pursue other types of financing arrangements.

     In the first quarter of 2002, the Company issued $400,000 principal amount of 4% convertible debentures under its Equity Line of Credit Agreement resulting in net proceeds of approximately $359,250. The Company recognized a beneficial conversion feature for the convertible debentures as a discount on the convertible debentures and as additional paid-in capital. This discount of $84,848 will be amortized as a non-cash interest expense over the five year period from the date of issuance to the stated redemption date of the debentures.

     In the first quarter of 2002, the Company consummated a private placement of 5.4 shares of Series D Convertible Preferred Stock resulting in gross proceeds of $54,000. The Stock provides for preferential dividends at an annual rate of 8%. The preferred stock is convertible into shares of common stock at a conversion price equal to $0.20 per share, subject to availability, at any time during the two years following execution of the subscription agreements. Should there be an insufficient number of shares of common stock available at the time the preferred stock is offered for conversion, the conversion period shall be extended by the number of days between the conversion date and the date common shares become available. Two years from the original issuance date, the Company shall offer to redeem such preferred shares then outstanding at a price equal to the original issuance price plus accrued dividends.

     On the date of issuance of the Preferred Stock, the effective conversion price was at a discount to the price of the common stock into which the Preferred Stock is convertible. The Company recorded a $54,000 dividend relative to the beneficial conversion feature. As this Series D is considered perpetual preferred stock, amortization of the $54,000 is reflected over the period from the date of issuance to the earliest conversion date, resulting in full accretion during the first quarter of 2002.

     In the first quarter of 2002, the Company consummated a private placement of 10 shares of Series E Convertible Preferred Stock resulting in gross proceeds of $100,000. The Stock provides for preferential dividends at an annual rate of 8%. The preferred stock is convertible into shares of common stock at a conversion price equal to $0.02 per share, subject to availability, at any time during the two years following execution of the subscription agreements. Should there be an insufficient number of shares of common stock available at the time the preferred stock is offered for conversion, the conversion period shall be extended by the number of days between the conversion date and the date common shares become available. Two years from the original issuance date, the Company shall offer to redeem such preferred shares then outstanding at a price equal to the original issuance price plus accrued dividends.

     On the date of issuance of the Preferred Stock, the effective conversion price was at a discount to the price of the common stock into which the Preferred Stock is convertible. The Company recorded a $100,000 dividend relative to the beneficial conversion feature. As this Series E is considered perpetual preferred stock, amortization of the $100,000 is reflected over the period from the date of issuance to the earliest conversion date, resulting in full accretion during the first quarter of 2002.

     The Company is a defendant in a lawsuit brought by a supplier for non-payment of expenses. The action was brought on March 5, 2002 and is pending before Circuit Court of the State of Tennessee, County of Knox. In this action, the plaintiff, Metalade FL, Inc. has sued the Company for the non-payment of inventory purchases and is seeking approximately $103,000 in damages, plus interest and certain costs. The Company does not anticipate any material loss from this action and intends to defend it vigorously.

     In the first and second quarter of 2002, the Company issued 7,558,765 shares of common stock for conversion of convertible debentures, 370,000 shares of common stock for conversion of preferred stock, and 224,779 shares of common stock as payment of certain payroll and accounts payable items.

     On April 9, 2002 the Company held its Annual Meeting of Shareholders. The shareholders approved a one for twenty reverse stock split. In addition, the shareholders approved an increase in the Company's authorized capital stock to 250 million shares of common stock after taking into account the one-for twenty reverse stock split. The reverse stock split became effective at the close of business on April 24, 2002. All amounts and share totals have been restated to account for the one-for-twenty reverse stock split effective April 24, 2002.

     On April 24, 2002, the Company entered into a purchase order financing agreement with Kidston Communications. Kidston Communications is controlled by Ed Kidston, a director and shareholder of the Company. Pursuant to this arrangement, Kidston Communications will purchase products and materials from the Company in sufficient quantities to fill open purchase orders received by the Company. Upon such purchase, title to the products and materials needed to fill the open purchase orders vests in Kidston Communications and are segregated from the Company's products and materials. The Company is then responsible for production of the final products to be shipped to the customers. The purchase price for these products and materials is the amount of the open purchase orders, less a 15% discount. If the order is filled after 10 months, then an interest charge of 1.5% per month will apply. This discount will be accounted for as an interest expense on the Company's financial statements. As of June 14, 2002, Kidston Communications has financed open purchase orders having a value of $680,705.

17.  RELATED PARTY TRANSACTIONS

REVENUES

     On March 5, 2001, we entered into a National Distributor Agreement for the education market with Kidston Communications, a company controlled by Edward Kidston, a director of our Company. Pursuant to the terms of this Agreement, Kidston Communications is the exclusive national distributor in the education market in the United States. The term of the Agreement is through December 31, 2003 and will automatically renew for additional three year periods unless one party notifies the other of its intent not to renew at least 30 days prior to the end of the then current term. The Agreement provides that Kidston Communications may purchase products from our Company at a five percent discount to list price, provided that the price is not higher than the price paid by other customers for like quantities of similar products and with similar terms and conditions. During 2001, we had sales of $87,800 to Kidston Communications.

ACCRUED EXPENSES

     At December 31, 2001, the Company owes the President and Chief Executive Officer of the Company $68,906 in unpaid payroll.

NOTES PAYABLE

     At December 31, 2001, the Company has an outstanding note payable to a member of the Company's Board of Directors in the amount of $125,000 (see
     Note 10).

COMMON STOCK WARRANTS

     During 2001, the Company issued 2,700 warrants to a member of the Company's Board of Directors to purchase common stock in connection with short-term financing (see Note 8).

     During 2001, the Company issued 120,000 warrants to members of the Company's Board of Directors to purchase common stock in connection with the issuance of Series B Redeemable Convertible Preferred Stock (see Note
     8).

STOCK OPTIONS

     During 2001, the Company issued 100,250 options to members of the Company's Board of Directors for services (see Note 12).

PREFERRED STOCK

     During 2001, the Company issued 5 shares of Series B Convertible Preferred Stock with a value of $50,000 in lieu of payment of consulting and directors' fees, payroll and accounts payable to the President and Chief Executive Officer of the Company.

18.  TREASURY STOCK

     During the year ended December 31, 2001, the Company discovered that it no longer had possession of 16,869 shares of treasury stock. As a result, the Company has written off the cost basis value of the shares, or $227,500.

WE  HAVE  NOT   AUTHORIZED  ANY  DEALER,
SALESPERSON  OR OTHER  PERSON TO PROVIDE
ANY     INFORMATION    OR    MAKE    ANY
REPRESENTATIONS  ABOUT CELERITY SYSTEMS,
INC.    EXCEPT   THE    INFORMATION   OR
REPRESENTATIONS    CONTAINED   IN   THIS
PROSPECTUS.  YOU  SHOULD NOT RELY ON ANY
ADDITIONAL         INFORMATION        OR
REPRESENTATIONS IF MADE.

         -----------------------

This  prospectus  does not constitute an               --------------
offer to sell, or a  solicitation  of an                 PROSPECTUS
offer to buy any securities:                           --------------


    o except the common stock offered by
      this prospectus;

    o in any  jurisdiction  in which the
      offer  or   solicitation   is  not
      authorized;

    o in  any  jurisdiction   where  the      80,000,000 Shares of Common Stock
      dealer or other salesperson is not
      qualified  to make  the  offer  or
      solicitation;

    o to  any   person  to  whom  it  is            CELERITY SYSTEMS, INC.
      unlawful  to  make  the  offer  or
      solicitation; or

    o to any  person who is not a United
      States  resident or who is outside
      the  jurisdiction  of  the  United
      States.

The delivery of this prospectus or any accompanying sale does not imply that:

    o there  have been no changes in the
      affairs of Celerity Systems,  Inc.                ______, 2002
      after the date of this prospectus;
      or

    o the information  contained in this
      prospectus  is  correct  after the
      date of this prospectus.

         -----------------------

Until   ________,   2002,   all  dealers
effecting transactions in the registered
securities, whether or not participating
in this distribution, may be required to
deliver   a   prospectus.   This  is  in
addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

INDEMNIFICATION

         Our Certificate of Incorporation provides that we will indemnify its officers, directors, employees and agents to the fullest extent permitted by Delaware law. Any indemnitee is entitled to such indemnification in advance of any final proceeding. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

       Securities and Exchange Commission Registration Fee     $         257
       Printing and Engraving Expenses                         $       5,000
       Accounting Fees and Expenses                            $       5,000
       Legal Fees and Expenses                                 $      25,000
       Blue Sky Qualification Fees and Expenses                $       5,000
       Miscellaneous                                           $       4,743
                                                             -------------------
       TOTAL                                                   $      45,000
                                                             ===================

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         In the second quarter of 2002, we issued 370,000 shares of common stock for conversion of Series B Preferred stock and 11,393,069 shares of common stock for conversion of convertible debentures, and issued 92,540 shares of common stock as payment of certain payroll and accounts payable items. Also, in the second quarter of 2002, Celerity granted employees 302,500 options to purchase shares of common stock as compensation for services provided.

         In June 2002, we issued $330,000 principal amount of 4% convertible debentures. These debentures mature 5 years after issuance. The holder may convert the debenture into shares of common stock at any time. At his option, the holder may convert at either (i) the price per share equal to 75% of the average closing bid price of the common stock for the 5 trading days immediately preceding the conversion or (ii) the price of $0.04 per share. In June 2002, subject to board approval, Cornell Capital Partners verbally agreed with Celerity to discontinue the accrual of interest and penalties and to cap all amounts owed to Cornell at $1.2 million (inclusive of principal, interest and penalties), as well as revising the conversion price. The new conversion price will be equal to (i) 87.5% of the average closing bid price of the common stock for the 5 trading days immediately preceding the conversion date or (ii) the price of $0.06 per share, if any. The new conversion price reduced the discount from 75% to 87.5% and to the extent applicable, increased the fixed price from $0.04 per share to $0.06 per share.

         During the first three months of 2002, Celerity issued 132,239 shares of common stock with a value of $55,230 as payment for certain payroll and accounts payable items. During this period, convertible debentures with outstanding principal and interest of $810,300 were converted into 3,867,499 shares of common stock. Also during the first three months of 2002, $7,411 of noncash interest expense was incurred relating to amortization of warrants issued in conjunction with certain notes payable.

         In January 2002, we issued $400,000 of convertible debentures, from which we received net proceeds of approximately $359,000. These debentures accrued interest at 4% per year and are convertible into shares of common stock at a conversion price equal to 75% of the average closing bid price of our common stock for the 5 days prior to conversion. At our option, these debentures may be paid in cash or converted into shares of common stock on the fifth anniversary unless converted earlier by the holder.

         In the first quarter of 2002, we consummated a private placement of 5.4 shares of Series D Convertible Preferred Stock resulting in gross proceeds of $54,000. The Series D Stock provides for preferential dividends at an annual rate of 8%. The preferred stock is convertible into shares of common stock at a conversion price equal to $0.01 per share, (which conversion price was adjusted to $0.20 per share for the reverse stock split on August 24, 2002, subject to availability, at any time during the two years following execution of the subscription agreements. Should there be an insufficient number of shares of common stock available at the time the preferred stock is offered for conversion, the conversion period shall be extended by the number of days between the conversion date and the date common shares become available. Two years from the original issuance date, we will offer to redeem such preferred shares then outstanding at a price equal to the original issuance price plus accrued dividends if permitted by applicable law.

         On the date of issuance of the Series D Convertible Preferred Stock, the effective conversion price was at a discount to the price of the common stock into which it was convertible. We recorded a $54,000 dividend relative to the beneficial conversion feature. The Series D Convertible Preferred Stock is considered perpetual preferred stock and, therefore, amortization of the $54,000 is reflected over the period from the date of issuance to the earliest conversion date, resulting in full accretion during the first quarter of 2002.

         In the first quarter of 2002, we consummated a private placement of 10 shares of Series E Convertible Preferred Stock resulting in gross proceeds of $100,000. The Series E Convertible Preferred Stock provides for preferential dividends at an annual rate of 8%. The preferred stock is convertible into shares of common stock at a conversion price equal to $0.001 per share (which conversion price was adjusted to $0.02 per share for the reverse stock split on April 24, 2002), subject to availability, at any time during the two years following execution of the subscription agreements. Should there be an insufficient number of shares of common stock available at the time the preferred stock is offered for conversion, the conversion period shall be extended by the number of days between the conversion date and the date common shares become available. Two years from the original issuance date, we will offer to redeem such preferred shares then outstanding at a price equal to the original issuance price plus accrued dividends if permitted by applicable law.

         On the date of issuance of the Series E Convertible Preferred Stock, the effective conversion price was at a discount to the price of the common stock into which it was convertible. We recorded a $100,000 dividend relative to the beneficial conversion feature. The Series E Convertible Preferred Stock is considered perpetual preferred stock and, therefore, amortization of the $100,000 is reflected over the period from the date of issuance to the earliest conversion date, resulting in full accretion during the first quarter of 2002.

         In the fourth quarter of 2001, Celerity issued $1,700,000 principal amount of 4% convertible debentures under its Line of Credit Agreement, resulting in net proceeds of approximately $1,328,000. Celerity recognized a beneficial conversion feature for the convertible debentures as a discount on the convertible debentures and as additional paid-in capital. This discount of $800,830 will be amortized as a non-cash interest expense over the five-year period from the date of issuance to the stated redemption date of the debentures.

         During 2001, Celerity received $54,000 in short-term financing from David Hultquist, a member of the Board of Directors. In connection with these notes, the individual received warrants to purchase 2,700 shares of common at $4.00 per share. These warrants were charged to operations as interest expense. The value of the warrants, $5,375, was determined using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 4.00% or 7.00%, expected dividends of zero, volatility range of 207.57% and 213.81% and expected lives of up to two years. These warrants expire between February and September, 2003.

         In the fourth quarter of 2001, Celerity consummated a private placement of 6 shares of Series C Convertible Preferred Stock resulting in gross proceeds of $60,000. The preferred stock provides for preferential dividends at an annual rate of 8%. The preferred stock is convertible into shares of common stock at a conversion price equal to $0.80 per share, subject to availability, at any time during the two years following execution of the subscription agreements. Should there be an insufficient number of shares of common stock available at the time the preferred stock is offered for conversion, the conversion period shall be extended by the number of days between the conversion date and the date common shares become available. Two years from the original issuance date, and subject to applicable law, Celerity shall offer to redeem such preferred shares then outstanding at a price equal to the original issuance price plus accrued dividends.

         On the date of issuance of the Preferred Stock, the effective conversion price was at a discount to the price of the common stock into which the Preferred Stock is convertible. Celerity recorded a $60,000 dividend relative to the beneficial conversion feature. As this Series C is considered perpetual preferred stock, amortization of the $60,000 is reflected over the period from the date of issuance to the earliest conversion date, resulting in full accretion during 2001.

         The total that would be required for redemption for the Series B and Series C convertible preferred stock is as follows:

   2002                                                               $    --

   2003                                                             1,010,000
                                                                   ----------
   Total required redemption for the Series B and Series C
   convertible preferred stock                                     $1,010,000
                                                                   ==========

         In October 2001, we issued $665,000 of convertible debentures, from which we received net proceeds of approximately $400,000. These debentures accrued interest at 4% per year and are convertible into shares of common stock at a conversion price equal to 75% of the average closing bid price of Celerity's common stock for the 5 days prior to conversion. At Celerity's option, these debentures may be paid in cash or converted into shares of common stock on the fifth anniversary unless converted earlier by the holder. Celerity paid consulting fees of $278,565 to Yorkville Advisors Management, LLC in connection with this offering. Also in October, we sold 6 shares of Series C Preferred Stock for $60,000 in cash. Each share of Series C Preferred Stock is convertible into 250,000 shares of common stock at the holder's discretion.

         In September 2001, Celerity issued warrants to Internet Finance to purchase 500,000 shares of Celerity common stock. One-half of these warrants have an exercise price of $0.15 per share and one-half have an exercise price of $0.25 per share. In addition, Celerity is obligated to issue to Internet Finance warrants to purchase additional shares of common stock if Celerity is successful in obtaining financing arranged by Internet Finance. For each $500,000 of capital received by Celerity, Internet Capital will receive warrants to purchase 250,000 shares of common stock at $0.15 per share. Internet Finance will also receive cash compensation of 2.5% of all funds received by Celerity under the contract.

         In August 2001, we issued $1,586,000 of convertible debentures, from which we received net proceeds of approximately $889,000. Celerity paid consulting fees of $680,000 to Yorkville Advisors Management, LLC in connection with this offering. Celerity issued a warrant to Yorkville Advisors to purchase 2,500,000 shares of common stock at $0.10 per share. These debentures accrued interest at 4% per year and are convertible into shares of common stock at a conversion price equal to 75% of the average closing bid price of Celerity's common stock for the 5 days prior to conversion. At Celerity's option, these debentures may be paid in cash or converted into shares of common stock on the fifth anniversary unless converted earlier by the holder. Also in October, we sold 6 shares of Series C Preferred Stock for $60,000 in cash. Each share of Series C Preferred Stock is convertible into 250,000 shares of common stock at the holder's discretion.

         In July 2001, we issued 2,400,000 shares of common stock to Artesian Direct for its commitment to purchase $10 million of Celerity's products or to provide $10 million of financing. These shares were valued at $0.17 per share on the date of issuance or $408,000. This amount will be amortized as a cost of the related sale or financing. Ed Kidston, a member of our Board of Directors, owns 30% of the outstanding capital stock of Artesian Direct.

         In June 2001, we entered into an Equity Line of Credit pursuant to which Cornell Capital Partners has agreed to purchase up to $10.0 million of common stock. We have registered up to 164,314,919 shares in this registration statement for issuance to the investor under the Equity Line of Credit and convertible debentures. In connection with the Equity Line of Credit, Celerity issued a warrant to Yorkville Advisors, the general partner of Cornell Capital Partners, to purchase 3,500,000 shares of common stock at $0.10 per share.

         In March and April 2001, Celerity sold 74.5333 shares of Series B Redeemable Convertible Preferred Stock, from which we received gross proceeds of $745,333. In addition, we issued 5 shares of Series B Redeemable Convertible Preferred Stock as payment for certain accounts payable and accrued wages to Kenneth D. Van Meter, our President, Chief Executive Officer and Chairman of the Board of Directors. We also sold 1,000,000 shares of common stock for $30,000 in gross proceeds.

         In March 2001, we issued $1,650,000 of convertible debentures pursuant to an Equity Line of Credit, from which we received net proceeds of approximately $1,438,856. These debentures accrued interest at 4% per year and are convertible into shares of common stock at a conversion price equal to 75% of the average closing bid price of Celerity's common stock for the 5 days prior to conversion. At Celerity's option, these debentures may be paid in cash or converted into shares of common stock on the fifth anniversary unless converted earlier by the holder.

         In January 2001, we issued $150,000 of convertible debentures pursuant to an Equity Line of Credit, from which we received net proceeds of approximately $135,000. These debentures accrued interest at 4% per year and are convertible into shares of common stock at a conversion price equal to 75% of the average closing bid price of Celerity's common stock for the 5 days prior to conversion. At Celerity's option, these debentures may be paid in cash or converted into shares of common stock on the fifth anniversary unless converted earlier by the holder.

         During November 2000, GMF Holdings purchased convertible debentures for an aggregate purchase price of $405,000.

         On August 31, 2000, we sold 41 shares of Series A preferred stock to accredited investors for $410,000. May Davis, the broker-dealer, received $41,000 and five-year warrants to purchase 360,000 shares of common stock at $0.70 per share as a placement fee.

         On June 16, 2000, we sold 1.5 million shares of our common stock to an accredited investor for $1,020,000 in cash and the execution of a consulting contracting with its affiliate.

         In April 2000, we borrowed $500,000 from a private investor. In May 2000, such investor exchanged all rights under the note for our common stock and warrants to purchase common stock. M Holdings, Inc. received warrants to
purchase   100,000  shares  of  our  common  stock  in  connection   with  these
transactions.

         During April and May 2000, we issued an aggregate of 1,503,738 shares of our common stock and warrants to purchase an aggregate of 357,462 shares of common stock to certain of our creditors, including current and former officers and employees, in exchange for the cancellation of an aggregate amount of approximately $1.79 million of indebtedness, including accrued interest. Of such indebtedness, approximately $665,000 was held by our officers and directors and approximately $377,000 was held by other current and former employees.

         In December 1999 and January 2000, we issued 400,000 shares of our common stock to David Hultquist, a nominee for our Board of Directors, at the then-current market price of the common stock, for a total of $80,000.

         From December 1999 through March 2000, we issued $629,980, aggregate principal amount of 8% subordinated convertible debentures due 2003, to eight private investors. Such debentures are convertible at any time at the option of the holder at a conversion price roughly equal to 75% of the market price of the common stock. May Davis, the broker-dealer, received $62,998 as a placement fee.

         During November 1999, we issued 8% subordinated convertible debentures for an aggregate price of $204,980 due 2002 to five private investors. Such debentures are convertible at any time at the option of the holder at a conversion price of 75% of the market price of the common stock. May Davis, the broker-dealer, received $20,498 as a placement fee.

         During October and November 1999, we issued 4% subordinated convertible debentures for an aggregate price of $110,000 due 2002 to seven private investors. Such debentures are convertible at any time at the option of the holder at a conversion price of 75% of the market price of the common stock. May Davis, the broker-dealer, received $11,000 as a placement fee.

         On September 30, 1999, we executed a Line of Credit Agreement with an accredited investor, which permitted us to issue up to $5 million in 4% convertible debentures to such investor over the life of the agreement. Since such time, we have issued $550,000 of such debentures. Such debentures are convertible at any time at the option of the holder at a conversion price of 75% of the market price of the common stock. May Davis, the broker-dealer, received $35,000 and three-year warrants to purchase 250,000 shares of common stock at $0.586 per share as a placement fee.

         In January, February and March 1999, we issued 9% convertible debentures for an aggregate price of $600,000 due 2001 to four accredited investors. Such debentures are convertible at any time at the option of the holder at a conversion price of 75% of the market price of our common stock or four times the five-day average closing bid price for the five days immediately preceding the date of closing for such investor. We have issued 1,207,854 shares of our common stock pursuant to conversion notices relating to $300,000, aggregate principal amount, of these debentures. May Davis, the broker-dealer, was paid a 10% cash fee and a 2% fee for non-accountable expenses and repayment of certain other expenses. May Davis, the broker-dealer, received $72,000 and three-year warrants to purchase 100,000 shares of common stock at $1.00 per share as a placement fee.

         In October 1998, we issued 7% Notes due 2001 for an aggregate price of $450,000 to private investors, including our officers, directors and employees. Noteholders are also entitled to a royalty based on the number of set top boxes that we sell through 2003.

         With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 ACT"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding us so as to make an informed investment decision. More specifically, each purchaser signed a written subscription agreement with respect to their financial status and investment sophistication in which they represented and warranted, among other things, that they had:

     o the ability to bear the economic risks of an investment in the shares of our common stock;

     o   a certain net worth sufficient to meet our suitability standards; and

     o been provided with all material information requested by the purchaser or his or her representatives, and been provided an opportunity to ask questions of and receive answers from us concerning our business and the terms of the offering.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) The following exhibits are filed as part of this registration statement:

Exhibit No.    Description                                         Location
-----------    -----------                                         --------

3.1            Certificate of Incorporation of Celerity Systems,   Incorporated by reference to Exhibit 3.1 to the
               Inc.                                                Registration Statement on SB-2 filed with the
                                                                   SEC on August 13, 1997

3.2            By laws of Celerity Systems, Inc.                   Incorporated by reference to Exhibit 3.2 to the
                                                                   Registration Statement on SB-2 filed with the
                                                                   SEC on August 13, 1997

3.3            Certificate of Designation of Series C Preferred    Incorporated by reference to the Registration
               Stock                                               Statement on Form SB-2 filed with the SEC on
                                                                   October 18, 2001

3.4            Certificate of Designation of Series D Preferred    Incorporated by reference to the Registration
               Stock                                               Statement on Form 10-KSB filed with the SEC on
                                                                   March 27, 2002

3.5            Certificate of Designation of Series E Preferred    Incorporated by reference to the Registration
               Stock                                               Statement on Form 10-KSB filed with the SEC on
                                                                   March 27, 2002

4.1            Form of Underwriter's Warrant                       Incorporated by reference to Exhibit 4.1 to
                                                                   Amendment No. 1 to Registration Statement on
                                                                   SB-2 filed with the SEC on October 8, 1997

4.2            1995 Stock Option Plan                              Incorporated by reference to Exhibit 4.2 to the
                                                                   Registration Statement on SB-2 filed with the
                                                                   SEC on August 13, 1997

4.3            1997 Stock Option Plan                              Incorporated by reference to Exhibit 4.3 to the
                                                                   Registration Statement on SB-2 filed with the
                                                                   SEC on August 13, 1997

4.4            Form of Stock Certificate                           Incorporated by reference to Exhibit 4.4 to
                                                                   Amendment No. 2 to Registration Statement on
                                                                   SB-2 filed with the SEC on October 28, 1997

4.5            Form of Bridge Warrant                              Incorporated by reference to Exhibit 4.5 to the
                                                                   Registration Statement on SB-2 filed with the
                                                                   SEC on August 13, 1997

4.6            Form of 1996 Warrant                                Incorporated by reference to Exhibit 4.6 to
                                                                   Amendment No. 2 to Registration Statement on
                                                                   SB-2 filed with the SEC on October 28, 1997

4.7            Form of Hampshire Warrant                           Incorporated by reference to Exhibit 4.7 to
                                                                   Amendment No. 1 to Registration Statement on
                                                                   SB-2 filed with the SEC on October 8, 1997

4.8            Form of 1995 Warrant                                Incorporated by reference to Exhibit 4.8 to the
                                                                   Registration Statement on SB-2 filed with the
                                                                   SEC on August 13, 1997

4.9            Letter Agreement dated July 15, 1997, between       Incorporated by reference to Exhibit 4.9 to the
               Celerity and Mahmoud Youssefi, including exhibits   Registration Statement on SB-2 filed with the
                                                                   SEC on August 13, 1997




                                                      II-6

Exhibit No.    Description                                         Location
-----------    -----------                                         --------

4.10           Letter Agreement, dated July 11, 1997, between      Incorporated by reference to Exhibit 4.10 to the
               Celerity and Dr. Fenton Scruggs                     Registration Statement on SB-2 filed with the
                                                                   SEC on August 13, 1997

4.11           Form of 9% Convertible Debenture                    Incorporated by reference to Exhibit 4.11 to
                                                                   Amendment No. 1 to Form 10-KSB for the year
                                                                   ended December 31, 1998 filed with the SEC on
                                                                   April 30, 1999
4.12           Form of 7% Promissory Note                          Incorporated by reference to Exhibit 4.12 to
                                                                   Amendment No. 1 to Form 10-KSB for the year
                                                                   ended December 31, 1998 filed with the SEC on
                                                                   April 30, 1999
4.13           Form of Registration Rights Agreement, between      Incorporated by reference to Exhibit 4.13 to
               Celerity and each of RNI Limited Partnership,       Amendment No. 1 to Form 10-KSB for the year
               First Empire Corporation, Greg A. Tucker and        ended December 31, 1998 as filed with the SEC on
               Michael Kesselbrenner                               April 30, 1999

4.14           Form of Warrant issued April 27, 1999               Incorporated by reference to Exhibit 4.2 to the
                                                                   Registration Statement on S-3 filed with the SEC
                                                                   on June 18, 1999

4.15           Shareholders Agreement, dated August 10, 1999,      Incorporated by reference to Exhibit 99.2 to the
               between  Celerity  Systems,  Inc.,  FutureTrak      Form 8-K filed with the SEC on September 14, 1999
               Merger Corp.and certain parties listed therein

4.16           Registration Rights Agreement, dated September      Incorporated by reference to Exhibit 99.2 to the
               30, 1999, between  Celerity and GMF Holdings        Form 8-K filed with the SEC on October 8, 1999

4.17           Form of Debenture in connection  with Line of       Incorporated by reference to Exhibit 99.4 to the
               Credit  Agreement, dated  September  30,  1999      Form 8-K filed with the SEC on October 8, 1999

4.18           Form of Warrant issued September 30, 1999           Incorporated by reference to Exhibit 4.10 to the
                                                                   Registration Statement on S-3 filed with the SEC
                                                                   on February 15, 2000
4.19           Form of 4% Convertible Debenture due 2002 between   Incorporated by reference to Exhibit 4.2 to the
               Celerity and each of John Bridges, John Faure,      Registration Statement on S-3 filed with the SEC
               Loni Spurkeland, Robert Dettle, Michael Genta,      on February 15, 2000
               Lennart Dallgren

4.20           Form of 8% Convertible Debenture due 2002 between   Incorporated by reference to Exhibit 4.3 to the
               Celerity and each of Richard T. Garrett, W. David   Registration Statement on S-3 filed with the SEC
               McCoy, Dominick Chirarisi, Gilda R. Chirarisi,      on February 15, 2000
               Joseph C. Cardella, Carl Hoehner

4.21           Form of 8% Convertible Debenture due 2003 between   Incorporated by reference to Exhibit 4.4 to the
               Celerity and John Bolliger                          Registration Statement on S-3 filed with the SEC
                                                                   on February 15, 2000

4.22           Form of Registration Rights Agreement, between      Incorporated by reference to Exhibit 4.6 to the
               Celerity and each of John Bridges, John Faure,      Registration Statement on S-3 filed with the SEC
               Loni Spurkeland, Robert Dettle, Michael Genta,      on February 15, 2000
               Lennart Dallgren

4.23           Form of Registration Rights Agreement, between      Incorporated by reference to Exhibit 4.7 to the
               Celerity and each of Richard T. Garrett, W. David   Registration Statement on S-3 filed with the SEC
               McCoy, Dominick Chirarisi, Gilda R. Chirarisi,      on February 15, 2000
               Joseph C. Cardella, Carl Hoehner

4.24           Form of Registration Rights Agreement, between      Incorporated by reference to Exhibit 4.8 to the
               Celerity and John Bolliger                          Registration Statement on S-3 filed with the SEC
                                                                   on February 15, 2000

                                                      II-7

Exhibit No.    Description                                         Location
-----------    -----------                                         --------

4.25           Form of 8% Convertible Debenture due 2003 between   Incorporated by reference to Exhibit 99.7 to the
               Celerity and each of Sui Wa Chau, Qinu Guan,        Form 8-K filed with the SEC on March 23, 2000
               Peter Chenan Chen, K&M Industry, Inc., Michael
               Dahlquist, Denise and Vernon Koto and Rance Merkel

4.26           Form of Registration Rights Agreement, between      Incorporated by reference to Exhibit 99.8 to the
               Celerity and each of Sui Wa Chau, Qinu Guan,        Form 8-K filed with the SEC on March 23, 2000
               Peter Chenan Chen, K&M Industry, Inc., Michael
               Dahlquist, Denise and Vernon Koto and Rance Merkel

4.27           Securities Purchase Agreement, dated August 31,     Incorporated by reference to Exhibit 99.1 to the
               2000, between Celerity and the Investors            Form 8-K filed with the SEC on September 5, 2000
               specified therein

4.28           Registration Rights Agreement, dated August 31,     Incorporated by reference to Exhibit 99.2 to the
               2000, between Celerity and the Investors            Form 8-K filed with the SEC on September 5, 2000
               specified therein

4.29           Form of Warrant issued March 31, 2000               Incorporated by reference to Exhibit 99.3 to the
                                                                   Form 8-K filed with the SEC on April 5, 2000

5.1            Opinion re:  Legality                               Provided herewith

10.1           Employment Agreement, dated January 7, 1997, as     Incorporated by reference to Exhibit 10.1 to
               amended, between Celerity and Kenneth D. Van Meter  Amendment No. 1 to Registration Statement on
                                                                   SB-2 filed with the SEC on October 8, 1997

10.2           Employment, Non-Solicitation, Confidentiality and   Incorporated by reference to Exhibit 10.2 to the
               Non-Competition Agreement, dated as of May 1,       Registration Statement on SB-2 filed with the
               1996, between Celerity and Glenn West               SEC on August 13, 1997

10.3           Termination Agreement, dated as of April 5, 1997,   Incorporated by reference to Exhibit 10.3 to the
               between Celerity and Mahmoud Youssefi               Registration Statement on SB-2 filed with the
                                                                   SEC on August 13, 1997

10.4           [Reserved]

10.5           Letter Agreement, dated March 13, 1997, between     Incorporated by reference to Exhibit 10.5 to
               Celerity and William Chambers                       Amendment No. 1 to Registration Statement on
                                                                   SB-2 filed with the SEC on October 8, 1997

10.6           Letter Agreement, dated July 24, 1997, between      Incorporated by reference to Exhibit 10.6 to
               Celerity and Mark. C. Cromwell                      Amendment No. 1 to Registration Statement on
                                                                   SB-2 filed with the SEC on October 8, 1997

10.7           Exclusive OEM/Distribution Agreement, dated         Incorporated by reference to Exhibit 10.7 to the
               March 10, 1995, between Celerity and InterSystem    Registration Statement on SB-2 filed with the
               Multimedia, Inc.                                    SEC on August 13, 1997

10.8           Purchase Order Agreement, dated June 26, 1995,      Incorporated by reference to Exhibit 10.8 to the
               between Tadiran Telecommunications Ltd. and         Registration Statement on SB-2 filed with the
               Celerity                                            SEC on August 13, 1997

10.9           License Agreement, dated as of September 26,        Incorporated by reference to Exhibit 10.9 to the
               1996, between Celerity and En Kay Telecom Co.,      Registration Statement on SB-2 filed with the
               Ltd.                                                SEC on August 13, 1997

10.10          License Agreement, dated as of February 21, 1997,   Incorporated by reference to Exhibit 10.10 to
               between Celerity and En Kay Telecom Co., Ltd.       the Registration Statement on SB-2 filed with
                                                                   the SEC on August 13, 1997

                                                          II-8

Exhibit No.    Description                                         Location
-----------    -----------                                         --------

10.11          Remarketer Agreement, dated as of June 15, 1997,    Incorporated by reference to Exhibit 10.11 to
               between Celerity and Minerva Systems, Inc.          the Registration Statement on SB-2 filed with
                                                                   the SEC on August 13, 1997

10.12          Memorandum of Understanding, dated April 25,        Incorporated by reference to Exhibit 10.12 to
               1996, between Integrated Network Corporation and    the Registration Statement on SB-2 filed with
               Celerity                                            the SEC on August 13, 1997

10.13          Letter of Agreement, dated March 31, 1993,          Incorporated by reference to Exhibit 10.13 to
               between Celerity and Herzog, Heine & Geduld, Inc.   the Registration Statement on SB-2 filed with
               and Development Agreement attached thereto          the SEC on August 13, 1997

10.14          Subcontract Agreement, dated June 26, 1997,         Incorporated by reference to Exhibit 10.14 to
               between Unisys Corporation and Celerity             the Registration Statement on SB-2 filed with
                                                                   the SEC on August 13, 1997

10.15          Lease Agreement for Crossroad Commons, dated        Incorporated by reference to Exhibit 10.15 to
               November 25, 1996, as amended, between Lincoln      Amendment No. 1 to Registration Statement on
               Investment Management, Inc., as attorney in fact    SB-2 filed with the SEC on October 8, 1997
               for the Lincoln National Life Insurance Company,
               and Celerity

10.16          Lease Agreement, dated November 25, 1997, between   Incorporated by reference to Exhibit 10.16 to
               Centerpoint Plaza, L.P. and Celerity                the Form 10-KSB for the year ended December 31,
                                                                   1997 filed with the SEC on March 31, 1998

10.17          Letter Agreement, dated October 3, 1997, between    Incorporated by reference to Exhibit 10.17 to
               Dennis Smith and Celerity                           the Form 10-KSB for the year ended December 31,
                                                                   1997 filed with the SEC on March 31, 1998

10.18          Letter Agreement, dated January 8, 1998, between    Incorporated by reference to Exhibit 10.18 to
               James Fultz and Celerity                            the Form 10-KSB for the year ended December 31,
                                                                   1997 filed with the SEC on March 31, 1999

10.19          Amendment to Employment, Non-Solicitation,          Incorporated by reference to Exhibit 10.19 to
               Confidentiality and Non-Competition Agreement,      the Form 10-KSB for the year ended December 31,
               dated January 1, 1999, between Celerity and Glenn   1997 filed with the SEC on April 30, 1998
               West

10.20          Form of Subscription Agreement, between Celerity    Incorporated by reference to Exhibit 10.20 to
               and each of RNI Limited Partnership, First Empire   Amendment No. 1 to Form 10-KSB for the year
               Corporation, Greg A. Tucker and Michael             ended December 31, 1998 filed with the SEC on
               Kesselbrenner                                       April 30, 1999

10.21          Form of Subscription Agreement, between Celerity    Incorporated by reference to Exhibit 10.21 to
               and each of Donald Alexander, Leo Abbe,             Amendment No. 1 to Form 10-KSB for the year
               Centerpoint Plaza, L.P., William Chambers, Fenton   ended December 31, 1998 filed with the SEC on
               Scruggs, Dennis Smith, Kenneth Van Meter, George    April 30, 1999
               Semb and Rodney Conard

10.22          Form of Royalty Agreement, between Celerity and     Incorporated by reference to Exhibit 10.22 to
               each of Donald Alexander, Leo Abbe, Centerpoint     Amendment No. 1 to Form 10-KSB for the year
               Plaza, LP, William Chambers, Fenton Scruggs,        ended December 31, 1998 filed with the SEC on
               Dennis Smith, Kenneth Van Meter, George Semb and    April 30, 1999
               Rodney Conard

10.23          Agreement and Plan of Merger, dated August 10,      Incorporated by reference to Exhibit 99.1 to the
               1999, between Celerity Systems, Inc., FutureTrak    Form 8-K filed with the SEC on September 14, 1999
               Merger Corp. and FutureTrak International, Inc.




Exhibit No.    Description                                         Location
-----------    -----------                                         --------

10.24          Line of Credit Agreement, dated September 30,       Incorporated by reference to Exhibit 99.1 to the
               1999, between GMF Holdings, May Davis Group and     Form 8-K filed with the SEC on October 8, 1999
               Celerity

10.25          Termination Agreement, dated December 7, 1999,      Incorporated by reference to Exhibit 99.1 to the
               between Celerity, FutureTrak Merger Corp. and       Form 8-K filed with the SEC on December 8, 1999
               FutureTrak International, Inc.

10.26          Manufacturing Agreement, dated November 30, 1999,   Incorporated by reference to Exhibit 99.2 to the
               between Celerity, Primax Electronics, Ltd and       Form 8-K filed with the SEC on January 5, 2000
               Global Business Group, Ltd.

10.27          Lease, dated December 17, 1999, between Andy        Incorporated by reference to Exhibit 99.1 to the
               Charles Johnson, Raymond Perry Johnson, Tommy F.    Form 8-K filed with the SEC on January 5, 2000
               Griffin. and Celerity

10.28          Amendment to the Line of Credit Agreement between   Incorporated by reference to Exhibit 10.28 to
               Celerity and GMF Holdings, Inc. dated October 16,   the Registration Statement on SB-2 filed with
               2000                                                the SEC on October 27, 2000

10.29          Purchase Agreement, dated June 22, 2000, between    Incorporated by reference to Exhibit 99.2 to the
               Celerity and WIT Technologies Inc.                  Form 8-K filed with the SEC on July 11, 2000

10.30          Manufacturing Service Agreement, dated January 4,   Incorporated by reference to Exhibit 99.1 to the
               2001, between Celerity and Nextek, Inc.             Registration Statement on SB-2 filed with the
                                                                   SEC on December 27, 2000

10.31          Broadband Services Agreement, dated January 4,      Incorporated by reference to Exhibit 99.2 to the
               2001, between Celerity and DeserScape L.P.          Form 8-K filed with the SEC on January 10, 2001

10.32          Cooperative Marketing Agreement, dated January      Incorporated by reference to Exhibit 99.3 to the
               4, 2001, between Celerity and In4Structures LLC     Form 8-K filed with the SEC on January 10, 2001

10.33          Equity Line of Credit Agreement dated as of         Incorporated by reference to the Registration
               June 14, 2001 between Celerity Systems, Inc. and    Statement on Form SB-2 filed with the SEC on
               Cornell Capital Partners, L.P.                      October 18, 2001

10.34          Registration Rights Agreement dated as of           Incorporated by reference to the Registration
               June 14, 2001 between Celerity Systems, Inc. and    Statement on Form SB-2 filed with the SEC on
               Cornell Capital Partners, L.P.                      October 18, 2001

10.35          Consulting Services Agreement dated as of           Incorporated by reference to the Registration
               June 14, 2001 between Celerity Systems, Inc. and    Statement on Form SB-2 filed with the SEC on
               Cornell Capital Partners, L.P.                      October 18, 2001

10.36          Escrow Agreement dated as of June 14, 2001 among    Incorporated by reference to the Registration
               Celerity Systems, Inc. Meir Levin and Cornell       Statement on Form SB-2 filed with the SEC on
               Capital Partners, L.P.                              October 18, 2001

10.37          Warrant to purchase 2,500,000 shares of common      Incorporated by reference to the Registration
               stock dated as of June 14, 2001 given by Celerity   Statement on Form SB-2 filed with the SEC on
               Systems to Cornell Capital Partners, L.P.           October 18, 2001

10.38          Warrant to purchase 3,500,000 shares of common      Incorporated by reference to the Registration
               stock dated as of August, 2001 given by Celerity    Statement on Form SB-2 filed with the SEC on
               Systems to Cornell Capital Partners, L.P.           October 18, 2001

10.39          Letter Agreement dated August, 2001 between         Incorporated by reference to the Registration
               Celerity Systems and Yorkville Advisors             Statement on Form SB-2 filed with the SEC on
               Management, LLC                                     October 18, 2001

10.40          Consulting Services Agreement dated as of August,   Incorporated by reference to the Registration
               2001 between Celerity Systems, Inc. and Yorkville   Statement on Form SB-2 filed with the SEC on
               Advisors, LLC                                       October 18, 2001

                                                     II-10

Exhibit No.    Description                                         Location
-----------    -----------                                         --------

10.41          Consulting Services Agreement dated as of           Incorporated by reference to the Registration
               September, 2001 between Celerity Systems, Inc.      Statement on Form SB-2 filed with the SEC on
               and Yorkville Advisors, LLC                         October 18, 2001

10.42          Advisory Agreement dated September 6, 2001          Incorporated by reference to the Registration
               between Celerity Systems, Inc. and Internet         Statement on Form SB-2 filed with the SEC on
               Finance International Corporation                   October 18, 2001

10.43          Financing Agreement dated as of August, 2001        Incorporated by reference to the Registration
               between Celerity Systems, Inc. and Artesian         Statement on Form SB-2 filed with the SEC on
               Direct Holdings Corporation                         October 18, 2001

10.44          Partial Guaranty Agreement dated August, 2001       Incorporated by reference to the Registration
               given by Ed Kidston to Celerity Systems, Inc.       Statement on Form SB-2 filed with the SEC on
                                                                   October 18, 2001

10.45          Termination Agreement                               Incorporated by reference to the Registration
                                                                   Statement on Form 10-KSB filed with the SEC on
                                                                   March 27, 2002

10.46          Letter  Agreement dated as April 26, 2002           Incorporated by reference to Exhibit 10.46 on
               regarding the Purchase Order Financing              Form 10-QSB filed with the SEC on May 20,
                                                                   2002

10.47          Letter Agreement dated June 12, 2002 between        Provided herewith
               Cornell Capital Partners and Celerity Systems,
               Inc.

23.1           Consent of HJ & Associates, LLC                     Provided herewith

23.2           Consent of Kirkpatrick & Lockhart LLP               Incorporated by reference to Exhibit 5.1
                                                                   of this offering.


ITEM 28.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

             (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (5) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by Celerity pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in Knoxville, Tennessee, June 27, 2002.

                                  CELERITY SYSTEMS, INC.

                                  By: /s/ Kenneth D. Van Meter
                                      ------------------------------------------
                                  Name:   Kenneth D. Van Meter
                                  Title:  President and Chief Executive Officer


         In accordance with the Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE                    TITLE                                   DATE
--------------------------------------------------------------------------------

/s/ Kenneth D. Van Meter     President, Chief Executive Officer    June 27, 2002
------------------------     and Chairman of the Board
Kenneth D. Van Meter         (Principal Executive Officer
                             and Principal Financial Officer)


/s/ Edward Kidston           Director                              June 27, 2002
------------------------
Edward Kidston


/s/ David Hultquist          Director                              June 27, 2002
------------------------
David Hultquist